                                  LOAN AGREEMENT


                           dated as of August 20, 1993

                             As Amended and Restated

                             as of November 30, 1993

                                      Among

                GREAT AMERICAN TELEVISION AND RADIO COMPANY, INC.

                                 as the Borrower,

                       GREAT AMERICAN BROADCASTING COMPANY,

                          VARIOUS FINANCIAL INSTITUTIONS
                         NOW OR HEREAFTER PARTIES HERETO

                                   as Lenders,

                        THE FIRST NATIONAL BANK OF BOSTON

                             as Administrative Agent,

                              CONTINENTAL BANK, N.A.

                               as Collateral Agent,

                        THE FIRST NATIONAL BANK OF BOSTON

                                       and

                              CONTINENTAL BANK, N.A.

                                as Managing Agents

                                       and

                        THE FIRST NATIONAL BANK OF BOSTON,

                                       and

                              CONTINENTAL BANK, N.A.

                                       and

                            CHASE MANHATTAN BANK, N.A.

                                   as Co-Agents

                                List of Schedules



               SCHEDULE I   -  Agents and Lenders
               SCHEDULE II  -  Disclosure Schedule
               SCHEDULE III -  Mortgaged Properties


                                 List of Exhibits

               EXHIBIT A    -  Form of Note
               EXHIBIT B    -  Form of Accession Agreement
               EXHIBIT C    -  Form of Compliance Certificate
               EXHIBIT D    -  Form of Pledge Agreement
               EXHIBIT E    -  Form of Perfection Certificate
               EXHIBIT F    -  Form of Security Agreement
               EXHIBIT G    -  Form of Trademark Security Agreement
               EXHIBIT H    -  Form   of   Collateral    Assignment   of
                               Hanna-Barbera LC Documents
               EXHIBIT I    -  Form of Subsidiary Guaranty
               EXHIBIT J    -  Form of Lockbox Agreement
               EXHIBIT K    -  Form   of   Concentration   Account   and
                               Sub-Agency Agreement
               EXHIBIT L    -  Form of Mortgage
               EXHIBIT M-1  -  Form   of   Legal  Opinion   of  Keating,
                               Meuthing & Klekamp
               EXHIBIT M-2  -  Form of Legal Opinion of FCC Counsel
               EXHIBIT M-3  -  Form  of Legal Opinion  of Bingham Dana &
                               Gould
               EXHIBIT M-4  -  Form  of  Legal  Opinion   of  Bankruptcy
                               Counsel
               EXHIBIT N    -  Form   of    Intercompany   Subordination
                               Agreement
               EXHIBIT O    -  Form of Solvency Certificate
               EXHIBIT P    -  Form of Effective Date Certificate
               EXHIBIT Q    -  Form of Document Acceptance Agreement
               EXHIBIT R    -  Form   of   Assignment   and   Acceptance
                               Agreement
               EXHIBIT S    -  Form    of    Comprehensive    Settlement
                               Agreement
               EXHIBIT T    -  Form of WGHP Loan Agreement
               EXHIBIT U    -  Form of WGHP Subordination Agreement
               EXHIBIT V    -  Form of Letter Agreement
               EXHIBIT W    -  Form of GACC 14% Note Payment Agreement
               EXHIBIT X    -  Form of Additional Funding Agreement

                                TABLE OF CONTENTS


                                                                 PAGE

             I.     DEFINITIONS

               1.1. Defined Terms............................      1
               1.2. Use of Defined Terms.....................     35
               1.3. Cross-References.........................     35
               1.4. Accounting and Financial Determinations..     35
               1.5. General Provisions Relating to
                    Definitions..............................     36

            II.     COMMITMENTS OF THE LENDERS

               2.1. Commitments..............................     36
               2.2. Commitments Several......................     36
               2.3. Termination of Commitments...............     36

           III.     LOANS AND NOTES

               3.1. Borrowing Procedure......................     36
               3.2. Notes....................................     37
               3.3. Principal Payments.......................     37
                    3.3.1.  Repayments.......................     37
                    3.3.2.  Prepayments......................     38
               3.4. Interest Payments........................     40
                    3.4.1.  Interest Rates...................     41
                    3.4.2.  Interest on Overdue Amounts......     41
                    3.4.3.  Payment Dates....................     41
               3.5. Fees.....................................     42
                    3.5.1.  Closing Fees.....................     42
                    3.5.2.  Commitment Fees..................     42
                    3.5.3.  Agents Fees......................     43
               3.6. Making and Proration of Payments;
                    Computations; etc........................     43
                    3.6.1.  Making of Payments...............     43
                    3.6.2.  Setoff...........................     43
                    3.6.3.  Proration of Payments............     43
                    3.6.4.  Due Date Extension...............     44
                    3.6.5.  Notice of Changes in Alternate
                            Base Rate;
                            Notice of Eurodollar Rates.......     44
                    3.6.6.  Computations.....................     44
                    3.6.7.  Recordkeeping....................     44
               3.7. Taxes....................................     45
               3.8. Use of Proceeds..........................     45

            IV.     FUNDING OPTIONS

               4.1. Pricing Tranches of Each Loan................   46
               4.2. Conversion Procedures........................   46
               4.3.  Continuation Procedures.....................   47
               4.4.  Limitations on Interest Periods and
                     Continuation and Conversion Elections.......   47
                     4.4.1. Interest Periods.....................   47
                     4.4.2. Conditions Precedent.................   48
                     4.4.3. Other Limitations....................   48

               4.5.  Increased Costs.............................   48
               4.6.  Interest Rate Inadequate or Unfair..........   50
               4.7.  Changes in Law Rendering Eurodollar
                     Tranches Unlawful...........................   50
               4.8.  Funding Losses..............................   51
               4.9.  Right of Lenders to Fund Through
                     Other Offices...............................   51
               4.10. Discretion of Lenders as to
                     Manner of Funding...........................   51
               4.11. Conclusiveness of Statements;
                     Survival of Provisions......................   52

             V.      GUARANTIES

               5.1.  Guaranty....................................   52
                     5.1.1. Guaranty of Payment..................   52
                     5.1.2. Guaranty of Performance..............   53
               5.2.  Guaranty Absolute...........................   53
               5.3.  Reinstatement, etc..........................   54
               5.4.  Waiver......................................   55
               5.5.  Subordination of Subrogation Rights.........   55

            VI.      CONDITIONS TO LENDING

               6.1.  Conditions to Making the Loans..............   56
                     6.1.1.  Completion of Reorganization........   56
                     6.1.2.  Execution and Delivery of
                             Agreement, Notes, etc...............   60
                     6.1.3.  Accession Agreement.................   60
                     6.1.4.  Subsidiary Guaranty.................   60
                     6.1.5.  Pledge Agreement....................   60
                     6.1.6.  Security Agreement; U.C.C.
                             Filings, etc........................   60
                     6.1.7.  Trademark Security Agreement........   61
                     6.1.8.  Collateral Assignment...............   61
                     6.1.9.  Mortgages...........................   62
                     6.1.10. Title Matters.......................   62
                     6.1.11. MAI Appraisals......................   63
                     6.1.12. Environmental Audits................   63
                     6.1.13. Cash Collateral
                             Arrangements, etc...................   63
                     6.1.14. Amendment to Tax Sharing
                             Agreement...........................   63
                     6.1.15. Other Loan Documents and
                             Ancillary Documents.............       63
                     6.1.16. Opinions of Counsel..............      64
                     6.1.17. Compliance Certificate...........      64
                     6.1.18. Solvency Certificate.............      64
                     6.1.19. Perfection Certificate...........      65
                     6.1.20. Document Acceptance
                             Agreements.......................      65
                     6.1.21. Resolutions, etc.................      65
                     6.1.22. Certificates of Good Standing....      66
                     6.1.23. Financial Statements.............      66
                     6.1.24. No Materially Adverse Effect.....      66
                     6.1.25. Restricted Payments; Affiliate
                             Transactions; Other Corporate
                             Transactions.....................      66
                     6.1.26. Compliance with Warranties,
                             Absence of Litigation; No
                             Default..........................      67

                     6.1.27. Fees and Expenses................      67
                     6.1.28. Insurance........................      67

               6.2.  All Credit Extensions....................      67
                     6.2.1.  Compliance with Warranties,
                             Absence of Litigation, No
                             Default, etc.....................      67
                     6.2.2.  Notice of Borrowing;
                             Continuation/Conversion
                             Notice...........................      68
                     6.2.3.  Legality of Transactions.........      68
                     6.2.4.  Satisfactory Legal Form, etc.....      68

           VII.      WARRANTIES, ETC.

               7.1.  Organization, etc........................      68
               7.2.  Power, Authority.........................      69
               7.3.  Validity, etc............................      69
               7.4.  Financial Information....................      69
               7.5.  Projections..............................      70
               7.6.  Materially Adverse Effect................      70
               7.7.  Existing Indebtedness; Absence of
                     Default..................................      71
               7.8.  Litigation, etc..........................      71
               7.9.  Regulations G, U and X...................      71
               7.10. Government Regulation....................      72
               7.11. Burdensome Agreements; Restricted
                     Payments.................................      72
               7.12. Taxes....................................      72
               7.13. Compliance with ERISA....................      73
               7.14. Labor Controversies......................      74

               7.15. Corporate Structure......................      74
               7.16. Ownership of Properties, Liens...........      75
               7.17. Patents, Trademarks, etc.................      75
               7.18. Reorganization; Accuracy of
                     Information..............................      75
               7.19. Collateral Documents.....................      76
               7.20. Environmental Matters....................      76
               7.21. Licenses and Approvals...................      78
               7.22. Transactions with Affiliates.............      79
               7.23. Representations in Loan Documents
                     and Ancillary Documents..................      79


          VIII.      COVENANTS

               8.1.  Certain Affirmative Covenants............      79
                     8.1.1.  Financial Information, etc.......      80
                     8.1.2.  Maintenance of Corporate
                             Existence, etc..................       82
                     8.1.3.  Foreign Qualification............      83
                     8.1.4.  Payment of Taxes, etc............      83
                     8.1.5.  Maintenance of Property;
                             Insurance........................      83
                     8.1.6.  Notice of Default,
                             Litigation, etc..................      84
                     8.1.7.  Notice of Restricted Payments....      85
                     8.1.8.  Performance of Loan Documents
                             and Ancillary Documents..........      85
                     8.1.9.  Books and Records................      86

                     8.1.10. Compliance with Laws, etc........      86
                     8.1.11. Provision of Additional
                             Collateral; MAI Appraisals.......      87
                     8.1.12. Cash Collateral Arrangements.....      87
                     8.1.13. Rate Protection Agreements.......      88
                     8.1.14. ERISA Notices....................      89
                     8.1.15. Environmental Compliance.........      89

               8.2.  Certain Negative Covenants...............      90
                     8.2.1. Limitation on Nature
                            of Business......................       90
                     8.2.2. Indebtedness.....................       92
                     8.2.3. Liens............................       95
                     8.2.4. Financial Covenants..............       96
                     8.2.5. Capital Expenditures.............       97
                     8.2.6. Consolidated Corporate
                            Overhead.........................       98
                     8.2.7. Investments......................       98
                     8.2.8. Restricted Payments..............       99
                     8.2.9. Mergers; Acquisitions; Sales
                            of Property......................      103
                     8.2.10.  Modification, etc. of
                            Certain Agreements and
                            Governing Documents..............      106
                     8.2.11.  Transactions with Affiliates.....    106
                     8.2.12.  Capital Stock....................    106
                     8.2.13.  Restrictive or
                              Inconsistent Agreements..........    107
                     8.2.14.  Fiscal Year......................    107
                     8.2.15.  Change of Location, Name or
                              Deposit Accounts.................    107
                     8.2.16.  ERISA Compliance.................    108
               8.3.  No Claims Against GABCO Subsidiaries.....     108

            IX.      EVENTS OF DEFAULT

               9.1.  Events of Default........................     108
                     9.1.1. Non-Payment of Obligations.......      108
                     9.1.2. Non-Performance of Certain
                            Obligations......................      109
                     9.1.3. Non-Performance of Other
                            Obligations......................      109
                     9.1.4. Breach of Warranty...............      109
                     9.1.5. Default Under Other
                            Debt Documents...................      109
                     9.1.6. Default Under Other Instruments..      110
                     9.1.7. Bankruptcy Insolvency, etc.......      110
                     9.1.8. Judgments........................      111
                     9.1.9. ERISA............................      111
                     9.1.10.  Broadcasting Stations............    112
                     9.1.11.  Impairment of Security, etc......    112
                     9.1.12.  Change of Control................    113
                     9.1.13.  Materially Adverse Effect........    113
               9.2.  Action if Bankruptcy.....................     114
               9.3.  Action if Other Event of Default.........     114
               9.4.  Commitment Termination Event.............     114

             X.      THE ADMINISTRATIVE AGENT, THE MANAGING
               AGENTS AND THE COLLATERAL AGENT

               10.1. Actions..................................     114

               10.2. Exculpation..............................     115
               10.3. Successor................................     116
               10.4. Collateral Documents, etc................     116
               10.5. Loans by Agents..........................     116
               10.6. Credit Decisions.........................     117
               10.7. Notices, etc. to the Administrative
                     Agent....................................     117

            XI.      ADDITIONAL LENDERS AND PARTICIPANTS

               11.1. Participations by Lenders................     117
                     11.1.1.   Participations...................   117
                     11.1.2.   Participant's Right of Setoff
                            in Certain Cases.................      118
                     11.1.3.   Rights of Participants...........   118
               11.2. Assignments by Lenders...................     118
                     11.2.1.   Assignments......................   118
                     11.2.2.   Effect of Assignment and
                            Acceptance Agreement.............      119
                     11.2.3.   Delivery of New Notes By
                            Borrower Following Assignments...      119
                     11.2.4.   Administrative Agent's
                            Maintenance of Register..........      120
                     11.2.5.   Actions of Administrative
                            Agent; Fees......................      120
                     11.2.6.   Assigning Lender, Purchasing
                            Lender, and Other Parties,
                            Confirmations and Agreements.....      120
               11.3. Disclosure of Information................     121
               11.4. Assistance...............................     121
               11.5. Taxes....................................     122
               11.6. Federal Reserve Bank.....................     122


           XII.      MISCELLANEOUS

               12.1. Waivers, Amendments, etc.................     122
               12.2. Notices..................................     124
               12.3. Costs and Expenses.......................     124
               12.4. Indemnification..........................     125
               12.5. Survival.................................     126
               12.6. Severability.............................     126
               12.7. Headings.................................     126
               12.8. Counterparts; Entire Agreement...........     126
               12.9. Choice of Law............................     126
               12.10. Service of Process......................     126
               12.11. Successors and Assigns..................     127
               12.12. Other Transactions; Consent to
                       Relationships..........................     127
               12.13. Further Assurances......................     127
               12.14. Confidentiality.........................     127
               12.15. Release of Collateral; Subordination of
                       Liens..................................     128
               12.16. Waiver of Jury Trial....................     128
               12.17. Amendment and Restatement of Original
                       Loan Agreement.........................     129

                                  LOAN AGREEMENT


               LOAN AGREEMENT, dated as of August 20, 1993, as amended and restated as of November 30, 1993, among (i) GREAT AMERICAN TELEVISION AND RADIO COMPANY, INC., an Ohio
          Corporation (the "Borrower"), (ii) GREAT AMERICAN BROADCASTING COMPANY, a Delaware corporation ("GABCO"), (iii) the financial institutions which are now, or in accordance with Section 11.2 hereafter become, parties hereto (collectively, the "Lenders"), (iv) THE FIRST NATIONAL BANK OF BOSTON ("Bank of Boston"), as Administrative Agent for the Lenders, (v) CONTINENTAL BANK, N.A. ("Continental"), as Collateral Agent for the Lenders, (vi) Bank of Boston and Continental, as Managing Agents for the Lenders, and (vii) Bank of Boston, Continental and Chase Manhattan Bank, N.A., as Co-Agents for the Lenders.


                                     RECITALS

               The Borrower has requested the Lenders to make Loans (such capitalized term, and each other capitalized term used but not defined in these Recitals or in the introductory paragraph above, having the meanings specified in Section 1.1) to the Borrower in the aggregate principal amount of $220,000,000. The proceeds of the Loans are to be used by the Borrower to pay and prepay certain of its outstanding
          Indebtedness and for the other purposes described in and permitted by Section 3.8.

               The Lenders are willing to make such Loans to the Borrower on the Effective Date on the terms and subject to the conditions contained herein.

               Accordingly, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

               SECTION 1.1. Defined Terms. The following terms, when used in this Agreement, including the introductory paragraph and Recitals above, shall, except where the context otherwise requires, have the following meanings:

               "Accession Agreement" means the Accession Agreement, substantially in the form of Exhibit B attached hereto, to be executed and delivered by GACC on the Effective Date and by GABCO Sub on or prior to the Effective Date.

               "Acquired  Station" is  defined in clause  (c) of Section
          8.2.9.

               "Acquisition"  means any  transaction, or  any series  of
          related   transactions,   in  which   GACC   or  any   of  its

          Subsidiaries (in one transaction or as the most recent transaction in a series of transactions) (a) acquires any Broadcasting Station, any business or all or substantially all of the Property of any Person or any division or business unit thereof, whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the Securities of a corporation, partnership or other Person having ordinary voting power for the election of directors or managers of such corporation, partnership or other Person or (c) directly or indirectly acquires control of a majority of the equity interests in any Person.

               "Additional  Funding  Agreement"  means   the  Additional
          Funding Agreement, dated as of August 20, 1993, among AFC, GACC and GATR.

               "Administrative Agent" means

                     (a)    Bank of Boston;

                     (b) any branch, agency or Subsidiary of Bank of Boston within the United States of America of which the Lenders and the Borrower are notified and

                       (i)  to which  the rights and responsibilities of
                     the   Administrative   Agent   hereunder   may   be
                     transferred from time to time, or

                       (ii) which may, from time to time on behalf of Bank of Boston or any such transferee, act as Administrative Agent for the Lenders; or

                     (c)    such other Lender  or financial  institution
               as  shall   have  subsequently  been  appointed   as  the
               successor Administrative Agent pursuant to Section 10.3.

               "AFC" means American Financial Corporation, an Ohio corporation.

               "AFC Loan Agreement" is defined in Section 6.1.1.

               "Affected Tranche" is defined in Section 4.7.

               "Affiliate" of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person or (b) any other Person who is a Relative, director or officer of such Person or of any Person described in clause (a). For purposes of this definition, control of a Person shall mean (i) the power, whether direct or indirect, (x) to vote five percent (5%) or more of the Securities having ordinary voting power for the election of directors or other managers of such Person or (y) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, or (ii) the ownership, whether direct or indirect, of five percent (5%) or more of any class of voting or equity Securities of such Person.

               "Affiliate  Transaction"  means  any  of  the   following
          transactions or arrangements:

                     (a) the making by any GABCO Subsidiary of any payments or prepayments (whether of principal, premium, interest or any other sum) of or on account of, any payment or other distribution on account of the redemption, repurchase, defeasance or other acquisition for value of, or any sinking fund payment in respect of, any Indebtedness of any kind whatsoever of any GABCO Subsidiary to any GACC Affiliate;

                     (b)    the  making by any  GABCO Subsidiary  of any
               loans,  advances   or  other  Investments  of   any  kind
               whatsoever to or in any GACC Affiliate;

                     (c) the sale, transfer or other disposition by any GABCO Subsidiary of all or any part of its Property to, or for the direct or indirect benefit of, any GACC Affiliate;

                     (d) the creation or incurrence by any GABCO Subsidiary of any Indebtedness of such Subsidiary to any GACC Affiliate;

                     (e) the making by any GABCO Subsidiary of any payments (whether of principal, premium, interest or other sum) of or on account of, or the making by any GABCO Subsidiary of any payments or other distributions on account of the purchase or other acquisition or redemption of, any Indebtedness of, or any shares of Capital Stock of, any GACC Affiliate; or

                     (f)    any   other   transaction   or   Contractual
               Obligation  between  any  GACC Affiliate  and  any  GABCO
               Subsidiary.

               "Agents" means, collectively, the Managing Agents, the Administrative Agent and the Collateral Agent.

               "Agents Fee" is defined in Section 3.5.3.

               "Agents Fee Letter" means the Fee Letter, dated as of November 15, 1993, between the Borrower and the Agents.

               "Agreement" means this Loan Agreement.

               "Alternate Base Rate" means, at any time, the  greater of
          (a) the Federal Funds Rate plus one-half of one percent (.5%) and (b) the Bank of Boston Base Rate.

               "Ancillary Documents" means, collectively, the Other Debt Documents, the Reorganization Plan, the GACC Merger Agreement, the GACC 14% Note Payment Agreement, the GACC Undertaking, the Additional Funding Agreement, the Tax Sharing Agreement, the Comprehensive Settlement Agreement, the Hanna-Barbera LC Documents, and all other Instruments that shall be from time to time identified by the Borrower and the Managing Agents as Ancillary Documents for purposes of this Agreement.

               "Alternate Base Rate Margin" means, for any Fiscal Quarter, the rate per annum determined in accordance with the schedule set forth below based upon the Total Debt to Consolidated Broadcast Cash Flow Ratio for the Reference Period ending on the day immediately preceding the commencement of the Fiscal Quarter immediately prior to such Fiscal Quarter:


             Total Debt to Consolidated      Alternate Base
             Broadcast Cash Flow Ratio        Rate Margin

             5.00:1.00 or greater           2.00%

             4.00:1.00 or greater,
             but less than 5.00:1.00        1.50%

             Less than 4.00:1.00            1.00%

             "Applicable Law" means and includes statutes and rules and regulations thereunder and interpretations thereof by any Governmental Authority charged with the administration or the interpretation thereof, and orders, requests, directives, instructions and notices of any Governmental Authority.

             "Apollo" means Apollo Advisors, L.P., a Delaware limited partnership.

             "Apollo Group" means, collectively, Apollo, Lion Advisors, L.P., and AIF II, L.P.

             "Approval" means, relative to any Transaction Party, each and every approval, consent, filing or registration by or with any Governmental Authority, or any creditor or shareholder of such Transaction Party, necessary to authorize or permit the execution, delivery or performance by such Transaction Party of this Agreement or any of the other Loan Documents to the extent it is a party thereto, and the validity or enforceability of any of such Loan Documents against such Transaction Party.

             "Assigning Lender" is defined in Section 11.2.1.

             "Assignment" is defined in Section 11.2.1.

             "Assignment and Acceptance Agreement" is defined in Section
          11.2.1.

             "Assignor" is defined in Section 11.2.1.

             "Associated Person" means (a) Lindner, (b) AFC, (c) Apollo,
          (d) any Affiliate (other than a Transaction Party) of AFC, Apollo or any Transaction Party, and (d) any Relative, officer, director or general partner of any Person who is an Associated Person by reason of clause (a), (b) or (c). Transaction Parties shall not be Associated Persons for any purposes of this Agreement or any other Loan Document.

             "Authorized Officers" is defined in Section 6.1.21.

             "Bank Debt to Consolidated Broadcast Cash Flow Ratio" is defined in Section 8.2.4.

             "Bank of Boston" is defined in the introductory paragraph hereto.

             "Bank of Boston Base Rate" means the rate of interest announced from time to time by Bank of Boston at its Domestic Office as its "base rate".

             "Bankruptcy Code" means Title 11 of the United States Code.

             "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Ohio, Western Division.

             "Bankruptcy or Insolvency Proceeding" means, with respect to any Person, any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relative to such Person or its creditors, as such, or to its Property, and any proceeding for voluntary liquidation, dissolution, or other winding up of such Person, whether or not involving insolvency or bankruptcy.

             "Base Rate Tranche" means any Tranche bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

             "Borrower" is defined in the introductory paragraph hereto.

             "Broadcasting Station" means all licenses, franchises and permits (including all FCC Licenses) issued under federal, state or local laws from time to time which authorize a Person to receive or distribute, or both, over the airwaves, audio and visual, radio or microwave signals within a geographic area for the purpose of providing commercial broadcasting of television or radio entertainment, together with all Property owned or used in connection with the entertainment provided pursuant to, and all interests of such Person to receive revenues from any other Person which derives revenues from or pursuant to, said licenses, franchises and permits.

             "Business Day" means a day on which banks are open for business in Boston, Massachusetts and New York City, New York.

             "Capitalized Lease Obligations" means, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement which in accordance with GAAP is required to be classified on the balance sheet of such Person as a capitalized lease.

             "Capital Stock" means any shares, interests, participations or other equivalents (howsoever designated) of corporate capital stock or any options, warrants or other rights to subscribe for, or to purchase, or to convert any Property into, or to exchange any Property for, any such corporate capital stock, options, warrants or other rights.

             "Cash Debt Service" means, in relation to GACC and its Subsidiaries for any period, the sum of

                 (a) all Consolidated Cash Interest  Charges of GACC and
             its Subsidiaries for such period, and

                 (b) all  principal payable by GACC and its Subsidiaries
             during such period on the outstanding Consolidated Funded Debt of GACC and its Subsidiaries, excluding, however, principal payable solely as a result of the provisions of Sections 3.3.2 (b), (c) or (e), and

                 (c) the aggregate amount of reductions in the remaining
             Installments during such period on account of optional prepayments made pursuant to Section 3.3.2(a), mandatory prepayments made out of Excess Cash Flow pursuant to
             Section 3.3.2(e), or mandatory prepayments made pursuant to
             Section 3.3.2(d).

             For purposes of clause (b), any principal payable by the Borrower pursuant to Section 3.3.2(d) in December of 1994 or in December of 1996 shall be deemed payable in January of 1995 or January of 1997, respectively.

             For purposes of determining the Cash Debt Service for any period, a portion of which falls prior to and includes the Effective Date, (A) Consolidated Cash Interest Charges for the portion of such period prior to and including the Effective Date shall be calculated as set forth in the third paragraph of the definition thereof, and (B) it shall be assumed that no principal was payable with respect to any of the Consolidated Funded Debt of GACC and its Subsidiaries during such portion of such period.

             "Cash Equivalents" means

                 (a) marketable  obligations  issued or  unconditionally
             guaranteed by the United States government, in each case maturing within 180 days after the date of acquisition thereof;

                 (b) marketable direct  obligations issued by  any state
             of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 180 days after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                 (c) commercial paper  maturing no  more than  180  days
             after the date of acquisition thereof, issued by a corporation organized under the laws of any State of the United States or of the District of Columbia and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                 (d) money  market  funds  whose  investments  are  made
             solely in securities described in clause (a) maturing within one (1) year after the date of acquisition thereof;

                 (e) certificates of deposit maturing within ninety (90)
             days after the date of acquisition thereof, issued by any commercial bank that is either (i) a member of the Federal Reserve System that has capital, surplus and undivided profits (as shown on its most recent statement of condition) aggregating not less than $100,000,000 and is rated A or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation or (ii) a Lender; and

                 (f) repurchase  agreements entered into with any Lender
             or any commercial bank of the nature referred to in  clause
             (e), secured by a fully perfected Lien in any obligation of the type described in any of clauses (a) through (e), having a fair market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of such Lender or other commercial bank.

             "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

             "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

             "Class A Common Stock" means the shares of Class A Common Stock, par value $.01 per share, of GACC, to be issued by GACC on or after the Effective Date.

             "Class B Common Stock" means the shares of Class B Common Stock, par value $.01 per share, of GACC, to be issued by GACC on or after the Effective Date.

             "Closing Fees" is defined in Section 3.5.1.

             "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

             "Collateral" means, collectively, the collateral provided by the Transaction Parties under the Collateral Documents.

             "Collateral Agent" means Continental, in its capacity as collateral agent under the Collateral Documents, any Affiliate (including any branch or agency) thereof to which the rights and responsibilities thereof may be transferred, and such other Lender or financial institution as shall have been subsequently appointed as successor Collateral Agent pursuant to Section 10.3.

             "Collateral Assignment of Hanna-Barbera LC Documents" means the Collateral Assignment, substantially in the form of Exhibit H attached hereto, to be executed and delivered by the Borrower on or prior to the Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties.

             "Collateral Documents"  means, collectively,  the  Security

          Agreement, the Trademark Security Agreement, the Pledge Agreement, the Concentration Account and Sub-Agency Agreement, the Lockbox Agreements, the Subsidiary Guaranty, the Mortgages, the Collateral Assignment of Hanna-Barbera LC Documents, and all other Instruments that shall from time to time be identified by the Managing Agents and the Borrower as "Collateral Documents".

             "Collection Deposit Accounts" means the accounts of the Borrower maintained for the benefit of the Collateral Agent and the other Secured Parties with Sub-Agents pursuant to Lockbox Agreements, into which the Borrower shall cause to be made direct payments of all remittances owed to it (other than remittances owed to WGHP-TV).

             "Commitment"  means,  in   relation  to  any  Lender,  such
          Lender's commitment to make a Loan pursuant to Section 2.1.

             "Commitment Fee" is defined in Section 3.5.2.

             "Commitment Termination Event" means any of the following events:

                 (a) the acceleration of the obligations of the Borrower
             under the Existing Loan Agreement following an Event of Default (as defined in the Existing Loan Agreement) thereunder;

                 (b) the  occurrence  of  any  Event  of  Default  under
             Section 9.1.7(a), (b), (c), (d), (e) or (f);

                 (c) any default by the Borrower in the payment when due
             of any Fees, which default shall continue unremedied for a period of five (5) Business Days; or

                 (d) March 15, 1994.

             "Common Stock" means the Class A Common Stock and the Class B Common Stock.

             "Communications Act" means the Federal Communications Act of 1934, as amended, and the rules and regulations of the FCC thereunder as now or hereafter in effect.

             "Communications    Regulatory    Authority"    means    any
          communications  regulatory  commission,   agency,  department,
          board or authority (including, without limitation, the FCC).

             "Compliance Certificate" means a certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C attached hereto (with such changes thereto as may be agreed upon from time to time by the Managing Agents and the Borrower), for purposes of monitoring the Borrower's compliance herewith.

             "Comprehensive Settlement Agreement" means the Comprehensive Settlement Agreement, to be executed and delivered by AFC, Lindner, GACC, on behalf of itself and each of its direct and indirect Subsidiaries, each of the lenders party to the Existing Loan Agreement, each holder of Old 13% Notes, each member of the Apollo Group, and representatives of holders of certain Old Debt Securities providing for the mutual release by each such party of certain claims that may exist prior to the Effective Date.

             "Concentration Account" means one or more accounts of the Borrower maintained with Bank of Boston pursuant to the Concentration Account and Sub-Agency Agreement, into which balances from the Collection Deposit Accounts shall be transferred on a daily basis.

             "Concentration Account and Sub-Agency Agreement" means the Concentration Account and Sub-Agency Agreement, substantially in the form of Exhibit K attached hereto, to be executed and delivered by the Borrower and Bank of Boston, as agent for the Collateral Agent, on or prior to the Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties.

             "Confirmation Order" means the order of the Bankruptcy Court confirming the Reorganization Plan pursuant to Section 1129 of the Bankruptcy Code.

             "Consolidated Broadcast Cash Flow" means, in relation to GACC and its Subsidiaries for any period,

          (a) the sum of

             (i) the Consolidated Operating Cash Flow of GACC and its Subsidiaries for such period, and

             (ii) Consolidated Corporate Overhead of GACC and its Subsidiaries for such period, to the extent, but only to the extent, such Consolidated Corporate Overhead was deducted in determining Consolidated Operating Cash Flow of GACC and its Subsidiaries for such period, and

             (iii) the aggregate amount of federal, state and local income taxes paid by GACC and its Subsidiaries for such period, to the extent, but only to the extent, such expenses were deducted in determining Consolidated Operating Cash Flow of GACC and its Subsidiaries for such period,

          (b) less the sum of

             (i) cash dividends or other cash distributions received by GACC and its Subsidiaries during such period in respect of the equity of GACC and its Subsidiaries in the earnings of any corporation, partnership or other Person which is not a Subsidiary of GACC, to the extent, but only to the extent, such dividends or distributions were added to Consolidated Operating Income of GACC and its Subsidiaries in determining Consolidated Operating Cash Flow of GACC and its Subsidiaries for such period, and

             (ii) the aggregate amount of mandatory prepayments of principal of the Loans made or deemed made during such period pursuant to Section 3.3.2(d).

             "Consolidated Capital Expenditures" means, in relation to any Person and its Subsidiaries for any period, all expenditures by such Person and its Subsidiaries paid or accrued for the lease, purchase, construction or use of any Property the value or cost of which, in accordance with GAAP, is required to be (or is permitted to be, and such Person so elects) capitalized on the consolidated balance sheet of such Person and its Subsidiaries for such period, including, without limitation, all amounts paid or accrued by such Person and its Subsidiaries for such period with respect to Capitalized Lease Obligations (excluding the interest component thereof). Consolidated Capital Expenditures shall not include expenditures of Net Disposition Proceeds by the Borrower in respect of any Acquisition permitted by Section 8.2.9(c).

             "Consolidated Cash Interest Charges" means, in relation to any Person and its Subsidiaries for any period, all amounts for which such Person or its Subsidiaries shall be obligated (without regard to any applicable subordination provisions or similar prohibitions) to make a payment in cash during such period in respect of interest payable on outstanding
          Indebtedness and in respect of commitment fees, facility fees, agent's fees and similar fees and charges payable at any time after the Effective Date in respect of outstanding Indebtedness for Borrowed Money.

             For purposes of determining the Consolidated Cash Interest Charges of GACC and its Subsidiaries for any period, (a)
          there shall be excluded all interest accrued during such period on that portion of the principal of the Loans prepaid during such period with Net Disposition Proceeds pursuant to
          Section 3.3.2(b), (b) there shall be excluded all interest earned during such period on Reserved Net Disposition Proceeds that are pledged to the Collateral Agent in compliance with clause (b) of Section 8.2.9, and (c) there shall be included all interest accrued during such period on Indebtedness incurred or assumed by GACC or any of its
          Subsidiaries during such period in connection with the acquisition of any Property during such period.

             For purposes of determining the Consolidated Cash Interest Charges of GACC and its Subsidiaries for any period, a portion of which falls prior to and includes the Effective Date, the Consolidated Cash Interest Charges of GACC and its Subsidiaries for the portion of such period prior to and including the Effective Date (the "Pro-Forma Period") shall be determined as if (a) the Effective Date, the funding of the Loans and the application of the Loan proceeds in accordance with Section 3.8 occurred immediately prior to the commencement of the Pro-Forma Period, (b) the Consolidated Funded Debt of GACC and its Subsidiaries outstanding as of the Effective Date and after giving effect to the Reorganization, the funding of the Loans and the application of the Loan proceeds in accordance with Section 3.8 was outstanding throughout the Pro-Forma Period, (c) the interest rate payable with respect to any particular item of

          Consolidated Funded Debt during the Pro-Forma Period was at all times during the Pro-Forma Period equal to the interest rate payable on such item of Consolidated Funded Debt on and as of the Effective Date and (d) all such interest was payable on a periodic basis throughout the Pro-Forma Period in a manner consistent with the terms of the Instruments governing such Consolidated Funded Debt as of the Effective Date.

             "Consolidated Corporate Overhead" means, in relation to GACC and its Subsidiaries for any period, that portion of the overhead expense, including legal, audit, accounting and insurance expense, of GACC and its Subsidiaries not directly allocable to the operation of the Broadcasting Stations and other operating assets of GACC and its Subsidiaries. Consolidated Corporate Overhead shall include salaries of employees of GACC and its Subsidiaries, to the extent that such salaries are not directly allocable to the operation of the Broadcasting Stations and other operating assets of GACC and its Subsidiaries. Consolidated Corporate Overhead shall not include any fees payable to the Agents or any of the Lenders pursuant to this Agreement or the restructuring fee, in the aggregate amount of $225,000, payable to the holders of GABCO 13% Notes on the Effective Date pursuant to the GABCO 13% Note Exchange Agreement, but shall include any fees, costs or expenses payable to holders of Indebtedness for Borrowed Money of GACC or GABCO.

             "Consolidated Funded Debt" means, in relation to any Person and its Subsidiaries as at any date, all Indebtedness for Borrowed Money of such Person and its Subsidiaries as at such date, all as consolidated in accordance with GAAP.

             "Consolidated Operating Cash Flow" means, in relation to GACC and its Subsidiaries for any period, the Consolidated Operating Income of GACC and its Subsidiaries for such period


             (a) plus the sum of

                 (i) the aggregate amount of depreciation and non-cash amortization of intangibles accrued by GACC and its Subsidiaries for such period to the extent, but only to the extent, such aggregate amount was deducted in determining Consolidated Operating Income of GACC and its Subsidiaries for such period, and

                 (ii) the aggregate amount of cash dividends or other cash distributions received by GACC and its Subsidiaries during such period in respect of the equity of GACC and its Subsidiaries in the earnings of any corporation, partnership or other Person, the equity in whose earnings has not been included in the Consolidated Operating Income of GACC and its Subsidiaries for such period; and

                 (iii) the aggregate amount of mandatory prepayments of principal of the Loans made during such period pursuant to Section 3.3.2(d),

             (b) less the sum of

                 (i) the aggregate amount of federal, state and local income taxes paid by GACC and its Subsidiaries for such period, and

                 (ii) the Consolidated Corporate Overhead of GACC and its Subsidiaries for such period, to the extent, but only to the extent, such Consolidated Corporate Overhead was not deducted in determining Consolidated Operating Income of GACC and its Subsidiaries for such period.

             For purposes of clause (a)(iii), any mandatory prepayment of principal of the Loans made pursuant to Section 3.3.2(d) in December of 1994 or December of 1996 shall be deemed made in January of 1995 or January of 1997, respectively.

             For purposes of determining the Consolidated Operating Cash Flow of any Person and its Subsidiaries for any period, (A) there shall be excluded from such Consolidated Operating Cash Flow all operating cash flow attributable to any Property sold or disposed of by such Person and its Subsidiaries other than in the ordinary course of business during such period as if such Property were not owned at any time by such Person and its Subsidiaries during such period, and (B) there shall be included in such Consolidated Operating Cash Flow all operating cash flow attributable to any Property acquired by such Person and its Subsidiaries other than in the ordinary course of business during such period as if such Property were owned by such Person and its Subsidiaries at all times during such period.

             For all purposes of this Agreement, the "operating cash flow" of any Person or attributable to any Property (including any Broadcasting Station) for any period shall be determined in a manner consistent in all relevant respects with the method used to determine Consolidated Operating Cash Flow, but on a non-consolidated basis. The determination of the "operating cash flow" of any Broadcasting Station shall account for only those items included in the definition of Consolidated Operating Cash Flow that are directly attributable to such Broadcasting Station and the operation thereof.

             "Consolidated Operating Cash Flow to Total Cash Interest Ratio" is defined in Section 8.2.4.

             "Consolidated Operating Income" means, in relation to any Person and its Subsidiaries for any period, the amount set forth opposite the line item "Operating Income" on the consolidated statement of income of such Person and its Subsidiaries for such period, all as prepared and consolidated in accordance with GAAP, consistent with past practices. "Consolidated Operating Income" shall in any event not include any of the following: (a) any gains in excess of losses resulting from the Sale of capital assets,

          (b) any gains resulting from the write-up of assets, (c) any earnings of a Subsidiary of such Person which are not available for the payment of dividends, (d) any proceeds of life insurance policies, (e) any equity of such Person and its Subsidiaries in the undistributed earnings (losses) of any corporation, partnership or other Person which is not a Subsidiary of such Person, (f) any earnings (losses) of any corporation, partnership or other Person acquired by such Person or any of its Subsidiaries in a pooling of interests transaction for any year prior to the year of acquisition,
          (g) deferred credits representing the excess of equity in any other Person at the date of acquisition over the amount of such Person's or any of its Subsidiaries' Investment in such other Person, (h) the reversal of any reserve, except to the extent that provision for such reserve is made during such period, (i) gains resulting from the purchase by such Person or any of its Subsidiaries of outstanding Indebtedness for Borrowed Money of such Person or any such Subsidiary at a price less than the principal amount thereof, and (j) any other extraordinary nonrecurring items of earnings of such Person or any of its Subsidiaries for such period.

             "Continental" is defined in the introductory paragraph hereto.

             "Contingent Obligation" means, in relation to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall include:

                 (a) the  direct  or   indirect  guaranty,   endorsement
             (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or Sale with recourse by such Person of the obligation of another, and

                 (b) any liability of such Person for the obligations of
             another through any agreement (contingent or otherwise)

                 (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise),

                 (ii)  to maintain  the solvency  of any  balance  sheet
                 item,   level  of  income  or  financial  condition  of
                 another, or

                 (iii) to make take-or-pay, pay or play or similar payments if required regardless of non-performance by any other party or parties to an agreement, if, in the case of any agreement described under subclauses (i),
                 (ii) or (iii), the primary purpose or intent thereof is as described in the preceding sentence.

          The amount  of any Contingent Obligation shall be equal to the
          amount  of   the   obligation  so   guaranteed  or   otherwise
          supported.

             "Continuation/Conversion Notice" means a notice, signed by an Authorized Officer of the Borrower, complying with the requirements of Section 4.2 or 4.3, as applicable, and otherwise in form and substance satisfactory to the Administrative Agent.

             "Contractual Obligation" means, in relation to any Person, any provision of any Security issued by such Person or of any Instrument or undertaking to which any such Person is a party or by which it or any of its Property is bound.

             "corporation" means any  corporation, company, association,
          joint  stock   company,  business   trust  or   other  similar
          organization or business enterprise.

             "Counterparty" means any Lender, or any other bank or financial institution acceptable to both the Managing Agents, which has agreed to enter into a Rate Protection Agreement.

             "Credit Extension" means and includes the advancing of the Loans by the Lenders pursuant to Article II, and the continuation or conversion of any Base Rate Tranches or Eurodollar Tranches by the Lenders pursuant to Article IV.

             "Default" means any Event of Default or any condition or event which, after notice or lapse of time or both, would become an Event of Default.

             "Disclosure Schedule" means the schedule attached hereto as
          Schedule III.

             "Document Acceptance Agreement" means the Document Acceptance Agreement, substantially in the form of Exhibit Q attached hereto, to be executed and delivered by each of the Lenders on or prior to the Effective Date.

             "Dollar" and the  sign "$" mean lawful money of  the United
          States.

             "Domestic Office" means, in relation to any Agent or any Lender, the office thereof designated as such in Schedule I attached hereto (or designated pursuant to an Assignment and Acceptance Agreement) or such other office of such Agent or Lender within the United States as may be designated from time to time by notice from such Agent or Lender to the Borrower and the Administrative Agent.

             "Effective Date" means the first date on which all of the conditions precedent set forth in Section 6.1 and 6.2 have been and remain satisfied.

             "Effective Date Certificate" means a certificate, substantially in the form of Exhibit Q attached hereto, to be executed and delivered by an Authorized Officer of the Borrower on the Effective Date in favor of the Lenders.

             "Environmental Laws" means all Applicable Laws relating to health and safety matters and protection of the environment and relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance, material or pollutant, in each case as in effect from time to time.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

             "ERISA Affiliate" means any Person (including each trade or business (whether or not incorporated)) which together with the Borrower or any other Principal Company would be deemed to be a "single employer" or a member of the same "controlled group" as a "contributing sponsor" with respect to a Plan, in each case within the meaning of Section 4001 of ERISA.

             "Eurodollar Office" means, in relation to any Lender, the office of such Lender designated by such Lender to the Administrative Agent as of the Effective Date (or designated pursuant to an Assignment and Acceptance Agreement) or such other office, whether or not outside the United States, of such Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent which shall be making or maintaining Eurodollar Tranches of such Lender hereunder and through which such Lender, if it is a Reference Lender, determines the Eurodollar Rate.

             "Eurodollar  Rate"  means,  in relation  to  each  Interest
          Period applicable to any Eurodollar Tranche, the rate of interest determined by the Administrative Agent to be the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum notified to the Administrative Agent by the Reference Lenders as the rates per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Offices of the Reference Lenders two (2) Business Days prior to the beginning of such Interest Period by prime banks in the interbank eurodollar market as at or about 10:00 a.m., Boston time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal to the amount of the Eurodollar Tranche of such Reference Lender for such Interest Period.

             "Eurodollar Rate Margin" means, for any Fiscal Quarter, the rate per annum determined in accordance with the schedule set forth below based upon the Total Debt to Consolidated Broadcast Cash Flow Ratio for the Reference Period ending on the day immediately preceding the commencement of the Fiscal Quarter immediately prior to such Fiscal Quarter:

             Total Debt to Consolidated        Eurodollar
             Broadcast Cash Flow Ratio         Rate Margin

             5.00:1.00 or greater             3.00%

             4.00:1.00 or greater,
             but less than 5.00:1.00          2.50%

             Less than 4.00:1.00              2.00%

             "Eurodollar Rate (Reserve Adjusted)" means, with respect to any Eurodollar Tranche for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

             Eurodollar Rate    =        Eurodollar Rate
             (Reserve Adjusted)     1 - Eurodollar Reserve Percentage

             "Eurodollar Reserve Percentage" means, with respect to any Eurodollar Tranche for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the maximum percentages in effect on each day of such Interest Period, as prescribed by the F.R.S. Board, for determining the maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation of the F.R.S. Board that prescribes reserve requirements applicable to "Eurocurrency Liabilities" as currently defined in Regulation D.

             "Eurodollar Tranche" means any Tranche which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

             "Event of Default" is defined in Section 9.1.

             "Excess Cash  Flow" means, for any  Fiscal Year, the excess
          (if any) of

             (a) the Consolidated Operating Cash Flow of GACC and its Subsidiaries for such Fiscal Year over

             (b) the sum of

                 (i) the Consolidated Cash Interest Charges of GACC and its Subsidiaries for such Fiscal Year, and

                 (ii) the aggregate principal amount of Consolidated Funded Debt of GACC and its Subsidiaries paid or prepaid by GACC or any of its Subsidiaries during such Fiscal Year other than any such payments or prepayments with Net Debt Proceeds, Net Securities Proceeds, Net Disposition Proceeds, or as required by Section 3.3.2(e), and

                 (iii) the aggregate amount of all Capital Expenditures by GACC and its Subsidiaries during such Fiscal Year that are permitted by Section 8.2.5, and

                 (iv) the aggregate amount of Restricted Payments made by the Borrower during such Fiscal Year that were permitted by clause (b)(i)(B) and (b)(iii) of Section8.2.8;provided, however, that in calculating "Excess Cash Flow" for any Fiscal Year, (w) there shall be excluded from the Consolidated Operating Cash Flow of GACC and its Subsidiaries for such Fiscal Year all operating cash flow attributable to WGHP-TV, (x) there shall be excluded from the Consolidated Cash Interest Charges of GACC and its Subsidiaries for such Fiscal Year the portion of such Consolidated Cash Interest Charges consisting of Consolidated Cash Interest Charges under the WGHP Loan Agreement, (y) there shall be excluded from payments or prepayments of Consolidated Funded Debt of GACC and its Subsidiaries during such Fiscal Year all such payments or prepayments under the WGHP Loan Agreement, and (z) there shall be excluded from the Capital Expenditures of GACC and its Subsidiaries for such Fiscal Year, all Capital Expenditures made in respect of the WGHP-TV Operating Assets.

             "Existing Loan Agreement" means the Loan Agreement, dated as of October 6, 1987, by and among the Borrower, certain Affiliates of the Borrower party thereto, certain financial institutions party thereto and Bank of Boston and Continental, as agents.

             "Existing WGHP Loan Agreement" is defined in Section 3.8.

             "FCC" means the United States Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision of the United States).

             "FCC License" means any radio, television or other license, permit, certificate of compliance, franchise, approval or authorization granted or issued by the FCC.

             "Federal Funds Rate" means, for any day, the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate". If such rate is not published in the Composite 3:30 p.m. Quotations for any Business Day, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged prior to 9:00 a.m., Boston time, on such day by each of three leading brokers of federal funds transactions in New York City, selected by the Administrative Agent. The Federal Funds Rate for any day which is not a Business Day shall be the rate for the immediately preceding Business Day.

             "Fees"  means  collectively,  the Closing  Fees, Commitment

          Fees and Agents Fees.

             "Final Order" means an order of the Bankruptcy Court confirming the Reorganization Plan, as entered in the docket of each Reorganization Case, which has not been reviewed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order was appealed or from which certiorari was sought.

             "Fiscal Month" means any fiscal month of a Fiscal Quarter.

             "Fiscal Quarter" means any fiscal quarter of a Fiscal Year.

             "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1992 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

             "Fixed Charge Coverage Ratio" is defined in Section 8.2.4.

             "F.R.S. Board" means the Board of Governors of the Federal Reserve System.

             "GAAP" is defined in Section 1.4.

             "GABCO" is defined in the introductory paragraph hereto.

             "GABCO 13% Note Exchange Agreement" means the Note Exchange Agreement, dated as of September 30, 1993, by and among GABCO and the holders of the Old 13% Notes, providing for the exchange of GABCO 13% Notes for Old 13% Notes.

             "GABCO 13% Notes" means the 13% Senior Subordinated Notes due 2001 of GABCO issued pursuant to the GABCO 13% Note Exchange Agreement, including the GABCO 13% PIK Notes.

             "GABCO 13% PIK Notes" means the 13% Senior Subordinated Notes due 2001 of GABCO issued pursuant to the GABCO 13% Note Exchange Agreement representing payment-in-kind for interest due to the holders of the GABCO 13% Notes.

             "GABCO Pledge Agreement" means a pledge agreement to be executed and delivered on or prior to the Effective Date by GABCO and a collateral agent or trustee to be selected by GABCO, providing for the pledge by GABCO of the Capital Stock of GABCO Sub as security for the obligations of GABCO under the GABCO 13% Notes and the GABCO 13% Note Exchange Agreement.

             "GABCO Sub" means Great American Television and Radio Holdings, Inc., an Ohio corporation.

             "GABCO Subsidiaries" means, collectively, GABCO Sub, the Borrower and each of the other Subsidiaries of GABCO.

             "GACC"  means  Great  American  Communications  Company,  a
          Florida corporation.   GACC will be the  surviving corporation
          of the GACC Merger.

             "GACC Affiliate" means any one of GACC, Holding I, Holding II, GABCO, GABCO Sub or any Associated Person.

             "GACC 14% Note Indenture" means the 14% Note Indenture, to be executed on or prior to the Effective Date by GACC and a trustee selected by GACC, providing for the issuance of GACC 14% Notes.

             "GACC 14% Note Payment Agreement" means the Payment Agreement to be executed and delivered by and among GACC and certain holders of GACC 14% Notes on or prior to the Effective Date.

             "GACC 14% Notes" means the 14% Senior Extendible Notes due 2001 of GACC, issued pursuant to the 14% Note Indenture, including the GACC 14% PIK Notes.

             "GACC 14% PIK Notes" means 14% Senior Extendible Notes due 2001 of GACC issued pursuant to the GACC 14% Note Indenture representing payment-in-kind for accrued interest on outstanding GACC 14% Notes.

             "GACC Mergers" means the mergers of Holding I and Holding II with and into GACC in accordance with the GACC Merger Agreements.

             "GACC Merger Agreements" means (a) the Merger Agreement between GACC and Holding I, to be executed, delivered and effective on or prior to the Effective Date, and (b) the Merger Agreement between GACC and Holding II, to be executed, delivered and effective on or prior to the Effective Date, providing for the GACC Mergers.

             "GACC Pledge Agreement" means a pledge agreement to be executed and delivered on or prior to the Effective Date by GACC and a collateral agent or trustee to be selected by GACC, providing for the pledge by GACC of the Capital Stock of GABCO as security for the obligations of GACC under the GACC 14% Notes and the GACC 14% Note Indenture.

             "GACC Undertaking" means the letter agreement to be executed and delivered on or prior to the Effective Date by GACC in favor of the holders of GABCO 13% Notes, providing for certain covenants and agreements of GACC relating to the GACC 14% Note Indenture and the refinancing of Indebtedness evidenced by the GACC 14% Notes.

             "Governmental Authority" means any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

             "Governing Documents" means, relative to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of Capital Stock.

             "Group" is defined in Section 4.1.

             "Guaranties" means, collectively, the guaranties of each of the Guarantors to the Lenders contained in Article V, as such Guaranties are originally given, or, if varied or supplemented from time to time, as so varied or supplemented.

             "Guarantors" is defined in Section 5.1.

             "Hanna-Barbera LC Documents" means "LC Documents", as such term is defined in the Collateral Assignment of Hanna Barbera LC Documents.

             "Hanna-Barbera Proceeds" means any cash or other Property which becomes payable to or receivable by any of the Principal Companies under or in respect of the Hanna-Barbera LC Documents.

             "Hanna-Barbera Reorganization Agreement" means the Agreement and Plan of Reorganization, dated as of October 28, 1991, among GACC, GABCO, the Borrower, The Great American Entertainment Company, HB Holding Co. and HB Acquisition Corp.

             "Hazardous Material" means

                 (a) any "hazardous substance", as defined in CERCLA;

                 (b) any "hazardous waste",  as defined in the  Resource
             Conservation and Recovery Act, as amended;

                 (c) any petroleum product; or

                 (d) any   pollutant   or   contaminant  or   hazardous,
             dangerous or toxic chemical, material or substance within the meaning of any other applicable Environmental Laws.

             "Historical Financials" is defined in Section 7.4.

             "Holding  I"   means  GACC  Holding   Company,  a  Delaware
          corporation.   Holding I  will be  merged with  and into  GACC
          pursuant to the GACC Mergers.

             "Holding II" means New GACC Holdings, Inc., a Delaware corporation. Holding II will be merged with and into GACC pursuant to the GACC Mergers.

             "Holding Preferred Stock" is defined in Section 6.1.1.

             "Impermissible Qualification" means, relative to the opinion or certification of the Independent Public Accountant as to any financial statement of GACC, GABCO or the Borrower, any qualification or exception to such opinion or certification

                 (a) which is of a "going concern" or similar nature;

                 (b) which relates  to the limited scope  of examination
             of matters relevant to such financial statement; or

                 (c) which relates to the treatment or classification of
             any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Principal Companies to be in default of any of their obligations under Section 8.2.4.

             "Indebtedness" means, in relation to any Person at any time, all of the obligations of such Person which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person prepared as at such time, and in any event shall include:

                 (a) all indebtedness of such Person arising or incurred
             under or in respect of any agreement, contingent or otherwise, made by such Person

                  (i) to purchase any indebtedness of any other Person or to advance or supply funds for the payment or purchase of any indebtedness of any other Person, or

                 (ii) to purchase, sell or lease (as lessee or lessor) any Property, or to purchase or sell transportation or services, primarily for the purpose of enabling any other Person to make payment of any indebtedness of such other Person or to assure the owner of such other Person's indebtedness against loss, regardless of the delivery or non-delivery of the Property, or the furnishing or non-furnishing of the transportation or services, or

                 (iii) to make any Investment in any other Person for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for or as at any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in any other Person;

                 (b) all   indebtedness  of  such  Person  of  any  kind
             (including  all  Capitalized  Lease  Obligations   of  such
             Person) arising or incurred under or in respect of any lease or other similar agreement or contract (whether written or oral) pursuant to which such Person shall (as lessee) lease or hire from any other Person or Persons any Property;

                 (c) all  indebtedness,  obligations  and  liabilities
             secured by or arising under or in respect of any Lien upon or in any Property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, obligations and liabilities; provided, however, that for purposes of determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to such Indebtedness is limited to such Property, the amount of such Indebtedness shall be limited to the fair market value of such Property;

                 (d) all  indebtedness created  or arising  under  any
             conditional sale or other title retention agreement with respect to Property acquired by such Person, even though recourse with respect to such indebtedness is limited to such Property;

                 (e) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person;

                 (f) net  obligations under Rate Protection Agreements
             of such Person;

                 (g) any asserted withdrawal liability of such  Person
             (or any other Person which together with such Person would be a "single employer" or a member of the same
             "controlled group" as a "contributing sponsor" with respect to a Plan, in each case within the meaning of
             Section 4001 of ERISA);

                 (h) all dividends declared but  not yet paid by  such
             Person on any of its Capital Stock; and

                 (i) all  indebtedness  of  such  Person   arising  or
             incurred  under   or  in   respect   of  any   Contingent
             Obligation.

             "Indebtedness for Borrowed Money" means, in relation to any Person at any time, all Indebtedness of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid), all Contingent Obligations of such Person in respect of any such Indebtedness of any other Person, all obligations of such Person constituting Capitalized Lease Obligations and all obligations of such Person for the deferred purchase price of Property or services (except, in any event, trade payables and payment obligations in respect of film license contracts of any Broadcasting Station, in each case arising in the ordinary course of business).

             "Indemnified Liabilities" is defined in Section 12.4.

             "Indemnified Party" is defined in Section 12.4.

             "Independent Public Accountant" means Ernst & Young or any other firm of certified public accountants of recognized national standing selected by GACC and acceptable to the Managing Agents.

             "Initial Syndication Period" is defined in Section 11.1.1.

             "Installment" is defined in Section 3.3.1.

             "Instrument" means any contract, agreement, indenture, mortgage or other document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any right to any Lien is granted or perfected.

             "Intercompany Subordination Agreement" means the Intercompany Subordination Agreement, substantially in the form of Exhibit N attached hereto, to be executed and delivered by GACC and its Subsidiaries on or prior to the Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties.

             "Interest  Period"  means,  relative   to  any   Eurodollar
          Tranche, the  period,  selected  in  accordance  with  Section
          4.4.1, for which such Tranche bears interest at the Eurodollar Rate (Reserve Adjusted).

             "Investment" means, in relation to any Person,

                 (a) any loan, advance, or other extension of credit made by such Person to any other Person;

                 (b) the  creation of any Contingent  Obligation of such
             Person to support the obligations of any other Person;

                 (c) any  capital  contribution by  such Person  to,  or
             purchase of Capital Stock or other Securities or partnership interests by such Person in, any other Person, or any other investment evidencing an ownership or similar interest of such Person in any other Person; and

                 (d) any Sale of Property by such Person to any other Person other than upon full payment, in cash, of not less than the agreed sale price or the fair value of such Property, whichever is higher.

             "Lenders"  is defined in the introductory paragraph hereto.


             "Letter Agreement" means the Letter Agreement, to be executed and delivered by and among AFC, each member of the Apollo Group (other than Apollo) and certain other holders of Common Stock, on or prior to the Effective Date.

             "Lien" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

             "Lindner" means  Carl H.  Lindner, Jr.,  a resident of  the

          State of Ohio.

             "Loans" is defined in Section 2.1.

             "Loan Documents" means, collectively, this Agreement, the Notes, the Collateral Documents, the Agents Fee Letter, the Rate Protection Agreements, the Accession Agreement, the WGHP Subordination Agreement, the Intercompany Subordination Agreement, any Assignment and Acceptance Agreement, and each other Instrument executed and delivered pursuant to or in connection with any thereof.

             "Lockbox Agreements" means the Lockbox Agreements, substantially in the form of Exhibit J attached hereto, to be executed and delivered by the Borrower and the Sub-Agents on or prior to March 31, 1994 in favor of the Collateral Agent for the benefit of the Secured Parties.

             "LSI" means Leisure Systems, Inc., a Wisconsin corporation.

             "Managing Agents" means, collectively, Continental and Bank of Boston, acting in the capacity as Managing Agents for the Lenders under this Agreement and the other Loan Documents, and such other Lenders or financial institutions as shall have been subsequently appointed as successor Managing Agents pursuant to Section 10.3.

             "Material Subsidiaries" means, collectively, LSI and any other Subsidiary of GABCO (a) with assets greater than or equal to two percent (2%) of all assets of GACC and its Subsidiaries, computed and consolidated in accordance with GAAP, (b) with stockholders' equity greater than or equal to two percent (2%) of the stockholders' equity of GACC and its Subsidiaries, computed and consolidated in accordance with GAAP or (c) which generated two percent (2%) or more of the gross revenues of GACC and its Subsidiaries during the most recently completed period of four (4) consecutive Fiscal Quarters.

             "Materially Adverse Effect" means, in relation to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding),

                 (a) a  materially  adverse   effect  on  the  business,
             Property, operations, prospects or condition, financial or otherwise, of (i) the Borrower, (ii) the Borrower and its Subsidiaries, taken as a whole or (iii) on and after the Effective Date, GACC and its Subsidiaries, taken as a whole;

                 (b) a materially  adverse effect on the  ability of any
             Transaction Party to perform any of its payment or other material Obligations under any Loan Document to which it is a party; or

                 (c) a   material   impairment   of  the   validity   or
             enforceability of any Loan Document or any material impairment of the rights, remedies or benefits available to any Secured Party under any Loan Document.

             "Maturity Date" means December 31, 1998.

             "Mortgaged   Property"  means  the  real  property  of  the
          Borrower described in Schedule III to this Agreement.

             "Mortgages" is defined in Section 6.1.9.

             "Multiemployer Plan" means a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

             "Net Debt Proceeds" means, with respect to the issuance of any Securities evidencing Indebtedness of GACC or any of its Subsidiaries, the gross amount of cash proceeds received by GACC or any of its Subsidiaries in respect of such issuance, less (to the extent applicable and without duplication) reasonable underwriting commissions, legal, investment banking and accounting fees and disbursements, printing expense and governmental fees incurred in connection with such issuance and payable by the issuer of such Securities.

             "Net Disposition Proceeds" means, with respect to any Sale of any Property by GABCO or any GABCO Subsidiary (other than any Permitted Disposition or any Sale of Capital Stock of GABCO Sub by GABCO), the gross amount of cash consideration payable to or receivable by GACC or any of its Subsidiaries from such Sale, less (to the extent applicable and without duplication)

                 (a) the amount, if any, of all estimated taxes  payable
             as a result of gain realized from such Sale,

                 (b) reasonable  expenses (other  than those  payable to
             any Associated Person) that are incurred in connection with such Sale and are payable by the seller or the transferor of the Property to which such Sale relates, and

                 (c) the amount of  any Indebtedness for  Borrowed Money
             that is secured by perfected Liens ranking prior (whether by virtue of time of perfection or by contract) to Liens of the Collateral Agent in such Property and that is required to be repaid or prepaid and is in fact repaid or prepaid with such cash consideration substantially contemporaneously with such sale, provided that such Indebtedness for Borrowed Money and such prior Liens are permitted by this Agreement.

          If GACC or any of its Subsidiaries receives any Property (other than cash) as part of the consideration for such Sale, Net Disposition Proceeds shall be deemed to include any cash payments in respect of such Property when and to the extent received by such Person. To the extent that any taxes referred to in clause (a) are not actually paid, then 100% of such unpaid amount shall become due and payable (and treated for purposes of Section 3.3.2(b) as Net Disposition Proceeds) immediately upon it becoming apparent that such amount will not be timely paid to the relevant tax authorities.

             "Net Securities Proceeds" means, with respect to the issuance by GACC of any Capital Stock, the gross amount of cash consideration payable to or receivable by GACC in respect of such issuance, less (to the extent applicable and without duplication) reasonable sales and underwriting commissions, legal, investment banking and accounting fees and disbursements, printing expense and any governmental fees incurred in connection with such issuance and payable by the issuer of such Capital Stock. If GACC receives any Property (other than cash) as part of the consideration for any such issuance, Net Securities Proceeds shall be deemed to include any cash payments in respect of such Property when and to the extent received by GACC.

             "Notes" is defined in Section 3.2.

             "Obligations" means, collectively, all of the indebtedness, obligations and liabilities existing on the date of this Agreement or arising from time to time thereafter, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of any Transaction Party, to any Agent, any Lender or any other Secured Party (a) in respect of the Loans made to the Borrower by the Lenders pursuant to this Agreement, or (b) under or in respect of any one or more of the other Loan Documents.

             "Old 13% Notes" is defined in Section 6.1.1.

             "Old Debt Securities" is defined in Section 6.1.1.

             "Other Debt Documents" means, collectively, (a) the GACC 14% Notes and the GACC 14% Note Indenture, (b) the GABCO 13% Notes and the GABCO 13% Note Exchange Agreement, (c) the WGHP Loan Agreement, and (d) all other Instruments evidencing, guarantying or securing any Indebtedness outstanding under any Instrument referred to in any of clauses (b), (d), (f) or
          (h) of Section 8.2.2.

             "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any and all of its functions under ERISA.

             "paid (or payment) in full" means paid (or payment) in full in cash.

             "Participants" is defined in Section 11.1.1.

             "Percentage" of any Lender means, at any time, the percentage set forth opposite such Lender's name on Schedule I hereto (or, if such Lender has executed an Assignment and Acceptance Agreement, opposite such Lender's signature on the most recent Assignment and Acceptance Agreement then executed by it).

             "Perfection Certificate" means  a certificate duly executed
          by   an  Authorized   Officer  of   each  Transaction   Party,
          substantially in the form of Exhibit E attached hereto.

             "Permitted Capital Stock" means any Capital Stock of any Person with respect to which such Person has no obligation to
          (a) declare or pay any dividend, (b) make any redemption, repurchase, retirement or acquisition, whether through a Subsidiary of such Person, or otherwise, (c) make any return of capital to the holder thereof or (d) make any other distribution of any kind.

             "Permitted Disposition" means:

                 (a) any Sale by any Transaction Party of its  inventory
             in the ordinary course of its business;

                 (b) any Sale  by any Transaction Party  in the ordinary
             course of its business of its equipment or other tangible Property that is obsolete or no longer useful or necessary to its business; provided, that such Sales shall constitute Permitted Dispositions only to the extent that the aggregate proceeds of all such Sales for all Transaction Parties does not exceed $500,000 for any Fiscal Year;

                 (c) any Sale  by any Transaction Party  in the ordinary
             course of its business, and in a manner consistent with its customary and usual cash management practices, of its Permitted Investments of the kind described in paragraph
             (b) of the definition thereof; and

                 (d) the creation  or incurrence  of  any Liens  in  any
             Property of any Transaction Party that are described in and permitted by Section 8.2.3.

             "Permitted  Indebtedness"   means  any  of  the   following
          Indebtedness:

                 (a) Indebtedness of any Principal Company or any of its
             Subsidiaries in respect of taxes, assessments, levies or other governmental charges, and Indebtedness of any Transaction Party in respect of accounts payable incurred in the ordinary course of business, and in respect of claims against it for labor, materials, or supplies, to the extent that (in each case) the payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.1.4;

                 (b) Indebtedness  of any  Transaction Party  secured by
             Liens of carriers, warehousemen, mechanics, landlords or materialmen that constitute Permitted Liens under clause
             (c) or (e) of the definition thereof;

                 (c) Indebtedness of any Principal Company or any of its
             Subsidiaries in respect of judgments or awards which have been in force for less than the applicable appeal period so long as (i) (in each case) execution is not levied or in respect of which any Principal Company or any such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which execution thereof shall have been stayed pending such appeal or review, and (ii) the aggregate amount of such Indebtedness outstanding at any time (determined on a consolidated basis in accordance with GAAP) does not exceed $500,000;

                 (d) Indebtedness  incurred by any  Transaction Party in
             connection with the acquisition, construction or improvement by such Transaction Party of equipment used or to be used in the ordinary course of business of such Transaction Party; provided, that (i) the aggregate amount of all such Indebtedness outstanding at any time (determined on a consolidated basis in accordance with GAAP) does not exceed $1,000,000 and (ii) any Liens on such equipment securing such Indebtedness constitute Permitted Liens under clause (g) of the definition thereof;

                 (e) Indebtedness  under  or  in respect  of  Contingent
             Obligations of any Transaction Party as sublessor or assignor under subleases entered into in the ordinary course of business of such Transaction Party;

                 (f) Indebtedness  under or  in  respect  of  Contingent
             Obligations of any Transaction Party in respect of letters of credit or surety or other bonds issued in the ordinary course of business of any Transaction Party in connection with Liens that constitute Permitted Liens under clause (c) of the definition thereof;

                 (g) Indebtedness  arising  in  the ordinary  course  of
             business of the Borrower representing payment obligations in respect of film license contracts of any of the Borrower's Broadcasting Stations;

                 (h) Indebtedness  of  the   Borrower  or  any   of  its
             Subsidiaries that (i) is existing on the date of this Agreement and is not otherwise permitted by this Agreement,
             (ii) is identified and described in Section 8.2.2 of the Disclosure Schedule and (iii) is not required to be repaid with the proceeds of the Loans pursuant to Section 3.8 or discharged or cancelled as of the Effective Date in connection with the Reorganization; and

                 (i) any   extension,  refunding   or  renewal   of  any
             Indebtedness referred to in paragraph (h), so long as (i) such Indebtedness is not increased or secured by additional Property, (ii) the maturity date of any such refunded or renewed Indebtedness is not earlier than the maturity date of the Indebtedness so refunded or renewed, (iii) the mandatory repayment, prepayment, redemption, repurchase, defeasance, sinking fund and similar obligations in respect of such refunded or renewed Indebtedness shall not exceed similar such obligations in respect of the Indebtedness so refunded or renewed and (iv) the covenants, events of default and other provisions contained in the Securities or other Instruments governing such renewed or refunded Indebtedness, individually and taken as a whole, are not more restrictive or burdensome than those contained in the Instruments governing the Indebtedness so refunded or renewed.

             "Permitted   Investments"  means   any  of   the  following

          Investments by any Transaction Party:

                 (a) Investments that (i) are held or are outstanding or
             in effect on the date of this Agreement, and (ii) are identified and described in Section 8.2.7 of the Disclosure Schedule;

                 (b) Investments in cash and Cash Equivalents;

                 (c) Investments  in  the  form  of  accounts receivable
             arising from sales of goods or services in the ordinary course of business, provided that, for any accounts receivable that are more than 120 days overdue, appropriate reserves or allowances have been established in accordance with GAAP;

                 (d) Investments  in the form of advances or prepayments
             to suppliers in the ordinary course of business; and

                 (e) Investments  in the  form of  loans or  advances to
             employees in the ordinary course of business for travel expenses, drawing accounts or other similar business related expenses.

             "Permitted LMA Transaction" means any agreement or arrangement pursuant to which the Borrower purchases broadcast time on any Broadcasting Station (other than any Broadcasting Station owned by the Borrower) for the purpose of programming such broadcast time, so long as:

                 (a) such Broadcasting  Station operates in a  market in
             which the  Borrower then owns and  operates a  Broadcasting
             Station;

                 (b) the  aggregate amount  of payments  required  to be
             made by the Borrower under all such agreements or arrangements shall not exceed $500,000 during any Fiscal Year;

                 (c) the   Borrower  shall  have   demonstrated  to  the
             reasonable satisfaction of the Required Lenders (based on, among other things, operating and financial projections and pro-forma financial statements delivered to the Lenders and certified by the chief financial Authorized Officer of the Borrower) that, after giving effect to the agreement or arrangement, all covenants (including all covenants contained in Section 8.2.4) contained herein will be satisfied on a pro-forma basis through the Maturity Date, based on operating and financial projections that are consistent with historical results and results that conservatively can be expected for the future;

                 (d) no Default is  continuing immediately prior  to the
             effectiveness of such agreement or arrangement, and no Default would result from such agreement or arrangement; and

                 (e) all payments to be made by the Borrower under  such
             agreement  or arrangement  are reasonable  and fair  to the

             Borrower.

             "Permitted Liens" means any of the following Liens:

                 (a) Liens that (i) are in existence on the date of this
             Agreement,  (ii) are  identified and  described  in Section
             8.2.3 of the Disclosure Schedule, and (iii) secure Indebtedness of any Transaction Party constituting Permitted Indebtedness under clause (h) of the definition thereof;

                 (b) Liens to secure taxes, assessments, levies or other
             governmental charges imposed upon any Principal Company or any of its Subsidiaries, and Liens to secure claims against any Principal Company or any of its Affiliates for labor, materials or supplies, to the extent (in each case) that the payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.l.4;

                 (c) deposits or pledges made  by any Transaction  Party
             in the ordinary course of its business (i) in connection with, or to secure payment of, workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits, (ii) to secure the performance of bids, tenders, statutory obligations, leases and contracts (other than contracts relating to borrowed money), or (iii) to secure surety, appeal, indemnity or performance bonds, in each case in the ordinary course of the business of the Transaction Party, and in each case only to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.1.4;

                 (d) Liens in respect of judgments or awards against the
             Principal Companies or any of their Subsidiaries to the extent that such judgments or awards constitute Permitted Indebtedness under clause (c) of the definition thereof;

                 (e) Liens   of   carriers,   warehousemen,   mechanics,
             landlords or materialmen incurred in the ordinary course of the business of any Transaction Party, in each case, for sums not overdue or being contested in good faith by appropriate proceedings, and for which appropriate reserves with respect thereto have been established and maintained on the consolidated books of GACC and its Subsidiaries in accordance with GAAP to the extent required under such principles;

                 (f) easements,   right-of-way,   zoning   and   similar
             restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of any Transaction Party;

                 (g) Liens given by any Transaction Party to secure  the
             payment of the cost of equipment acquired, constructed or improved by such Transaction Party after the date of this Agreement and which Liens are created contemporaneously with or within 360 days after the acquisition, construction or improvement of the equipment subject thereto (all Liens of the type described in this clause (g) being hereinafter called "Purchase Money Liens"); provided, however, that:

                   (i) any equipment subject to any such Purchase Money Lien is used or to be used in the ordinary course of business of any Transaction Party permitted by Section 8.2.1;

                   (ii) no such Purchase Money Lien on any such equipment shall extend to or cover any Property of such Transaction Party other than such equipment;

                   (iii) the aggregate amount of the Indebtedness secured by any such Purchase Money Lien in respect of any such equipment (whether or not such Transaction Party shall assume or otherwise become liable for such Indebtedness) shall not exceed the lesser of the cost or fair market value (in each case, as delivered, installed and tested) of such equipment at the time of acquisition, construction or improvement thereof; and

                   (iv) the aggregate amount of all of the Indebtedness of the Transaction Parties outstanding at any time and secured by such Purchase Money Liens on equipment (determined on a consolidated basis in accordance with GAAP) shall at no time exceed $1,000,000.

                 (h) extensions,  renewals  and  replacements  of  Liens
             described in clauses (a) and (g) of this definition, provided that each such extension, renewal or replacement Lien is limited to the Property covered by the Lien so extended, renewed or replaced and does not secure any Indebtedness that is different from or in excess of that secured immediately prior to such extension, renewal or replacement.

             "Person" means any natural person, corporation, partnership, joint venture, association, Governmental Authority or any other entity, whether acting in an individual, fiduciary or other capacity.

             "Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA which is subject to Title IV of ERISA, and is maintained or contributed to by the Borrower, any Principal Company or any ERISA Affiliate for any employees of any such Person.

             "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit D attached hereto, to be executed and delivered by the Borrower and GABCO Sub on or prior to the Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties.

             "Principal Companies" means (a) at all times prior to the Effective Date, GABCO and the Borrower and (b) from and after the Effective Date, GACC, GABCO, GABCO Sub and the Borrower.

             "Projections" is defined in Section 7.5.

             "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

             "Pro-forma Capital Structure" is defined in Section 7.15.

             "Purchasing Lender" is defined in Section 11.2.1.

             "Ratable" or "Ratably" means, with respect to any Lender vis-a-vis all other Lenders, such Lender's Percentage of the amount in question.

             "Rate Protection Agreement" means any interest rate swap, cap, collar or similar agreement or arrangement entered into, from time to time, by any Transaction Party and a Counterparty to protect a Transaction Party against fluctuations in interest rates on Indebtedness of a Transaction Party.

             "Reference Lenders" means, collectively, for purposes of determining the Eurodollar Rate and in connection with other matters pertaining to Eurodollar Rate Tranches, Continental, Bank of Boston and all other Lenders designated in a notice to the Borrower and all Lenders by the Administrative Agent
          (after consultation with the Borrower and with the prior approval of the Required Lenders) to be Reference Lenders.

             "Reference  Period"   means  each   period   of  four   (4)
          consecutive Fiscal Quarters.

             "Register" is defined in Section 11.2.4.

             "Registration   Statement"    means   GACC's   Registration
          Statement on Form S-4 relating to the Reorganization.

             "Relative" means, in relation to any Person, any spouse, parent, grandparent, child, grandchild, brother or sister of such Person, or the spouse of any of the foregoing.

             "Release" means a "release," as such term is defined in CERCLA.

             "Reorganization" is defined in Section 6.1.1.

             "Reorganization Cases" means the joint reorganization cases commenced in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code by GACC, Holding I and Holding II (and not GABCO or any of its Subsidiaries) seeking confirmation of the Reorganization Plan.

             "Reorganization Plan" means the joint prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code, for GACC, Holding I and Holding II (and not for GABCO or any of its Subsidiaries).

             "Repayment Dates" means the dates on which the fixed quarter-annual installments of principal of the Notes shall become due and payable in accordance with this Agreement.

             "Representative" means, with respect to the holders of any Indebtedness of GACC or any of its Subsidiaries, any agent, trustee or similar representative of such holders.

             "Required Lenders" means, at the time any determination thereof is to be made, (a) if the initial Loans have not been made, Lenders having in the aggregate more than 66 2/3% of the aggregate Commitments and (b) if the initial Loans have been made, Lenders holding in the aggregate more than 66 2/3% of the aggregate outstanding principal amount of the Notes.

             "Reserved Net  Disposition Proceeds"  is defined  in clause
          (b) of Section 8.2.9.

             "Restricted Payments" means, in relation to GACC and its Subsidiaries,

                 (a) any declaration or payment of dividends by GACC  or
             any of its Subsidiaries on any shares of its Capital Stock, or any payment or other distribution on account of the purchase, redemption, retirement or other acquisition of shares of the Capital Stock of GACC or any of its Subsidiaries, or the exercise by GACC or any of its Subsidiaries of any options, warrants or other rights to purchase, redeem or acquire for cash any shares of its Capital Stock, or the making by GACC or any of its Subsidiaries of any other payments or distributions in respect of any shares of its Capital Stock;

                 (b) any  payment or prepayment  by GACC  or any  of its
             Subsidiaries (whether of principal, premium, interest or any other sum) of or on account of, any payment or other distribution on account of the redemption, repurchase, defeasance, retirement or other acquisition for value of, or any sinking fund payment in respect of, (i) any Indebtedness of GACC, Holding I, Holding II, GABCO or GABCO Sub (regardless of whether such Indebtedness is subordinated to the Obligations) or (ii) any Indebtedness of the Borrower or any of its Subsidiaries which is subordinated to the Obligations;

                 (c) any  loan  or  advance   by  GACC  or  any  of  its
             Subsidiaries to, or any other Investment by GACC or any of its Subsidiaries in, any Associated Person or any holder of any Indebtedness described in clause (b) of this definition; and

                 (d) any other payment or distribution (whether by cash,
             obligations, Securities or other Property) to any Associated Person or any holder (in its capacity as such) of any Indebtedness described in clause (b) of this definition.

             For  the purposes  of  this Agreement  and the  other  Loan
          Documents, the term "Restricted Payments" shall not include any salaries, bonuses or advances to employees made by any Transaction Party in the ordinary course of its business.

             "Sale"  means  any  sale,   lease,  conveyance,   exchange,
          transfer,   assignment,   pledge,   hypothecation   or   other
          disposition of any Property.

             "SEC" means the Securities and Exchange Commission.

             "Secured Parties" means, collectively, the Agents, the Lenders and any Counterparty to any Rate Protection Agreement that was a Lender as of the date of execution of such Rate Protection Agreement.

             "Securities" means any Capital Stock, partnership interests, voting trust certificates, bonds, debentures,
          notes,  or  other   evidences  of  Indebtedness,   secured  or
          unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

             "Security Agreement" means the Security Agreement, substantially in the form of Exhibit F attached hereto, to be executed and delivered by each of the Transaction Parties (other than GACC) on or prior to the Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties.

             "Security Instrument" means any security agreement, chattel mortgage, assignment, financing or similar statement or notice, continuation statement, other agreement or Instrument or amendment or supplement to any thereof, providing for, evidencing or perfecting any Lien.

             "Single  Employer  Plan"  means  any  Plan  other   than  a
          Multiemployer Plan.

             "Sold Station" is defined in clause (c) of Section 8.2.9.

             "Special Covenant Conditions" means, in relation to any date on which any Indebtedness is to be created, incurred or assumed, any Restricted Payment is to be made or declared, any Affiliate Transaction is to be entered into, or any Sale or Acquisition is to be made or consummated, in each case, by GACC or any of its Subsidiaries, each of the following conditions:

                 (a) no Default shall have occurred and be continuing on
             or as of such date; and

                 (b) no  Default  shall occur  or  shall  be  continuing
             immediately after giving effect to the creation, incurrence or assumption of such Indebtedness, the declaration or making of such Restrictive Payment, the entering into of such Affiliate Transaction or the consummation of such Sale or Acquisition.

             "Special  Prepayments"  is  defined  in  paragraph  (f)  of
          Section 3.3.2.

             "Sub-Agent" means a  banking institution  which shall  have
          delivered  to  the  Collateral   Agent  an  executed   Lockbox
          Agreement.

             "Subsidiary" means, in relation to any Person (in this paragraph called the "parent") at any time, any corporation, partnership or other Person (a) of which shares of Capital Stock, partnership interests or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other Person, or representing a majority of the equity interests in such corporation, partnership or other Person, are at the time owned, controlled or held, directly or indirectly, by the parent, or (b) the management of which is otherwise controlled, directly or indirectly, by the parent.

             "Subsidiary Guaranty" means the Guaranty, substantially in the form of Exhibit I attached hereto, to be executed and delivered by LSI on or prior to the Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties.

             "Tax Sharing Agreement" means the Agreement of Allocation of Payment of Federal Income Taxes, dated as of October 2, 1987, as supplemented as of October 7, 1987, among GACC and its Subsidiaries.

             "Taxes" is defined in Section 3.7.

             "Theme Park Partnership" means The Theme Park Partnership, an Australian partnership in which GABCO holds a 35.85% interest as of the date hereof, and which in turn owns, as of the date hereof, a 66.25% interest in a joint venture known as Australian Wonderland.

             "Total Debt to Consolidated Broadcast Cash Flow Ratio" is defined in Section 8.2.4.

             "Trademark Security Agreement" means the Trademark Security Agreement, substantially in the form of Exhibit G attached hereto, to be executed and delivered by the Transaction Parties (other than GACC) on or prior to the Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties.

             "Tranche" is defined in Section 4.1.

             "Transaction Parties" means, collectively, the Principal Companies, the Material Subsidiaries and any other Subsidiary of any Principal Company that may become a party to any Collateral Document.

             "Transfer Effective Date" is defined in Section 11.2.1.

             "Transferee" is defined in Section 11.3.

             "United States" or "U.S." means the United States of America, its fifty States, and the District of Columbia.

             "WGHP-TV"  means   the  television   Broadcasting   Station
          (WGHP-TV), Greensboro/High  Point, North Carolina owned by the
          Borrower.

             "WGHP Loan" means the term loan or loans, in the aggregate principal amount of up to $17,500,000, to be made to the Borrower pursuant to the WGHP Loan Agreement on the Effective Date.

             "WGHP Loan Agreement" means the loan agreement, to be executed on or prior to the Effective Date by the Borrower and AFC, as a lender thereunder and as agent, governing the terms of the WGHP Loan.

             "WGHP Pay Off Letter" means a letter agreement between the Borrower and Bank of New York, as agent, relating to the payment in full on the Effective Date of all obligations of the Borrower under the Existing WGHP Loan Agreement.

             "WGHP-TV Operating Assets" means all of the operating assets, including all FCC licenses, of WGHP-TV.

             "WGHP Subordination Agreement" means the Subordination Agreement to be executed by the Borrower, the Agents and AFC, as agent for the lenders under the WGHP Loan Agreement, pursuant to which all obligations of the Borrower under the WGHP Loan Agreement shall be subordinated to Senior Indebtedness (as defined therein).

             "1994 Hanna-Barbera Proceeds Distribution" is defined in clause (d)(i) of Section 3.3.2.

             "1996 Hanna-Barbera Proceeds Distribution" is defined in clause (d)(ii) of Section 3.3.2.

             SECTION 1.2. Use of Defined Terms. Terms for which meanings are provided in this Agreement shall, unless otherwise defined  or  the context  otherwise  requires,  have such meanings when used in the Notes, the Disclosure Schedule, each Continuation/Conversion Notice, each Compliance Certificate, each Loan Document and each notice and other communication delivered from time to time in connection with this Agreement or any Instrument hereafter executed pursuant hereto.

             SECTION 1.3.  Cross-References.         Unless    otherwise
          specified, references in this Agreement and in each Loan Document to any Article or Section are references to such Article or Section of this Agreement or such Loan Document, as the case may be, and unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Section, Article or definition.

             SECTION 1.4. Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in Section 7.5, be made in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with the consolidated financial statements of GACC for the 1992 Fiscal Year (and without giving effect to any subsequent changes to GAAP) except insofar as:

                 (a) the  Principal Companies  shall have  elected (with
             the concurrence of the Independent Public Accountant and upon prior written notification to the Lenders) to adopt more recently promulgated generally accepted accounting principles (which election shall continue to be effective for subsequent years); and

                 (b) each  of  the  Managing  Agents  and  the  Required
             Lenders shall have consented to such election (it being understood that such consent may be conditioned upon the negotiation of such changes to this Agreement, including
             Section 8.2.4, as the Managing Agents and the Required Lenders may in their sole discretion deem appropriate).

             SECTION 1.5. General Provisions Relating to Definitions. Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "including" means including, without limiting the generality of any description preceding such term. Each reference herein to any Person shall include a reference to such Person's successors and assigns. References to any Instrument defined in this Agreement refer to such Instrument as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.


                                    ARTICLE II

                            COMMITMENTS OF THE LENDERS

             SECTION 2.1. Commitments. Subject to the terms and conditions of this Agreement, each Lender, severally and for itself alone, agrees to make a term loan to the Borrower (collectively the "Loans" and individually each a "Loan") on the Effective Date in an amount up to the amount of such Lender's Percentage of the aggregate Commitments; provided that the principal amount of the Loan of any Lender shall not exceed such Lender's Commitment.

             SECTION 2.2. Commitments Several. The failure of any Lender to make its Loan shall not relieve any other Lender of its obligation (if any) to make its Loan, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

             SECTION 2.3.  Termination of Commitments.   The Commitments
          shall  terminate  immediately  upon   the  occurrence  of  any
          Commitment Termination Event.


                                   ARTICLE III

                                 LOANS AND NOTES

             SECTION 3.1. Borrowing Procedure. The Borrower shall give written or telephonic notice to the Administrative Agent of the proposed borrowing of the Loans not later than (a) in the event that there are to be only Base Rate Tranches initially, 10:00 A.M., Boston time, at least one Business Day prior to the proposed date of such borrowing, and (b) in the event that any Eurodollar Tranches are to be included in the initial borrowing, 10:00 A.M., Boston time, at least three Business Days prior to the proposed date of such borrowing. Such notice shall be effective upon receipt by the Administrative Agent and shall specify the date, amount and type of each Tranche and, in the case of each Group of Eurodollar Tranches, the initial Interest Period therefor, all of which shall be selected in accordance with Section 4.1 and 4.4. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than noon, Boston time, on the Effective Date, each Lender shall provide the Administrative Agent at its Domestic Office with immediately available funds covering such Lender's Percentage of the proposed borrowing and, subject to the satisfaction of the conditions precedent set forth in
          Article VI hereof, the Administrative Agent shall pay over the requested amount to the Borrower on the Effective Date.

             SECTION 3.2.  Notes.   The  Loan of  each Lender  shall  be
          evidenced by a promissory note (each a "Note" and collectively for all Lenders the "Notes") substantially in the form set forth in Exhibit A attached hereto, with appropriate insertions, dated the Effective Date, payable to the order of such Lender in the principal amount of the Loan made by such Lender.

             SECTION 3.3.  Principal    Payments.       Repayments   and
          prepayments of principal of the Loans shall be made in accordance with this Section 3.3. No amount of principal of the Loans repaid or prepaid may be reborrowed.

             SECTION 3.3.1. Repayments. The Borrower promises to make payment in full of all of the unpaid principal of each Loan on the Maturity Date. Prior thereto, the Borrower shall, on each Repayment Date set forth below, make a scheduled payment of the outstanding principal amount of the Loans in an aggregate amount equal to the amount set forth below opposite such date (each such payment, an "Installment"):

                 Repayment Date                Installment

                 March 31, 1994               $  4,750,000
                 June 30, 1994                $  4,750,000
                 September 30, 1994           $  5,250,000

                 December 31, 1994            $  5,250,000
                 March 31, 1995               $  6,250,000
                 June 30, 1995                $  6,250,000
                 September 30, 1995           $  6,250,000
                 December 31, 1995            $  6,250,000
                 March 31, 1996               $  5,000,000
                 June 30, 1996                $  5,000,000
                 September 30, 1996           $  5,000,000
                 December 31, 1996            $  5,000,000
                 March 31, 1997               $  6,500,000
                 June 30, 1997                $  6,500,000
                 September 30, 1997           $  6,500,000
                 December 31, 1997            $  6,500,000
                 March 31, 1998               $  5,000,000
                 June 30, 1998                $  5,000,000
                 September 30, 1998           $  5,000,000
                 December 31, 1998            $114,000,000

          If the aggregate amount of 1994 Hanna-Barbera Proceeds Distributions received by GACC or any of its Subsidiaries on or prior to March 31, 1995 is less than $5,000,000, each Installment due during the 1995 Fiscal Year shall be reduced by one-fourth of the amount of such shortfall. If the aggregate amount of 1996 Hanna-Barbera Proceeds Distributions received by GACC or any of its Subsidiaries on or prior to March 31, 1997 is less than $10,000,000, each Installment due during the 1997 Fiscal Year shall be reduced by one-fourth of the amount of such shortfall. The Installment due on the Maturity Date shall be increased by the amount of any reductions to the Installments due during the 1995 Fiscal Year or the 1997 Fiscal Year pursuant to the preceding two sentences.

             SECTION 3.3.2.  Prepayments.

                 (a) Voluntary Prepayments.  The Borrower may, from time
             to time on any Business Day prepay the Loans in whole or in part, provided that (i) the Borrower shall irrevocably give the Administrative Agent (which shall promptly advise each Lender) not less than three Business Days' prior written notice thereof, specifying the Tranches to be prepaid and the date and amount of prepayment, (ii) each partial prepayment of the Loans shall be in an aggregate minimum amount of at least $1,000,000 or an integral multiple of $1,000,000 in excess thereof. Any voluntary prepayment of principal of the Loans pursuant to this paragraph (a) shall reduce the remaining Installments as provided in paragraph
             (f).

                 (b) Net Disposition Proceeds.

                   (i) The Borrower shall, concurrently with the receipt by GACC or any of its Subsidiaries of any Net Disposition Proceeds, prepay principal of the Loans in an amount equal to the amount of such Net Disposition Proceeds. Any prepayment of principal of the Loans pursuant to this paragraph (b) shall reduce each remaining Installment by the amount of such prepayment multiplied by a fraction having a numerator of one (1) and a denominator equal to the remaining number of Installments.

                   (ii) Notwithstanding the foregoing provisions of paragraph (b)(i), the Borrower shall not be required to prepay the Loans with any Reserved Net Disposition Proceeds that are pledged to the Collateral Agent in compliance with clause (b) of Section 8.2.9 and thereafter used to acquire a Broadcasting Station in compliance with all the conditions set forth in clause
                 (c) of Section 8.2.9.

                 (c) Net   Securities   Proceeds.  All  Net   Securities
             Proceeds received by GACC shall be used, substantially contemporaneously with such receipt, at the option of the Principal Companies, (i) by the Borrower to prepay principal of the Loans, (ii) by GABCO to pay, prepay or redeem Indebtedness under the GABCO 13% Notes and the GABCO 13% Note Exchange Agreement in compliance with clause (e) of Section 8.2.8, and/or (iii) by GACC to pay, prepay or redeem Indebtedness under the GACC 14% Notes and the GACC 14% Note Indenture in compliance with clause (i) of Section
             8.2.8. Any prepayment of principal of the Loans pursuant to this paragraph (c) shall reduce the remaining Installments by the amount of such prepayment in the inverse order of maturity thereof, beginning with the Installment due on the Maturity Date.

                 (d) Hanna-Barbera  Proceeds.     The  Borrower   shall,
             concurrently  with  the  receipt  by GACC  or  any  of  its
             Subsidiaries of any Hanna-Barbera Proceeds, prepay principal of the Loans in an amount equal to the amount of such Hanna-Barbera Proceeds. Any prepayment of principal of the Loans pursuant to this paragraph (d) shall reduce the remaining Installments as provided below in this paragraph (d).

                  (i) Application of Hanna-Barbera Proceeds Scheduled to be Received in December, 1994. Any prepayment of principal of the Loans made pursuant to this paragraph (d) with Hanna-Barbera Proceeds scheduled on the date hereof to be received by the Borrower in December, 1994 ("1994 Hanna-Barbera
                 Proceeds Distributions") shall, if such Hanna-Barbera Proceeds are received by GACC or any of its Subsidiaries (whether pursuant to Section 10.6(d)(v) or 10.6(d)(vi) of the Hanna-Barbera Reorganization Agreement) (A) on or prior to March 31, 1995, reduce each Installment due during the 1995 Fiscal Year by an amount equal to one-fourth of the amount of such prepayment, and (B) after March 31, 1995, reduce the remaining Installments by the amount of such prepayment in the inverse order of maturity thereof, beginning with the Installment due on the Maturity Date.

                 (ii) Application of Hanna-Barbera Proceeds Scheduled to be Received in December, 1996. Any prepayment of principal of the Loans made pursuant to this paragraph (d) with Hanna-Barbera Proceeds scheduled on the date hereof to be received by the Borrower in December, 1996 ("1996 Hanna-Barbera
                 Proceeds Distributions") shall, if such Hanna-Barbera Proceeds are received by GACC or any of its Subsidiaries (whether pursuant to Section 10.6(d)(vii) or 10.6(d)(viii) of the Hanna-Barbera Reorganization Agreement) (A) on or prior to March 31, 1997, reduce each Installment due during the 1997 Fiscal Year by an amount equal to one-fourth of the amount of such prepayment, and (B) after March 31, 1997, reduce the remaining Installments by the amount of such prepayment in the inverse order of maturity thereof, beginning with the Installment due on the Maturity Date.

                 (e) Excess Cash Flow.   The Borrower  shall prepay  the
             Loans on March 31 of each year, commencing March 31, 1995, in an amount equal to the lesser of (i) the Excess Cash Flow of GACC and its Subsidiaries for the prior calendar year and (ii) the amount that would reduce the cash and Cash Equivalents of the Borrower and its Subsidiaries as of such date of prepayment (after giving effect to all other payments made on such date) to $7,500,000. Any prepayment of principal of the Loans pursuant to this paragraph (e) shall reduce the remaining Installments as provided in paragraph (f).

                 (f) Application  of  Voluntary  Prepayments and  Excess
             Cash Flow Prepayments to Remaining Installments.

                  (i) Prepayments in 1994 and 1995. Any voluntary prepayment of principal of the Loans pursuant to
                 paragraph  (a)  and   any  mandatory    prepayment   of
                 principal of the Loans pursuant to paragraph (e) (collectively, "Special Prepayments") made during the 1994 and 1995 Fiscal Years shall (A) first, reduce the remaining Installments by the amount of such prepayment in the inverse order of maturity thereof, beginning with the Installment due on the Maturity Date, until the aggregate amount of such Special Prepayments during the 1994 and 1995 Fiscal Years equals $2,000,000, (B) second, reduce each Installment thereafter due during the 1995 Fiscal Year by the amount of such prepayment multiplied by a fraction having a numerator of one (1) and a denominator equal to the number of Installments thereafter due during the 1995 Fiscal Year that have not been paid in full prior to the date of such prepayment and (C) third, after all Installments due during the 1995 Fiscal Year have been paid in full, reduce the remaining Installments in the inverse order of maturity thereof, beginning with the Installment due on the Maturity Date.

                 (ii) Prepayments in 1996. Any Special Prepayment made during the 1996 Fiscal Year shall (A) first, reduce the remaining Installments by the amount of such prepayment in the inverse order of maturity thereof, beginning with the Installment due on the Maturity Date, until the aggregate amount of Special Prepayments

                 (including Special Prepayments made during the 1994 and 1995 Fiscal Years) that have reduced the remaining Installments in the inverse order of maturity equals $4,000,000, (B) second, reduce each Installment thereafter due during the 1996 Fiscal Year by the amount of such prepayment multiplied by a fraction having a numerator of one (1) and a denominator equal to the number of Installments due during the 1996 Fiscal Year that have not been paid in full prior to the date of such prepayment and (C) third, after all Installments due during the 1996 Fiscal Year have been paid in full, reduce the remaining Installments in the inverse order of maturity thereof, beginning with the Installment due on the Maturity Date.

                (iii)    Prepayments  in  1997  and  Thereafter.     Any
                 Special Prepayment made during the 1997 Fiscal Year (or thereafter) shall reduce the remaining Installments by the amount of such prepayment in the inverse order of maturity thereof, beginning with the Installment due on the Maturity Date.

                 (g) Application of Prepayments  While Event of  Default
             is Continuing. Notwithstanding anything to the contrary in paragraphs (a) through (f), any prepayment of principal of the Loans made or required to be made pursuant to paragraphs (a) through (e) while any Event of Default is continuing shall reduce the remaining Installments by the amount of such prepayment in the order specified by the Required Lenders.

             SECTION 3.4.  Interest Payments.   The Borrower shall  make
          payments of interest in accordance with this Section.

             SECTION 3.4.1. Interest Rates. The Borrower hereby absolutely and unconditionally promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

                 (a) on any portion of such Loan that constitutes a Base
             Rate Tranche, at a rate per annum equal to the Alternate Base Rate from time to time in effect plus the Alternate Base Rate Margin in effect at such time; and

                 (b) on any  portion of  such  Loan that  constitutes  a
             Eurodollar Tranche, at a rate per annum equal to the Eurodollar Rate (Reserved Adjusted) applicable to each Interest Period for such Tranche plus the Eurodollar Rate Margin in effect at such time;

          provided, that in no event shall the rate of interest on any Tranche exceed the maximum rate permitted by Applicable Law.

             SECTION 3.4.2. Interest on Overdue Amounts. The Borrower will, on demand, pay interest on any overdue Installments, or any portion thereof which shall become due under Section 3.3.2, and, to the maximum extent permitted by Applicable Law, on any overdue interest, fees and other amounts owing to any Agent or any Lender at a rate per annum that is at all times equal to the sum of (a) the highest rate per annum applicable to any Tranche determined in accordance with
          Section 3.4.1, plus (b) two percent (2%).

             SECTION 3.4.3.  Payment  Dates.   Interest accrued  on each
          Loan shall be payable, without duplication, on:

                 (a) the Maturity Date;

                 (b) with respect to the outstanding principal amount of
             all Base Rate Tranches, on the last day of each Fiscal Quarter, commencing with the first such date following the Effective Date;

                 (c) with respect to the outstanding principal amount of
             all Eurodollar Tranches, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the last day of each three-month period occurring during such Interest Period);

                 (d) with  respect  to that  portion of  the outstanding
             principal amount of the Loans converted into Base Rate Tranches or Eurodollar Tranches on a day when interest would not otherwise have been payable pursuant to clause
             (b) or (c), the date of such conversion; and

                 (e) with  respect  to  any  portion of  any  Eurodollar
             Tranche prepaid pursuant to Section 3.3.2, the date of such repayment or prepayment;

          Interest accrued pursuant to Section 3.4.2 on any overdue Installment or portion thereof and, to the extent permitted by Applicable Law, on any overdue interest, fees and other amounts, shall be payable upon demand and, in any event, on the last Business Day of each month.

             SECTION 3.5.  Fees.

             SECTION 3.5.l. Closing Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders, fees (the "Closing Fees"), in two installments, payable as follows: (a) $1,797,343.75 of Closing Fees shall be paid to the Administrative Agent on the date of this Agreement (the "Initial Installment"); and (b) $5,392,031.25 of Closing Fees shall be paid to the Administrative Agent on the date the initial Loans are made (the "Effective Date Installment"). The Administrative Agent shall allocate each payment of Closing Fees among the Lenders (including Bank of Boston and Continental) in accordance with the following schedules:


                                          Allocation of
                 Lender                   Initial Installment

                 Bank of Boston               $304,687.50
                 Continental                  $304,687.50
                 Chase Manhattan Bank, N.A.   $304,687.50
                 The Bank of New York         $232,031.25

                 Bank of Montreal             $168,750.00
                 National Westminster
                   Bank USA                   $168,750.00
                 Chemical Bank                $137,500.00
                 Banque Paribas               $103,125.00
                 Star Bank, N.A.              $ 50,625.00
                 The Provident Bank           $ 22,500.00


                                          Allocation of
                                          Effective Date
                 Lender                   Installment

                 Bank of Boston               $914,062.50
                 Continental                  $914,062.50
                 Chase Manhattan Bank, N.A.   $914,062.50
                 The Bank of New York         $696,093.75
                 Bank of Montreal             $506,250.00
                 National Westminster
                   Bank USA                   $506,250.00
                 Chemical Bank                $412,500.00
                 Banque Paribas               $309,375,00
                 Star Bank, N.A.              $151,875.00
                 The Provident Bank           $ 67,500.00

             SECTION 3.5.2. Commitment Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders, fees ("Commitment Fees") on the amount of each Lender's unused Commitment during the period commencing May 26, 1993 and ending on the earlier to occur of the date the Commitments shall terminate and the date the initial Loans are made. Commitment Fees shall be computed at the annual rate of one-half of one percent (.5%), and shall be payable in arrears on the last day of each Fiscal Quarter beginning September 30, 1993, and on the earlier to occur of the date the Commitments shall terminate and the date the initial Loans are made.

             SECTION 3.5.3. Agents Fee. The Borrower shall pay to the Administrative Agent, for the account of the Managing Agents, an agents fee (the "Agents Fee"), in accordance with the terms of the Agents Fee Letter. Each payment of the Agents Fee, Commitment Fees and Closing Fees shall be non-refundable.

             SECTION 3.6.  Making    and    Proration    of    Payments;
          Computations; etc.

             SECTION 3.6.1. Making of Payments. All payments of principal of and interest on the Notes, and all payments of Fees, shall be made by the Borrower to the Administrative Agent in immediately available funds at its Domestic Office not later than noon, Boston time, on the date due, and funds received after that hour shall be deemed to have been received by the Administrative Agent on the next following Business Day. The Administrative Agent shall promptly remit to each Lender or Agent its share (if any) of all such payments received in collected funds by the Administrative Agent. All payments under Sections 4.5, 4.8, 12.3 and 12.4 shall be made by the Borrower directly to the Lender or Lenders entitled thereto. Each payment of principal shall be applied to such Tranches as the Borrower shall direct by notice to be received by the Administrative Agent on or before the date of payment, or, in the absence of such notice, as the Administrative Agent shall determine in its discretion. Concurrently with its remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

             SECTION 3.6.2. Setoff. Each Principal Company agrees that each Agent and each Lender shall have all rights of set-off and bankers' lien provided by Applicable Law, and in addition thereto, each Principal Company agrees that if at any time any payment or other amount owing by such Principal Company under this Agreement is then due to any Agent or any Lender, such Agent or Lender may apply to the payment of such payment or other amount any and all balances, credits, deposits, accounts or moneys of such Principal Company then or thereafter deposited or held by such Person.

             SECTION 3.6.3.  Proration of  Payments.   If any  Lender or
          other holder of a Note shall obtain by payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) of principal of or interest on any Note in excess of its Ratable share of payments and other recoveries obtained by all Lenders or other holders of Notes (other than in respect of an Affected Tranche), such Lender or other holder shall purchase from the other Lenders or holders such participations in the Notes held by them as shall be necessary to cause such purchasing Lender or other holder to share the excess payment or other recovery Ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender or holder, the purchase of such participation shall be rescinded and the purchase price restored to the extent of such recovery. The Borrower agrees that any Lender or other holder of a Note so purchasing a participation from another Lender or holder pursuant to this Section shall be entitled to all rights of set-off and bankers' lien with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation.

             SECTION 3.6.4. Due Date Extension. If any payment of principal of or interest on any of the Notes, or of any Fees, falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day (unless, in the case of interest due on the principal amount of any Eurodollar Tranche, such next following Business Day is the first day of a calendar month, in which case such due date shall be the immediately preceding Business Day), and additional interest and Commitment Fees shall accrue and be payable for the period of such extension.

             SECTION 3.6.5. Notice of Changes in Alternate Base Rate; Notice of Eurodollar Rates. Changes in the rate of interest on any Base Rate Tranches shall take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent shall give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate. The applicable Eurodollar Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Borrower and each Lender. Each determination of the Alternate Base Rate and the applicable Eurodollar Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of manifest error. The Administrative Agent shall, upon written request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable Eurodollar Rate hereunder. Each Reference Lender agrees to furnish to the Administrative Agent timely information for determining the applicable Eurodollar Rate. If any one or more of the Reference Lenders shall fail to timely furnish such information to the Administrative Agent for any such interest rate, the Administrative Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Lenders.

             SECTION 3.6.6. Computations. Interest and Commitment Fees shall be computed based on the actual number of days elapsed and a year of 360 days.

             SECTION 3.6.7. Recordkeeping. Each Lender shall record in its records, or at its option on the schedule attached to its Note, the date and amount of the Loan made by such Lender, each repayment and prepayment thereof and, in the case of each Eurodollar Tranche, the principal amount thereof and the dates on which each Interest Period for such Tranche shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrower or any Guarantor hereunder or under any Note to repay the principal amount of the Loan evidenced by such Note together with all interest accruing thereon.

             SECTION 3.7. Taxes. All payments of principal of and interest on the Notes and of all Fees and other amounts payable hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes or other taxes, fees, duties, withholdings or charges of any nature whatsoever imposed by any Governmental Authority, but excluding franchise taxes imposed on any Lender and taxes imposed on any Lender measured by such Lender's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction from any such payment to be made hereunder or under any of the other Loan Documents is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower or other Transaction Party obligated to make such payment will:

                 (a) pay directly to the relevant Governmental Authority
             the full amount required to be so withheld or deducted;

                 (b) promptly forward  to  the Administrative  Agent  an
             official receipt or other documentation satisfactory to the Administrative Agent evidencing that the Borrower or other Transaction Party obligated to make such payment has made such payment to such Governmental Authority; and

                 (c) pay to  the  Administrative Agent  such  additional
             amounts as are necessary to ensure that the net amount actually received by each Secured Party will equal the full amount such Secured Party would have received had no such withholding or deduction been required.

           Moreover, if any Taxes are directly asserted against any Secured Party with respect to any payment received by such Secured Party hereunder or under any of the other Loan
          Documents, such Secured Party may pay such Taxes and the Borrower or other Transaction Party obligated to make such payment will promptly pay such additional amounts (including any penalty, interest and expense) as are necessary in order that the net amount received by such Secured Party after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Secured Party would have received had such Taxes not been asserted.

             If any Transaction Party fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent when due any payments required by this Section 3.7 or any required receipts or other required documentary evidence, the Borrower shall indemnify the Secured Parties for any incremental Taxes, interest or penalties that may become payable by any Secured Party as a result of any such failure and shall promptly pay to the Administrative Agent any amounts not paid when due to the Administrative Agent as required by this Section 3.7.

             SECTION 3.8.  Use of Proceeds.   The Borrower covenants and
          agrees that the proceeds of the Loans made pursuant hereto will be applied:

                 (a) first, to the payment or prepayment  in full on the
             Effective Date of all Obligations (as defined in the Existing Loan Agreement) then outstanding,

                 (b) second, to the payment or prepayment in full on the
             Effective Date of all obligations then outstanding of the Borrower under the Loan Agreement, dated as of December 23, 1991, among the Borrower, the lenders party thereto, and The Bank of New York, as agent (the "Existing WGHP Loan Agreement"), and

                 (c) third, for general working capital purposes, and to
             pay  costs  and  expenses  incurred  by  the   Borrower  in
             connection with the transactions contemplated hereby.


                             ARTICLE IV

                           FUNDING OPTIONS

             SECTION 4.1. Pricing Tranches of Each Loan. The outstanding principal amount of the Loan made by each Lender may be allocated among pricing
        tranches    (individually,    a     "Tranche"    and
        collectively, "Tranches") selected by the Borrower from time to time in accordance with Sections 3.1,
        4.2 and 4.3 hereof. Each Tranche shall be either a Base Rate Tranche or a Eurodollar Tranche (each a "type" of Tranche), as the Borrower shall specify in the initial notice of borrowing pursuant to
        Section  3.1, or  any Continuation/Conversion Notice
        pursuant  to  Section 4.2  or  4.3.   All  Base Rate
        Tranches, and all Eurodollar Tranches having the same Interest Period, may sometimes be referred to as a "Group" of Tranches.

             SECTION 4.2.  Conversion  Procedures.    Subject
        to the provisions of Section 4.4, the Borrower may convert all or any part of any outstanding Group of Tranches into a Group of Tranches of a different type by delivering a Continuation/Conversion Notice to the Administrative Agent not later than (a) in the case of conversion into a Base Rate Tranche, 9:30 A.M., Boston time, on the proposed date of
        such   conversion,  and  (b)   in  the   case  of  a
        conversion into a Eurodollar Tranche, 9:30 A.M., Boston time, at least three (3) Business Days prior to the proposed date of such conversion. Each such notice shall be irrevocable upon receipt by the Administrative Agent and shall specify the date and amount of such conversion, the Group of Tranches (or portion thereof) to be so converted, the type of Tranche to be converted into and, in the case of a conversion into a Eurodollar Tranche, the initial Interest Period therefor; provided, however, that no Eurodollar Tranche shall be converted on any day other than the last day of its Interest Period.
        Promptly   upon   receipt   of   such  notice,   the
        Administrative   Agent  shall   advise  each  Lender
        thereof.   Subject to the provisions of this Section
        4.2 and Section 4.4, each Tranche shall be so converted on the requested date of conversion.

             SECTION 4.3.  Continuation Procedures.   Subject
        to the provisions of Section 4.4, the Borrower may continue all or any part of any outstanding Group of Eurodollar Tranches for an additional Interest
        Period  commencing  upon   the  conclusion  of   the
        Interest Period  then in  effect for  such Group  of
        Eurodollar     Tranches,     by     delivering     a
        Continuation/Conversion      Notice      to      the
        Administrative Agent not later than 9:30 A.M., Boston time, at least three (3) Business Days prior to the end of such then-current Interest Period. Each such notice shall be irrevocable upon receipt by the Administrative Agent and shall specify the
        amount   to  be  so  continued,  the  date  of  such
        continuation  and the Interest  Period therefor that
        is  to   commence  upon   the  termination  of   the
        then-current   Interest   Period.     Promptly  upon
        receipt of such notice, the Administrative Agent shall advise each Lender thereof.

             SECTION 4.4.  Limitations  on  Interest  Periods
        and Continuation  and  Conversion  Elections.    The
        Borrower's rights  under Sections  3.1, 4.2 and  4.3
        hereof   shall   be   subject   to   the   following
        limitations.

             SECTION 4.4.1.  Interest    Periods.        Each
        Interest  Period  for  a  Eurodollar  Tranche  shall
        commence   on  the  date   the  Loan   is  made,  if
        applicable,  or   on  the   date  such  Tranche   is
        converted  from a Base Rate Tranche, or, in the case
        of  a  continuation,   on  the  expiration  of   the
        immediately  preceding  Interest  Period   for  such
        Eurodollar Tranche, and shall end on the date which is one, two, three or six months thereafter, as the Borrower may specify in the related notice of
        borrowing    pursuant    to    Section    3.1,    or
        Continuation/Conversion Notice  pursuant to  Section
        4.2 or 4.3; provided, however, that:

                 (a) each Interest Period  for a  Eurodollar
             Tranche that would otherwise end on a day which is not a Business Day shall end on the immediately succeeding Business Day (unless such immediately succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day);

                 (b) the  Borrower   may  not   select   any
             Interest   Period  which  would  end  after  the
             Maturity Date;

                 (c) the  Borrower  may   not  specify   any
             Interest Period scheduled to end after any Repayment Date set forth in Section 3.3.1 unless the aggregate principal amount of all Base Rate Tranches and all Eurodollar Tranches having Interest Periods ending prior to such Repayment Date shall not be less than the aggregate amount of the Installment due on such Repayment Date and all unpaid Installments due on any prior Repayment Date; and

                 (d) absent  the timely  selection of  a new
             Interest Period for a then outstanding Eurodollar Tranche, or any part thereof, such Eurodollar Tranche or such part, as the case may be, shall, immediately upon the expiration of such Interest Period, automatically and without further action, be converted into a Base Rate Tranche.

             SECTION 4.4.2.  Conditions   Precedent.       No
        portion of the outstanding principal amount of any Loan may be continued as, or converted into, one or more Eurodollar Tranches unless, on and as of the requested date of continuation or conversion, all of the conditions precedent set forth in Section
        6.2 have been satisfied.

             SECTION 4.4.3.  Other  Limitations.     At   all
        times:

                 (a) the aggregate amount of all Tranches of
             each Lender's Loan shall equal the outstanding principal amount of such Lender's Loan;

                 (b) the aggregate principal  amount of each
             Group of Eurodollar Tranches shall be in an integral multiple of $1,000,000;

                 (c) the total number of Eurodollar Tranches
             in  effect at any  time shall  not exceed twelve
             (12); and

                 (d) each Lender  shall at all times  have a
             Ratable share of each Group of Tranches,  except
             for  any  Group  of   Base  Rate  Tranches  that
             includes an Affected Tranche.

             SECTION 4.5.  Increased Costs.

                 (a) If  (i)  Regulation  D  of  the  F.R.S.
             Board, or (ii) after the date hereof, the adoption of any Applicable Law, or any change therein or in any existing Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any Eurodollar Office of such Lender) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                     (A) shall subject  any Lender  (or  any
                 Eurodollar  Office of  such Lender)  to  any
                 tax,  duty or  other charge with  respect to
                 its  Eurodollar  Tranches, its  Note or  its
                 obligation  to   make  Eurodollar   Tranches
                 available,  or shall  change the   basis  of
                 taxation  of payments  to any  Lender of the
                 principal of  or interest on its  Eurodollar
                 Tranches  or  any  other  amounts due  under
                 this Agreement in respect  of its Eurodollar
                 Tranches   or   its   obligation   to   make
                 Eurodollar Tranches available (except for changes in the rate of tax on the overall net income of such Lender or its Eurodollar Office imposed by the jurisdiction in which such Lender's principal executive office or

                 Eurodollar Office is located); or

                     (B) shall   impose,   modify  or   deem
                 applicable any  reserve (including,  without
                 limitation,   any  reserve  imposed  by  the
                 F.R.S.  Board),  special deposit  or similar
                 requirement  against  assets  of,   deposits
                 with or for the account of, or credit extended by any Lender (or any Eurodollar Office of such Lender); or

                     (C) shall impose on  any Lender (or its
                 Eurodollar  Office)   any  other   condition
                 affecting  its Eurodollar Tranches, its Note
                 or   its   obligation  to   make  Eurodollar
                 Tranches available;

             and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) such Lender (or any Eurodollar Office of such Lender) of making or maintaining any Eurodollar Tranche, or to reduce the amount of any sum received or receivable by such Lender (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then upon demand by such Lender, the Borrower shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction.

                 (b) If   any    Lender   shall   reasonably
             determine that the adoption or phase-in of any Applicable Law regarding capital adequacy, or any change therein or in any existing Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurodollar Office) or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder (including, without limitation, such Lender's Commitment) to a level below that which such Lender or such controlling Person could have achieved but for such adoption, phase-in, change or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling Person for such reduction.

             SECTION 4.6.    Interest  Rate   Inadequate  or
        Unfair.  If with respect to any Interest Period:

                 (a) deposits in Dollars  (in the applicable
             amounts) are not being offered to one or more Lenders in the relevant market for such Interest Period, or the Administrative Agent otherwise determines (which determination shall be binding and conclusive on the Borrower) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

                 (b) the   Required   Lenders   advise   the
             Administrative Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the
             Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding Eurodollar Tranches for such Interest Period, or that the maintaining or funding of Eurodollar Tranches has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects Eurodollar Tranches, then the Administrative Agent shall promptly notify the Borrower and the Lenders thereof and, so long as such circumstances shall continue, (i) no Lender shall thereafter have any obligation to fund or make available Eurodollar Tranches and (ii) on the last day of the current Interest Period for any Eurodollar Tranche, such Tranche shall, unless then repaid in full, automatically convert to a Base Rate Tranche.

             SECTION 4.7.  Changes    in    Law     Rendering
        Eurodollar Tranches  Unlawful.   In  the event  that
        the adoption or phase-in of any Applicable Law, or any change therein or in any existing Applicable Law or any change in the interpretation thereof by
        any  Governmental   Authority  charged     with  the
        interpretation  or  administration   thereof,  shall
        make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to maintain or fund
        Eurodollar   Tranches,   then   such  Lender   shall
        promptly notify the Borrower, the other Lenders and the Administrative Agent and, so long as such circumstances shall continue, (a) such Lender shall thereafter have no obligation to fund or make available Eurodollar Tranches (but shall fund Base Rate Tranches concurrently with the making of the
        Loans,  or  the  continuation   or  conversion  into
        Eurodollar Tranches by the Lenders which are not so affected, in each case in an amount equal to such

        Lender's Ratable share of all Eurodollar Tranches that would be funded at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for any Eurodollar Tranche of such Lender (or, in any event, if such Lender so requests, on such earlier date as may be required by the relevant Applicable Law), such Eurodollar Tranche shall, unless then repaid in full, automatically convert to a Base Rate Tranche. Each Base Rate Tranche funded by a Lender which, but for the circumstances described in the foregoing sentence, would have been a Eurodollar Tranche (an "Affected Tranche") shall, notwithstanding any other provision of this Agreement, remain outstanding for the same period as the Group of Eurodollar Tranches of which such Affected Tranche would have been part absent such circumstances.

             SECTION 4.8.  Funding  Losses.     The  Borrower
        hereby agrees that, upon demand by any Lender, the Borrower will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or employment of deposits or other funds acquired by such Lender to maintain or fund any Eurodollar Tranche), as reasonably determined by such Lender,
        as  a   result  of   (a)  any  payment,   repayment,
        prepayment or conversion of any Eurodollar Tranche of such Lender on a date other than the last day of an Interest Period for such Tranche (including any conversion pursuant to Section 4.7) or (b) any failure of the Borrower to borrow, continue or convert any Tranche on a date specified therefor in a notice of borrowing pursuant to Section 3.1 or in
        any  Continuation/Conversion   Notice  pursuant   to
        Section 4.2 or 4.3.

             SECTION 4.9. Right of Lenders to Fund Through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any Eurodollar Tranche by causing the Eurodollar Office of such Lender to
        fund such  Eurodollar    Tranche, provided  that  in
        such event for the purposes of this Agreement such Tranche shall be deemed to have been funded by such Lender and the obligation of the Borrower to repay such Tranche shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Tranche, for the account of such Eurodollar Office.

             SECTION 4.10. Discretion   of  Lenders   as   to
        Manner of  Funding.   Notwithstanding any  provision
        of this Agreement to the contrary, each Lender shall be entitled to maintain and fund all or any part of its Loan in any manner it sees fit, it being understood, however, that for purposes of
        this   Agreement   all    determinations   hereunder
        (including  determinations  of   any  net  loss   or
        expense under Section 4.8) shall be made as if such Lender had actually funded and maintained each Eurodollar Tranche during each Interest Period for such Tranche actually funded or requested by the Borrower to be funded through the purchase of a deposit on the first day of such Interest Period having a principal amount equal to the principal
        amount  of   such   Tranche,   having   a   maturity
        corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

             SECTION 4.11. Conclusiveness   of    Statements;
        Survival of Provisions. Demands made by any Lender to the Borrower under Section 4.5 or 4.8 shall be accompanied by a statement setting forth the basis for the calculations of the amounts being claimed, and a copy of such statement shall be furnished to
        the Administrative Agent.   Such statements, and all
        other determinations and statements of any Lender pursuant to Sections 4.5, 4.6, 4.7 or 4.8, shall be
        conclusive absent  manifest error.   Lenders may use
        reasonable averaging and attribution methods in determining compensation under Sections 4.5 and 4.8, and the provisions of such sections shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement.


                              ARTICLE V

                             GUARANTIES

             SECTION 5.1.  Guaranty.

             SECTION 5.1.1.  Guaranty  of  Payment.   Each of
        the Principal Companies (in their capacities as guarantors under this Article V, the Guarantors") hereby absolutely, unconditionally and irrevocably
        guaranties to  the Lenders   the  full and  punctual
        payment when  due,  whether at  stated maturity,  by
        scheduled     repayment,    required     prepayment,
        declaration,  acceleration,   demand  or   otherwise
        (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the Federal
        Bankruptcy   Code,   11  U.S.C.   362(a)),   of  the
        Obligations, in accordance with their respective terms, whether such Obligations are outstanding on the date of this Agreement or arise or are incurred
        at any  time or  times thereafter.   The  Guaranties
        hereby made  constitute guaranties  of payment  when
        due  and  not   of  collection,  and  each   of  the
        Guarantors individually agrees that it shall not be necessary or required that any Secured Party or any holder of any Note exercise any rights, assert any claim or demand or enforce any remedy whatsoever
        against  any  Transaction  Party  before   or  as  a
        condition  to  the  obligations  of  the  Guarantors
        hereunder.   The liability of each of the Guarantors
        to the Lenders under its respective Guaranty made hereunder shall be unlimited.

             SECTION 5.1.2.  Guaranty     of     Performance.
        Without prejudice to any of the obligations of the Guarantors to the Lenders under Section 5.1.1, which obligations are absolute and unconditional, but as a separate undertaking on the part of the
        Guarantors,   each   of   the    Guarantors   hereby
        absolutely,    unconditionally    and    irrevocably
        covenants and agrees to cause each of the other Transaction Parties to perform and comply with all of the covenants, agreements and conditions to be complied with by any such Transaction Party under the Loan Documents, and each of the Guarantors hereby agrees to take or to cause to be taken, promptly and without any expense to any of the
        Secured  Parties,  all   such  measures  as  may  be
        appropriate and can be lawfully effected by such Guarantor to prevent the occurrence of any Default and to cure or make good promptly any Default which may occur at any time or times.

             SECTION 5.2.  Guaranty     Absolute.         The
        obligations of the Guarantors under Section 5.1.1 are and shall be construed as continuing, absolute and unconditional guaranties of payment, and shall
        remain  in  full   force  and   effect,  until   all
        Obligations have been  paid in  full in  cash.   The
        Guarantors guarantee that the Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto.
        The   liability   of   the   Guarantors  under   the
        Guaranties   hereby   made   shall    be   absolute,
        unconditional and irrevocable irrespective of:

                 (a) any lack of  validity or enforceability
             of this Agreement or any other Loan Document or any other agreement or Instrument relating to any thereof or to any of the Obligations;

                 (b) any change in  the corporate existence,
             structure or ownership of any Transaction Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Transaction Party or any Property of any Transaction Party or any resulting release or discharge of any Obligation contained in this Agreement or any other Loan Document;

                 (c) the failure of any Secured Party

                   (i)  to   assert  any   claim  or
                 demand or to  enforce any right  or
                 remedy  against  the Borrower,  any
                 Guarantor,  any  other  Transaction
                 Party or any other Person under the
                 provisions of this Agreement or any
                 other Loan  Document or  any  other
                 agreement or Instrument relating to
                 any thereof or under any Applicable
                 Law, or

                   (ii)  to  exercise  any right  or
                 remedy against any Collateral;

                 (d) any change in the time, manner or place
             of payment of, or in any other term of, all or any of the Obligations, or any other compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment to, rescission, waiver or other modification of or any consent to departure from any of the terms of this Agreement or any other Loan Document or any other Instrument relating to any thereof;

                 (e) any  increase,  reduction,  limitation,
             impairment or termination of the Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, or unenforceability of, or any other event or occurrence affecting, any of the Obligations (and the Guarantors hereby waive any right to or claim of any such defense or set-off, counterclaim, recoupment or termination);

                 (f) any exchange, release or non-perfection
             of any Collateral, or any amendment to or waiver or release of, or consent to departure from any other guaranty held by any Secured Party securing all or any of the Obligations;

                 (g) any  defense,  set-off  or counterclaim
             which may at any time be available to or be asserted by the Borrower or any other Transaction Party against any other Transaction Party or against any Secured Party; or

                 (h) any  other   circumstance  which  might
             otherwise constitute a suretyship or other defense available to, or a legal or equitable discharge of, the Borrower, any Guarantor, or any other Transaction Party.

             SECTION 5.3.  Reinstatement,     etc.        The
        Guarantors agree that the Guaranties hereby made shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Secured Party upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

             SECTION 5.4.  Waiver.    Each of  the Guarantors
        hereby  waives  promptness,  diligence,   notice  of
        acceptance  and any other notice with respect to any
        of   the  Obligations  or   its  Guaranty   and  any
        requirement that the Collateral Agent or any other Secured Party protect, secure, perfect or insure any Lien or any Property subject thereto or exhaust any right or take any action against the Borrower, any Guarantor, any Transaction Party or any other Person or entity or any Collateral.

             SECTION   5.5.  Subordination   of   Subrogation
        Rights.    The  rights  which  any  Guarantor  shall
        acquire  against  any   of  the  other   Transaction
        Parties  as  a  consequence of  making  any  payment
        under   its  Guaranty  are,  in  this  Section  5.5,
        collectively called  the "Subrogation  Rights."   In
        the event of any proceeding for the distribution, division or application of all or any part of the Property of any of the other Transaction Parties, whether such proceeding be for the liquidation, dissolution or winding up of any of the other Transaction Parties, a receivership, insolvency or
        bankruptcy   proceeding,   an  assignment   for  the
        benefit of creditors, or a proceeding by or against any of the other Transaction Parties for relief under any bankruptcy, reorganization or insolvency law, if all of the Obligations have not been paid
        and   satisfied   in   full   at   the   time,   the
        Administrative   Agent    is   hereby    irrevocably
        authorized   by   such   Guarantor   at   any   such
        proceeding:

                 (a) to  enforce  all   of  the  Subrogation
             Rights of such Guarantor, either in the name of the Administrative Agent or the Lenders or in the name of such Guarantor, by proof of debt, proof of claim, suit or otherwise;

                 (b) to collect any  Property of any  of the
             other Transaction Parties distributed or applied by way of dividend or payment on account of such Subrogation Rights, and to apply the same, or the proceeds of any realization thereof, towards the payment of the Obligations until all the Obligations have been paid and satisfied in full; and

                 (c) to vote all claims arising  under or in
             respect of all such Subrogation Rights.

             So long as any Obligations remain unpaid, no Guarantor shall take any action of any kind to enforce any of its Subrogation Rights, and no Guarantor shall receive or accept from any Person any payments or other distributions in respect of any of its Subrogation Rights. Should any payment on account of any of the Subrogation Rights be received by any Guarantor, such payment shall be
        delivered   by  such  Guarantor   forthwith  to  the
        Administrative Agent for the benefit of the Secured Parties in the form received by such Guarantor, except for the addition of any endorsement or assignment necessary to effect transfer of all
        rights  therein to the  Collateral Agent.   Until so
        delivered, each such payment shall be held by such Guarantor in trust for the benefit of the Secured Parties and shall not be commingled with any other funds of such Guarantor.


                             ARTICLE VI

                        CONDITIONS TO LENDING

             SECTION 6.1. Conditions to Making the Loans. The obligations of each Lender to make its Loan on the Effective Date is subject to the fulfillment of the following conditions precedent prior to or
        simultaneously  with  the  making   of  the  initial
        Loans.

             SECTION 6.1.1.  Completion  of   Reorganization.
        The   Administrative   Agent  shall   have  received
        evidence (in the form of legal opinions, copies of Instruments, certificates or otherwise as it shall require) reasonably satisfactory to the Managing Agents that the following events and transactions (collectively, the "Reorganization") have occurred or have been completed:

                 (a) Reorganization  Plan.    The Bankruptcy
             Court shall have approved the Reorganization Plan under the applicable provisions of the
             Bankruptcy Code, and the Confirmation Order shall have become a Final Order. The Registration Statement shall be substantially in the form of Amendment No. 2 thereto, filed with the SEC on September 27, 1993, and the Reorganization Plan shall be substantially in the form thereof attached to such Amendment No. 2. All of the transactions contemplated to occur in connection with the effectiveness of the Reorganization Plan shall have been consummated in accordance with the terms contained in the Registration Statement and the Reorganization Plan without any waiver of any material condition precedent contained in the Reorganization Plan not previously approved by the Managing Agents and the Required Lenders. Any modifications to the Reorganization Plan that would adversely affect the Lenders shall have been previously approved by the Required Lenders.

                 (b) Corporate Reorganizations.

                   (i)  GACC Mergers.   The GACC Mergers
                 shall  have  been  completed,  and GACC
                 shall  hold  100%  of  the  outstanding
                 shares of Capital Stock of GABCO.

                   (ii)  GABCO Sub.   GABCO  shall  have
                 organized  GABCO   Sub  as   a   direct
                 wholly-owned  Subsidiary of  GABCO, and
                 GABCO  Sub   shall  own  100%  of   the
                 outstanding shares of  Capital Stock of
                 the Borrower, LSI and each of the other
                 companies    indicated    as     direct
                 Subsidiaries  of  GABCO   Sub  in   the
                 Pro-forma Capital Structure.

                 (c) Treatment  of 13% Notes.

                   (i) Exchange  of  Old  13%  Notes for
                 GABCO 13% Notes.  The holders of all of
                 the 13% Senior  Subordinated Notes  due
                 2000  of  GABCO  (the "Old  13% Notes")
                 shall    have    received,    in   full
                 satisfaction of their claims thereunder
                 or  relating   thereto,  (A) GABCO  13%
                 Notes,   (B) the  payment   of  accrued
                 unpaid  interest   on  the  outstanding
                 principal  amount of Old 13% Notes, and
                 on the  amount of  the deferred payment
                 of interest on Old 13% Notes originally
                 due on June 15,  1993, in each case, at
                 a  rate  not   in  excess  of  thirteen
                 percent   (13%),   (C) payment   of   a
                 restructuring fee, in an
                 aggregate amount not in excess of  $225,000,
                 and   (D) payment   of   all   out-of-pocket
                 expenses,  including  reasonable  fees   and
                 expenses  of counsel  and advisors, incurred
                 by  such  holders  in  connection  with  the
                 transactions  contemplated by  the GABCO 13%
                 Note Exchange  Agreement.   Interest on  the
                 GABCO  13%  Notes shall  begin to  accrue on
                 the Effective  Date.   The principal  amount
                 of GABCO  13% Notes  issued pursuant to  the
                 GABCO 13%  Note Exchange Agreement shall not
                 exceed  $111,500,000.   The  GABCO  13% Note
                 Exchange  Agreement shall  be  substantially
                 in   the   form   of   the   draft   thereof
                 distributed  to  the  Lenders  on  or  about
                 October  9, 1993;  the GABCO  13%  Notes and
                 the   GABCO   Pledge  Agreement   shall   be
                 substantially in the form  of the applicable
                 Exhibits  to   such  draft;  and  the   GACC
                 Undertaking shall be substantially in the form of the draft thereof distributed to the Lenders on or about November 2, 1993.

                   (ii) No  Remaining  Claims Under  Old  13%
                 Notes.   All claims  of holders  of Old  13%
                 Notes under the Old  13% Notes and under any
                 Instruments  governing  the  Old  13%  Notes
                 shall  have  been  discharged,   terminated,
                 cancelled and released.

                 (d) Treatment of Old  Debt Securities Under
             Reorganization Plan.

                   (i)  Old Debt  Securities.  The holders of
                 all  of the  outstanding  (A)  9 1/2% Senior
                 Secured  Notes due  2000 of  Holding II, (B)
                 14 1/8% Senior  Notes due 1996 of Holding I,
                 (C)  20 1/2%  Senior Extendable  Reset Notes
                 due 1995  of Holding I,  (D) 14 3/8%  Senior
                 Subordinated  Debentures  due 1999  of GACC,
                 (E) 11%  Senior Debentures due 1995 of GACC,
                 (F) 9%  Senior Subordinated  Notes due  1993
                 of GACC  and (G)  Variable Rate  Convertible
                 Subordinated  Debentures  due 1993  of  GACC
                 (collectively,  the "Old  Debt  Securities")
                 shall  have  received, in  full satisfaction
                 of   their  claims  thereunder  or  relating
                 thereto,  (X)  GACC  14%  Notes  and/or  (Y)
                 shares  of  Common  Stock.    The  principal
                 amount of GACC  14% Notes issued pursuant to
                 the  GACC  14%  Note  Indenture  shall   not
                 exceed the  sum of $72,500,000 plus interest
                 accrued  thereon  from July  1,  1993.   The
                 GACC    14%   Note    Indenture   shall   be
                 substantially  in  the  form  of  the  draft
                 thereof  distributed to  the  Lenders  on or
                 about October  9,  1993;  and the  GACC  14%
                 Notes and  the GACC  Pledge Agreement  shall
                 be  substantially   in  the   form  of   the
                 applicable Exhibits to such draft.

                   (ii)  No  Remaining Claims  Under Old Debt
                 Securities.   All claims of  holders of  Old
                 Debt   Securities   under  such   Old   Debt
                 Securities   and   under   any   Instruments
                 governing  such  Old Debt  Securities  shall
                 have   been   discharged,   terminated   and
                 cancelled.

                 (e) AFC Loan Agreement; Other Advances.

                   (i)  AFC Loan  Agreement.  AFC shall  have
                 received,   in  full   satisfaction  of  its
                 claims under  the Loan  Agreement, dated  as
                 of  October 6,  1987, between  AFC  and GACC
                 (the  "AFC  Loan  Agreement") and  all other
                 Instruments  relating  thereto,  shares   of
                 Common Stock.  All  claims of AFC  under the
                 AFC    Loan   Agreement    and   all   other
                 Instruments  relating  thereto  shall   have
                 been discharged,  terminated and  cancelled.
                 The  AFC  Loan  Agreement  shall  have  been
                 cancelled.    The  Agents  and  the  Lenders
                 acknowledge   that,   from  and   after  the
                 Effective Date, GACC shall have no further right to require or receive any loans from AFC under the AFC Loan Agreement.

                   (ii)  Other AFC  Advances.  All claims  of
                 AFC with respect to  all loans and  advances
                 made by AFC to  GACC, Holding I  and Holding
                 II  (other  than loans  under  the  AFC Loan
                 Agreement)  shall   have  been   discharged,
                 terminated and cancelled.

                 (f) Treatment of  Claims and  Interests  of
             Holders of Preferred Stock. All of the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of Holding I (the "Holding Preferred Stock") shall have received, in full satisfaction of their claims as holders of shares of Holding Preferred Stock, shares of Common Stock. All claims and interests of holders of Holding Preferred Stock as holders of Holding Preferred Stock shall have been discharged, terminated and cancelled. All shares of Holding Preferred Stock shall have been cancelled.

                 (g) Comprehensive   Settlement   Agreement.
             The Administrative Agent shall have received a counterpart of the Comprehensive Settlement Agreement, duly executed and delivered by each of the parties thereto. The Comprehensive Settlement Agreement shall be substantially in the form of Exhibit U attached hereto, with such changes as shall have been approved in writing by the Required Lenders and the Managing Agents.

                 (h)  AFC  Investment.     GACC  shall   have
             received at least $7,500,000 of cash proceeds of an Investment by AFC in Common Stock and GACC 14% Notes.

                 (i) WGHP  Loan.   The Borrower  shall  have
             received all of the cash proceeds of the WGHP Loan, in an aggregate amount of up to $17,500,000. The WGHP Loan Agreement and the WGHP Subordination Agreement shall be substantially in the form of Exhibit T and Exhibit U attached hereto, respectively.

                 (j) Letter  Agreement;  AFC  Control.   The
             Administrative Agent shall have received copies of the Letter Agreement, duly executed and delivered by each of the parties thereto. The Letter Agreement shall be substantially in the form of Exhibit X attached hereto, with such changes  as  shall  have  been  approved by  the
             Required Lenders and the Managing Agents. After giving effect to the Reorganization, (i) AFC shall own and control at least (A) 39% of the issued and outstanding shares of Class A Common Stock and (B) 33% of the issued and outstanding shares of Common Stock and (ii) AFC designees shall constitute a majority of the members of the Board of Directors of GACC.

                 (k) Existing  Financing Arrangements.   All
             the Obligations (as defined in the Existing Loan Agreement) and all the obligations of the Borrower under the Existing WGHP Loan Agreement shall have been paid in full in cash. The Administrative Agent shall have received a fully executed copy of the WGHP Pay Off Letter. The WGHP Pay Off Letter shall be in form and substance satisfactory to the Administrative Agent.

                 (l) Effective    Date    Certificate.   The
             Administrative Agent shall have received the Effective Date Certificate, dated the Effective Date, duly executed and delivered by an Authorized Officer of the Borrower.

             SECTION 6.1.2.  Execution   and   Delivery    of
        Agreement,  Notes,  etc.   The  Administrative Agent
        shall   have   received  (a) counterparts   of  this
        Agreement,  duly  executed  and  delivered  by   the
        Principal Companies, the Agents and the  Lenders and
        (b) for the account of each Lender, such Lender's Note, dated the Effective Date, duly executed and
        delivered    by   the    Borrower   and   containing
        appropriate   insertions   and  conforming   to  the
        requirements of Section 3.2.

             SECTION 6.1.3.  Accession   Agreement.       The
        Administrative    Agent    shall    have    received
        counterparts of the Accession Agreement, dated as of the Effective Date, duly executed and delivered by GACC and GABCO Sub.

             SECTION 6.1.4.  Subsidiary   Guaranty.       The
        Administrative    Agent    shall    have    received
        counterparts of the Subsidiary Guaranty, dated as of the Effective Date, duly executed and delivered by LSI.

             SECTION 6.1.5.  Pledge    Agreement.         The
        Administrative    Agent    shall    have    received
        counterparts of the Pledge Agreement, dated as of the Effective Date, duly executed and delivered by the Borrower, GABCO Sub and the Collateral Agent, together with certificates evidencing the Initial Pledged Shares identified in Attachment 1 attached thereto (accompanied by undated stock powers duly executed in blank).

             SECTION 6.1.6.  Security     Agreement;      UCC
        Filings, etc.   The Administrative Agent  shall have
        received counterparts of the Security Agreement, dated as of the Effective Date, duly executed and delivered by each of the Transaction Parties (other than GACC) and the Collateral Agent, together with

                 (a) acknowledgment   copies    of    proper
             Financing Statements (Form UCC-1), or such other evidence of filing or arrangements for filing as may be acceptable to the Collateral Agent, naming the applicable Transaction Party as the debtor, and the Collateral Agent as the secured party for the benefit of the Secured Parties, and other similar Instruments or documents, filed under the Uniform Commercial Code in the States listed on Attachment 1 to the Security Agreement;

                 (b) executed  copies  of  proper  Financing
             Statements (Form UCC-3) necessary to release all Liens and other rights of any Person in the collateral described in any security agreement previously granted by any Transaction Party (or an undertaking satisfactory to the Collateral Agent by the secured party under any such security agreement to execute and deliver all Financing Statements
             (Form UCC-3) required by the Collateral Agent necessary to release all such Liens), except for any Lien that constitutes a Permitted Lien under clause (a) of the definition thereof; and

                 (c) certified  copies  of  search  reports,
             dated a date reasonably near (but prior to) the Effective Date, listing all effective financing statements which name any Transaction Party (under its present name or any previous name) as debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a), together with copies of such financing statements; and accompanied by judgment and tax lien searches with respect to each of the Transaction Parties;

        Any other action, including the taking of possession of specific Collateral by the Collateral Agent, required by the Collateral Agent to create in favor of the Collateral Agent for the benefit of the Secured Parties a perfected Lien on the Collateral described in the Security Agreement shall have been properly taken in order to create such a perfected Lien.

             SECTION 6.1.7.  Trademark  Security   Agreement.
        The   Administrative   Agent  shall   have  received
        counterparts of the Trademark Security Agreement, dated as of the Effective Date, duly executed and delivered by each of the Transaction Parties (other than GACC) and the Collateral Agent, and in form satisfactory for filing with the United States Patent and Trademark Office, together with evidence satisfactory to the Collateral Agent that each such
        Transaction  Party   has  identified   all  of   its
        federally  registered  trademarks and  service marks
        on  the  appropriate  schedules  to  the   Trademark
        Security Agreement.

             SECTION 6.1.8.  Collateral   Assignment.     The
        Administrative    Agent    shall    have    received
        counterparts   of   the  Collateral   Assignment  of
        Hanna-Barbera  LC   Documents,  dated   as  of   the
        Effective Date, duly executed and delivered by the Borrower and the Collateral Agent, together with
        acknowledgment    copies   of    proper    Financing
        Statements (Form UCC-1),  or such other  evidence of
        filing  or  arrangements   for  filing  as  may   be
        acceptable to the Collateral Agent, naming the Borrower as debtor and the Collateral Agent as
        secured  party  for  the  benefit   of  the  Secured
        Parties, and other similar Instruments filed under the Uniform Commercial Code in the States listed as the location of the Borrower's principal business offices on Attachment 1 to the Security Agreement.

             SECTION 6.1.9. Mortgages.    The  Administrative
        Agent shall have received counterparts of real estate mortgages or deeds of trust, dated as of the
        Effective  Date  (collectively,   the  "Mortgages"),
        substantially in the form of Exhibit L attached hereto (with such variations as are appropriate for the jurisdiction in which the particular Mortgaged Property is located and are acceptable to the
        Collateral Agent), with respect to each of the Mortgaged Properties, duly executed and delivered by the Borrower, the Collateral Agent and one or
        more   trustees,  where   necessary,  together  with
        evidence satisfactory to the Collateral Agent that such Mortgages have been duly filed and recorded, or that arrangements satisfactory to the Collateral Agent have been made for filing and recording such Mortgages, in such public offices as the Collateral Agent shall have specified.

             SECTION 6.1.10. Title Matters. With respect to each Mortgaged Property, the Administrative Agent shall have received the following items:

                 (a) a  title insurance  policy in  form and
             with endorsements reasonably satisfactory to the Collateral Agent, issued in amounts and by one or more title insurance companies satisfactory to the Collateral Agent, subject to no exceptions other than those reasonably acceptable to the Collateral Agent;

                 (b) copies of all documents referred  to in
             the title insurance policies and requested by the Collateral Agent;

                 (c) certified   copies  of   all  licenses,
             approvals and permits (including certificates indicating that certificates of occupancy were issued) from Governmental Authorities affecting such Mortgaged Property that are reasonably requested by the Collateral Agent; and

                 (d) affidavits   from   the   Borrower,  if
             requested by the title insurers insuring the Lien of such Mortgages, sufficient to enable such title insurers to issue title insurance policies in accordance with clause (a) of this
             Section 6.1.10.

             SECTION 6.1.11.  MAI   Appraisals.      If   the
        Required  Lenders  determine  that   appraisals  are
        required  under  any  Applicable  Law, including  12
        U.S.C. Section 93a, Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 or the regulations promulgated thereunder, with  respect  to the  value of  all  or any  of the
        Mortgaged  Properties,   the  Administrative   Agent
        shall   have  received   (at  the   expense  of  the
        Borrower)  copies   of  appraisals   on  each   such
        Mortgaged Property, performed by MAI appraisers (Members of the American Institute of Real Estate Appraisers) selected by the Collateral Agent. The value of the Mortgaged Properties shown by such appraisals (if required) shall be satisfactory to the Required Lenders.

             SECTION 6.1.12.  Environmental  Audits.  If  the
        Managing   Agents   determine   that   environmental
        assessments   or   audits  are   required   by   any
        Applicable  Law,   or   if  the   Required   Lenders
        determine that environmental assessments or audits are required by their internal credit policies, in each case with respect to all or any of the
        Mortgaged  Properties,  the    Administrative  Agent
        shall  have   received  (at   the  expense  of   the
        Borrower)   copies   of  reports   of  environmental
        assessments or  audits of such Mortgaged Properties,
        prepared   by   hydrologists   or  other   qualified
        independent   engineers,  consultants   or   experts
        satisfactory  to the Required Lenders.  The scope of
        such   environmental   assessments  or   audits  (if
        required), and the information contained in such reports, shall be satisfactory to the Required Lenders.

             SECTION 6.1.13. Cash  Collateral   Arrangements,
        etc.  The Administrative  Agent shall have  received
        counterparts   of  the   Concentration  Account  and
        Sub-Agency Agreement, dated as of the Effective Date, duly executed and delivered by the Borrower, Bank of Boston and the Collateral Agent.

             SECTION 6.1.14. Amendment    to   Tax    Sharing
        Agreement.   The  Administrative  Agent  shall  have
        received copies of an amendment to the Tax Sharing Agreement, in form and substance satisfactory to the Required Lenders and the Managing Agents. Such
        amendment  shall   provide  that  the   maximum  tax
        liability of any Subsidiary of GACC to GACC under the Tax Sharing Agreement for any period shall be
        that  portion   of  the   actual  consolidated   tax
        liability  of GACC  and  its  Subsidiaries for  such
        period   attributable   (determined   on   a   basis
        satisfactory  to   the  Required  Lenders   and  the
        Managing Agents) to such Subsidiary.

             SECTION 6.1.15. Loan  Documents  and   Ancillary
        Documents.

                 (a) Each of the Loan  Documents and each of
             the Ancillary Documents shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect.

                 (b) The  Administrative  Agent  shall  have
             received counterparts of each Loan Document (other than the Notes and the Mortgages) in sufficient number for distribution to each Lender, and copies of each Ancillary Document.
             Each Loan Document and Ancillary Document (other than Loan Documents and Ancillary Documents referred to in Section 6.1.1, which are subject to the special provisions contained therein) shall, where applicable, be substantially in the form of an Exhibit attached hereto, and all other Loan Documents and Ancillary Documents shall be in form and substance satisfactory to the Required Lenders and the Managing Agents. All exhibits, schedules or other attachments to any of the Collateral Documents and any of the Ancillary
             Documents shall be in form and substance satisfactory to the Required Lenders and the Managing Agents.

             SECTION 6.1.16. Opinions   of  Counsel.      The
        Administrative Agent shall have received opinions, dated the Effective Date (a) addressed to each Agent and Lender, from (i) Keating, Muething &
        Klekamp,   general   counsel   to  the   Transaction
        Parties, substantially in  the form  of Exhibit  M-1
        attached   hereto,  and   otherwise   in  form   and
        substance reasonably satisfactory to the Managing Agents, (ii) Koteen & Naftalin, special FCC counsel to the Transaction Parties, substantially in the form of Exhibit M-2 attached hereto, and otherwise in form and substance reasonably satisfactory to
        the  Managing   Agents,  (iii)  local   real  estate
        counsel  in each State  in which any  Mortgage is to
        be  recorded,   in  form  and  substance  reasonably
        satisfactory  to  the  Managing  Agents,  and   (iv)
        Jones, Day, Reavis & Pogue, special bankruptcy counsel to the Transaction Parties, substantially in the form of Exhibit M-4 attached hereto, and
        otherwise   in   form   and   substance   reasonably
        satisfactory  to   the  Managing  Agents,   and  (b)
        addressed  to  each  Lender, from  Bingham,  Dana  &
        Gould, special counsel to the Managing Agents, substantially in the form of Exhibit M-3 attached hereto.

             SECTION 6.1.17. Compliance  Certificate.     The
        Administrative  Agent  shall  have  received a  duly
        executed  and   completed  Compliance   Certificate,
        dated the Effective Date.

             SECTION 6.1.18. Solvency   Certificate.      The
        Administrative   Agent   shall   have   received   a
        certificate, dated the Effective Date, in the form of Exhibit O attached hereto, duly executed by the chief financial, accounting or executive Authorized Officer of the Borrower.

             SECTION 6.1.19. Perfection  Certificate.     The
        Administrative   Agent   shall   have   received   a
        certificate, dated the Effective Date, in the form of Exhibit E attached hereto, duly executed by an Authorized Officer of each Transaction Party (other than GACC).

             SECTION 6.1.20. Document Acceptance  Agreements.
        The Administrative Agent shall have received from each of the Lenders a duly executed and delivered
        Document Acceptance Agreement.

             SECTION 6.1.21. Resolutions,    etc.         The
        Administrative Agent shall have received:

                 (a) from each of the Transaction Parties, a
             certificate, dated the Effective Date, of its Secretary or any Assistant Secretary as to

                   (i)  resolutions   of    its   Board    of
                 Directors then  in  full  force  and  effect
                 authorizing  the  execution,  delivery   and
                 performance of, in each case, to the extent such Transaction Party is a party thereto, this Agreement and each of the other Loan Documents;

                   (ii)  the  incumbency  and  signatures  of
                 the officers  of each such Transaction Party
                 (the  "Authorized Officers")  authorized  to
                 act with  respect to  (in each  case to  the
                 extent  such  Transaction  Party is  a party
                 thereto),  this Agreement  and  each  of the
                 other    Loan   Documents,    (upon    which
                 certificate the Agents and the Lenders may conclusively rely until the Administrative

                 Agent   shall   have  received   a   further
                 certificate   of  such   Transaction   Party
                 canceling    or    amending    such    prior
                 certificate,   which   further   certificate
                 shall be reasonably satisfactory to the Administrative Agent);

                   (iii)  each  Governing  Document  of  such
                 Transaction Party; and

                   (iv)  any   shareholder  agreement,  stock
                 subscription    agreement,   voting    trust
                 agreement, securities purchase agreement or similar agreement to which it is a party; and

                 (b) such other documents  (certified as  of
             the Effective Date) as the Required Lenders or the Managing Agents may reasonably request with respect to any matter relevant to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby.

        Each   of  such  documents  shall  be  in  form  and
        substance  reasonably  satisfactory to  the Managing
        Agents and the Required Lenders.

             SECTION 6.1.22. Certificates of Good Standing. The Administrative Agent shall have received a certificate signed by the Secretary of State of the State of incorporation of each Transaction Party,
        dated a  date   reasonably near (but  prior to)  the
        Effective Date, stating that such Transaction Party is a corporation duly organized, validly existing and in good standing under the laws of such State.

             SECTION 6.1.23. Financial   Statements.      The
        Borrower  shall   have  furnished  to  each  of  the
        Lenders   the   Historical   Financials    and   the
        Projections.

             SECTION 6.1.24. No  Materially  Adverse  Effect.
        No   event  or  events  shall  have  occurred  since
        December 31, 1992 which, individually or in the aggregate, have had or are reasonably likely to have a Materially Adverse Effect.

             SECTION  6.1.25. Restricted Payments;  Affiliate
        Transactions; Other Corporate Transactions.

                 (a) Restricted      Payments;     Affiliate
             Transactions. Since the date of this Agreement, no Transaction Party shall have made any Restricted Payments or entered into, performed or completed any Affiliate Transactions, except (i) payments of dividends, loans or advances by the Borrower to GACC, Holding I, Holding II or GABCO, in an aggregate amount not in excess of $2,500,000 (less any such payments made during the period between March 31, 1993 and the date of this Agreement), the proceeds of which are used solely to pay costs and expenses incurred in connection with the Reorganization, (ii) the payments and other transactions described in Section 6.1.1, and
             (iii) payments of principal of, and interest on, Indebtedness under the Existing Loan Agreement. The Administrative Agent shall have received evidence (in the form of a statement of sources and uses of funds or otherwise as it shall require) reasonably satisfactory to it that the costs and expenses of GACC, Holding I and Holding II incurred in connection with the Reorganization have been paid on or prior to the Effective Date, or that adequate provision has been made for such payment after the Effective Date.

                 (b) Other  Corporate  Transactions.   Since
             the date of this Agreement, neither GACC nor any of its Subsidiaries shall have (i) merged or consolidated with any other Person, except pursuant to the GACC Mergers, or (ii) sold, transferred or disposed of any Broadcasting Station.

             SECTION 6.1.26. Compliance   with    Warranties;
        Absence   of    Litigation;   No   Default.      The
        Administrative  Agent  shall  have   received,  with
        counterparts  for  each  Lender,  a  duly   executed
        certificate  of   an  Authorized   Officer  of   the
        Borrower, dated the Effective Date, to the effect provided in Section 6.2.1.

             SECTION 6.1.27. Fees   and   Expenses.       The
        Administrative Agent shall have received payment in full of all of the Fees required to be paid on or prior to the Effective Date in accordance with
        Section  3.5,  and shall  have  received  payment in
        full  of  its   out-of-pocket  costs  and   expenses
        (including counsel fees and disbursements) payable in accordance with Section 12.3 for which invoices have been submitted on or prior to such date.

             SECTION 6.1.28. Insurance.      The   Collateral
        Agent  shall   have  received   evidence  that   all
        insurance policies, coverages and riders required pursuant to Section 8.1.5 remain or are in full force and effect.

             SECTION 6.2.  All   Credit  Extensions.      The
        obligations of each Lender to make each Credit Extension (including the initial Credit Extensions) shall also be subject to the satisfaction of each of the conditions precedent set forth in this Section.

             SECTION 6.2.1.  Compliance   with    Warranties,

        Absence of Litigation, No Default, etc. The representations and warranties set forth in Article VII, in the Collateral Documents and in the other Loan Documents shall have been true and correct in all material respects as of the date made, and, both immediately before and immediately after giving effect to such Credit Extension,

                 (a) such  representations   and  warranties
             shall be true and correct in all material respects with the same effect as if then made (except for any such representation or warranty that relates solely to a prior date);

                 (b) no development shall  have occurred  in
             any litigation, arbitration or governmental investigation or proceeding disclosed by the Principal Companies to the Lenders in
             Section 7.8 of the Disclosure Schedule that, in the opinion of the Required Lenders or the Managing Agents, has a reasonable likelihood of having a Materially Adverse Effect; and

                 (c) no Default  shall have  occurred and be
             continuing.

             SECTION 6.2.2.  Notice       of       Borrowing;
        Continuation/     Conversion    Notice.          The
        Administrative Agent shall have received a notice of borrowing in compliance with Section 3.1 or a Continuation/Conversion Notice, as the case may be,
        for such  Credit Extension.   The  delivery of  such
        notice of borrowing or  such Continuation/Conversion
        Notice   shall   constitute  a   representation  and
        warranty by the Borrower that on and as of the requested date of such Credit Extension, and before and after giving effect to such Credit Extension,
        all  representations  and  warranties   required  by
        Section 6.2.1 are true and correct.

             SECTION 6.2.3.  Legality  of Transactions.    It
        shall not be unlawful (a) for any Agent or any Lender to perform any of their obligations under
        any  of   the  Loan   Documents  or   (b)  for   any
        Transaction Party to perform any of its obligations under any of the Loan Documents.

             SECTION 6.2.4. Satisfactory Legal Form, etc. All documents executed or submitted pursuant hereto by or on behalf of any of the Principal Companies or any of their Subsidiaries shall be satisfactory in form and substance to the Managing Agents and
        their  counsel;  the   Managing  Agents  and   their
        counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Managing Agents or their counsel or any Lender may request; and all legal matters incident to the transactions
        contemplated    by    this    Agreement   and    the

        Reorganization shall be satisfactory to counsel to the Managing Agents.


                             ARTICLE VII

                          WARRANTIES, ETC.

             In order to induce the Agents and the Lenders to enter into this Agreement and to make Loans
        hereunder,   each   of   the   Principal   Companies
        represents and warrants unto each Agent and each Lender as set forth in this Article.

             SECTION 7.1.  Organization,  etc.   Each  of the
        Transaction   Parties   is   a    corporation   duly
        organized,  validly  existing and  in  good standing
        under   the   laws  of   the  jurisdiction   of  its
        incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify could reasonably be expected to have a Materially Adverse Effect, and has full
        power  and   authority  and   holds  all   requisite
        governmental licenses, permits and other Approvals to own or hold under lease its Property and to conduct its business substantially as currently conducted by it and as proposed to be conducted.

             SECTION 7.2.  Power,  Authority.   Each  of  the
        Transaction Parties has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents and
        Ancillary  Documents to  be  executed  by it.    The
        execution, delivery and performance of each of the Loan Documents and each of the Ancillary Documents to which any Transaction Party is or is to be a party on and as of the Effective Date will not (except for Approvals which will have been already made or obtained) require any Approval, will not conflict with, result in any violation of, or constitute any default under (a) any provision of any Governing Document of any Transaction Party,
        (b)  any   Contractual  Obligation  of  any  of  the
        Principal Companies or any of their  Subsidiaries or
        (c) any Applicable Law, and will not result in or require the creation or imposition of any Lien on any of their Property pursuant to the provisions of
        any   agreement   (excluding,  however,   the  Liens
        created  by  the  Collateral   Documents)  or  other
        Instrument binding upon or applicable to any of the Transaction Parties or any of their Property. As of the Effective Date, the Confirmation Order will duly ratify GACC's execution and delivery of each Loan Document and each Ancillary Document to be executed by it, and will duly authorize GACC to perform its obligations under this Agreement and each such Loan Document and Ancillary Document.

             SECTION 7.3.  Validity,  etc.    This  Agreement
        has  been   duly  executed  and  delivered   by  the
        Principal Companies, and constitutes the legal, valid, and binding obligation of the Principal
        Companies,   enforceable  in   accordance  with  its
        terms. Each of the Loan Documents to which any of the Transaction Parties is or is to be a party does or will constitute the legal, valid and binding obligation of such Transaction Party, enforceable
        in  accordance with its  terms.   The enforceability
        of  this  Agreement and  the Loan  Documents against
        the  Transaction   Parties  shall   be  subject   to
        bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the
        enforceability   of   the   rights    of   creditors
        generally.

             SECTION 7.4.  Financial   Information.       All
        balance sheets, all statements of income and of cash flows, and all other financial statements which have been furnished by or on behalf of any of the Principal Companies to any Lender, or any Managing Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including

                 (a) the audited  consolidated balance sheet
             at December 31, 1992 and December 31, 1991 and the related audited consolidated statements of income, of shareholders' equity and of cash flows, for each of the Fiscal Years then ended, of GACC and its Subsidiaries, certified by the Independent Public Accountant; and

                 (b) the  unaudited   consolidated   balance
             sheets dated March 31, 1993, and the related unaudited consolidated statements of income and of cash flows, for the three-month period then ended of GACC and its Subsidiaries (collectively, the "Historical Financials").

        have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and present fairly (subject to normal year-end adjustments in the case of the financial statements delivered pursuant to clause (b)) the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. Neither GACC nor any of its Subsidiaries has any material contingent liability or liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the Historical Financials or in the notes thereto.

             SECTION 7.5.  Projections.      The    projected
        consolidated balance sheets as at December 31, 1993, 1994, 1995, 1996, 1997, and 1998, and the
        projected consolidated statements of income for the Fiscal Years ending on such dates, all of which have been delivered to the Lenders prior to the
        date   of   this   Agreement    (collectively,   the
        "Projections"), have been prepared based on the assumptions accompanying them and reflect the best good faith estimate of the Principal Companies of the performance and financial condition of the Principal Companies and their Subsidiaries for the periods then ended based on such assumptions.

             SECTION 7.6.  Materially Adverse Effect.

                 (a) For purposes of the Credit Extension to
             be made on the Effective Date, no event or events have occurred since December 31, 1992 which, individually or in the aggregate, have had or are reasonably likely to have, a Materially Adverse Effect.

                 (b) For   purposes  of   Credit  Extensions
             requested to be made after the Effective Date, no event or events have occurred since the Effective Date which, individually or in the aggregate, have had or are reasonably likely to have a Materially Adverse Effect.

             SECTION 7.7.  Existing Indebtedness; Absence  of
        Default.   With respect to each item of Indebtedness
        listed in Section 8.2.2 of  the Disclosure Schedule,
        the  Principal  Companies  have  delivered  to   the
        Administrative Agent a true and complete copy of each Instrument evidencing such Indebtedness or pursuant to which such Indebtedness was issued or secured (including each amendment, consent, waiver, or similar Instrument executed and/or delivered in respect thereof), as the same is in effect on the
        date hereof.   Except as set forth  in Section 8.2.2
        of  the Disclosure  Schedule, none  of the Principal
        Companies  or  any   of  their  Subsidiaries  is  in
        default in the payment of any such Indebtedness, or in the performance of any obligation under any Instrument evidencing such Indebtedness or pursuant to which such Indebtedness was issued or secured.

             SECTION 7.8.  Litigation,  etc.   Except  as  to
        matters discussed in Section 7.8 of the Disclosure Schedule, there is no pending or, to the best knowledge of the Principal Companies (after due inquiry), threatened litigation, arbitration, or governmental investigation or proceeding against any of the Principal Companies or any of their Subsidiaries or to which any of the Property of any thereof is subject which

                 (a) if adversely determined,  could have  a
             Materially Adverse Effect;

                 (b) relates  to this Agreement or any other

             Loan Document or to the Reorganization; or

                 (c) seeks to  enjoin or  otherwise  prevent
             the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by or in connection with this Agreement, any other Loan Documents or the Reorganization.

        None of such pending or threatened proceedings has a reasonable likelihood of having a Materially
        Adverse Effect.

             SECTION 7.9.  Regulations G, U  and X.  None  of
        the   Principal   Companies   or    any   of   their
        Subsidiaries or Affiliates is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of
        purchasing  or carrying margin  stock.   None of the
        proceeds of the Loans will be used for the purpose of, or be made available by the Borrower in any manner to any other Person to enable or assist such Person in, directly or indirectly purchasing or
        carrying margin  stock.   Terms  for which  meanings
        are  provided in F.R.S.  Board Regulation G,  U or X
        or any  regulations substituted   therefor, as  from
        time to time in effect, are used in this Section with such meanings.

             SECTION 7.10. Government  Regulation.   None  of
        the   Principal   Companies   or   any   of    their
        Subsidiaries   or   Affiliates  is   an  "investment
        company" or a "company  controlled by an  investment
        company"  within  the  meaning  of  the   Investment
        Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company"
        or   of  a  "subsidiary   company"  of   a  "holding
        company," within the  meaning of the Public  Utility
        Holding  Company  Act  of  1935,  as  amended.    No
        Transaction  Party   is  a  Person  prohibited  from
        acquiring or  holding a Broadcasting Station  by the
        Communications  Act,  including  (i)  an  alien   or
        representative of an alien, (ii) a corporation organized under the laws of any foreign government,
        (iii)  any  corporation  of  which  any  officer  or
        director  is  an   alien  or  of  which   more  than
        one-fifth of the stock is owned of record or voted by aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country, and/or (iv) any corporation directly or indirectly controlled by any other corporation of which any officer or more than one-fourth of the
        directors  are   aliens  or   of  which   more  than
        one-fourth of the stock is owned of record or voted by aliens, their representatives, or by a foreign government or representative thereof, or by any corporation organized under the laws of a foreign country. Each Transaction Party is in compliance with the Communications Act with regard to alien
        control or  ownership.    None  of  the  Transaction
        Parties  is  subject  to  any  Applicable  Law  that
        regulates   the   incurring   of  Indebtedness   for
        Borrowed Money.

             SECTION 7.11. Burdensome Agreements;  Restricted
        Payments.

                 (a) From and after the Effective Date, none
             of the Principal Companies or any of their Subsidiaries will be a party to any Instrument or other agreement (other than the Loan
             Documents and the Ancillary Documents) or subject to any Applicable Law, Governing Document or Contractual Obligation which could have a Materially Adverse Effect.

                 (b) Section   7.11(b)  of   the  Disclosure
             Schedule fully and accurately describes, as of the date of this Agreement, all (if any)
             Restricted  Payments  made   since  December 23,
             1992.

             SECTION 7.12. Taxes.    Each  of  the  Principal
        Companies and each of their Subsidiaries has filed all tax returns and reports required by Applicable Law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with
        GAAP shall have  been set aside  on its  books.   No
        tax  Liens have been  filed with  respect to  any of
        the   Principal   Companies   or    any   of   their
        Subsidiaries and, to the best knowledge of the Principal Companies (after due inquiry), no claims are being asserted with respect to any such taxes or charges (and no basis exists for any such claims), which Liens and claims, individually or in the aggregate, could have a Materially Adverse
        Effect.     All  tax   liabilities  are   adequately
        provided  for   on  the   books  of  the   Principal
        Companies  and  their  Subsidiaries.    The  federal
        income tax liabilities of the Principal Companies and their Subsidiaries have been finally determined by the Internal Revenue Service for all Fiscal Years up to and including the 1987 Fiscal Year.

             SECTION 7.13. Compliance   with  ERISA.      All
        Single Employer Plans are in substantial compliance with ERISA; no Multiemployer Plan is insolvent or in reorganization (each such term as defined for purposes of Title IV of ERISA) or has notified the
        Borrower,  any  Principal   Company  or  any   ERISA
        Affiliate that it  intends to terminate or  has been
        terminated;  no   Single   Employer  Plan   has   an
        accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; none
        of   the  Principal  Companies   or  any   of  their
        Subsidiaries and no ERISA Affiliate has incurred any liability to or on account of a Single Employer Plan pursuant to Section 4062, 4063, 4064 or a Multiemployer Plan pursuant to Sections 515, 4201
        or  4204  of   ERISA;  no   proceedings  have   been
        instituted to terminate any Plan; and no condition exists which presents a material risk to any of the Principal Companies or any of their Subsidiaries of incurring a liability to or on account of a Plan pursuant to any of the foregoing Sections of ERISA or the Code. Except as set forth in Section 7.13 of the Disclosure Schedule, the aggregate present
        value   of  all  benefit   liabilities  (within  the
        meaning of Section 4001 of ERISA) of each Single Employer Plan does not exceed the aggregate current value of all assets of such Plan based upon the most recent estimated actuarial data that has been
        provided   to  the   Principal   Companies  by   the
        consulting actuaries of such Plan, and there is no withdrawal liability (and would be no withdrawal liability assuming a complete withdrawal from all
        such  Plans)  to  any  Multiemployer  Plan.     Each
        employee welfare benefit plan (within the meaning of Section 3(a) or 3(2)(B) of ERISA) maintained or contributed to by any of the Principal Companies or any of their Subsidiaries requires that no benefits are due unless the event giving rise to the benefit
        entitlement   occurs   prior  to   plan  termination
        (except as required by Title  I, Part 6 of  ERISA or
        applicable  state insurance  laws).   The  Principal
        Company   or   Subsidiary,   as   appropriate,   may
        terminate each such employee welfare benefit plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Principal Company or Subsidiary, without liability to any Person.

             SECTION 7.14. Labor  Controversies.   Except  as
        disclosed  in   Section  7.14   of  the   Disclosure
        Schedule,  there are no  labor controversies pending
        or,  to   the  best   knowledge  of  the   Principal
        Companies (after due inquiry), threatened against any of the Principal Companies or any of their Subsidiaries, which, if adversely determined, could have a Materially Adverse Effect.

             SECTION 7.15. Corporate Structure.

                 (a) Section   7.15(a)  of   the  Disclosure
             Schedule accurately and completely sets forth, as of the date hereof, the corporate structure of GACC and its Subsidiaries.

                 (b) Section   7.15(b)  of   the  Disclosure
             Schedule accurately and completely sets forth, on a pro-forma basis as of the Effective Date, the corporate structure of GACC and its
             Subsidiaries immediately following the Reorganization (the "Pro-forma Capital Structure"). Each of the Subsidiaries indicated as "Inactive" is inactive and will remain inactive from and after the Effective Date, meaning that such company has and will have no Property other than its nominal capitalization, has and will have no liabilities, and is and will be conducting no business.

                 (c) Section   7.15(c)  of   the  Disclosure
             Schedule accurately and completely lists, with respect to each of the Principal Companies and their Subsidiaries reflected on the Pro-Forma Capital Structure, as of the Effective Date,
             (i) the State of incorporation of each such corporation, (ii) the classes and number of authorized and outstanding shares of Capital Stock of each such corporation, and the owners of such outstanding shares of Capital Stock (provided, that only those Persons who will hold five percent (5%) or more of the outstanding shares in any class of Capital Stock of GACC are listed) and (iii) the business(es) in which each such corporation will be engaged.

                 (d) All issued  and outstanding  shares  of
             Capital Stock of each of the Principal Companies (other than GACC) and their Subsidiaries, from and after the Effective Date, will have been duly and validly issued, fully-paid and non-assessable, and will be owned as set forth in Section 7.15(c) of the Disclosure Schedule free and clear of any Liens or restrictions on transfer (except such as are permitted by Section 8.2.3).

                 (e) From  and  after  the  Effective  Date,
             there will be no outstanding warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any Capital Stock of any of the Principal Companies (other than GACC) or any of their Subsidiaries nor will there be outstanding any Securities (other than Class B Common Stock) which are convertible into or exchangeable for any Capital Stock of any of the Principal Companies or any of their Subsidiaries. From and after the Effective Date, there will be no outstanding commitments, options, warrants, calls or other agreements (whether written or oral) binding on any of the Principal Companies (other than GACC) or any of their Subsidiaries to issue, sell, grant, transfer, assign, mortgage, pledge or otherwise dispose of any Capital Stock of any of the Principal Companies or any of their Subsidiaries (except such as are permitted by Section 8.2.3).

             SECTION 7.16. Ownership  of  Properties,  Liens.
        Section 7.16 of the Disclosure Schedule sets forth a true, correct and complete description of all of the real Property owned or leased by GACC and its
        Subsidiaries   as  of  the  Effective  Date.    Each
        Principal Company and each of its Subsidiaries has valid fee or leasehold interests in all of its respective real Property and good and marketable title to all of its respective material owned personal Property, and none of such Property will
        be  subject  to   any  Lien  (except  such   as  are
        permitted by Section 8.2.3).

             SECTION 7.17. Patents,  Trademarks, etc.    Each
        Transaction  Party  owns  and   possesses  all  such
        patents,   patent  rights,   trademarks,   trademark
        rights, trade names, trade name rights, service marks, service mark rights and copyrights necessary
        for   the  conduct   of   the  businesses   of  such
        Transaction   Party   as   now  conducted   without,
        individually or in the aggregate, any infringement upon any proprietary or other rights of any other
        Person.   None of  the Transaction  Parties owns  or
        possesses  any  patents or    patent rights,  or any
        federally registered  copyrights.   From  and  after
        the Effective Date, all of the trademarks and service marks of the Transaction Parties registered with the United States Patent and Trademark Office
        will  be  identified   in  the  Trademark   Security
        Agreement.

             SECTION 7.18. Reorganization;    Accuracy     of
        Information. The Registration Statement accurately describes in all material respects the terms and
        conditions,    including    the   tax    and   other
        consequences, of the Reorganization and the Plan of Reorganization. All factual information heretofore or contemporaneously furnished by or on behalf of GACC or any of its Subsidiaries in writing to any
        Agent   or  any  Lender   for  purposes   of  or  in
        connection with  this Agreement  or any  transaction
        contemplated  hereby,  including   the  Registration
        Statement,   is,   and   all   other  such   factual
        information hereafter furnished by or on behalf of any Transaction Party to any Agent or any Lender
        will  be,  true  and  accurate   in  every  material
        respect on the date as of which such information is dated or certified, and not incomplete by omitting to state any material fact necessary to make such information not misleading.

             SECTION 7.19. The  Collateral  Documents.    The
        provisions of the Collateral Documents will be, from and after the Effective Date, effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens in all right, title and interest of the Transaction Parties in any and all of the
        Collateral   described    therein,   securing    the
        Obligations  from time to time outstanding.  Each of
        the  Collateral  Documents   will  create  a   fully
        perfected Lien in all right, title and interest of the Transaction Parties in the Collateral described therein superior in right to any Liens, existing or
        future,  which   any  Transaction   Party,  or   any
        creditor  of  or  purchaser  from  any   Transaction
        Party, or any other Person, may have against such Collateral therein, except to the extent otherwise provided herein and in the other Loan Documents.

             SECTION 7.20. Environmental Matters.   Except as
        listed in Section 7.20 of the Disclosure Schedule:

                 (a) all   Property   (including  underlying
             groundwater) owned or leased by any of the Principal Companies or any of their Subsidiaries have been, and continue to be, owned or leased by the Principal Companies and their Subsidiaries in compliance with all Environmental Laws;

                 (b) there  have been no past, and there are
             no  pending   or,  to   the  knowledge   of  the
             Principal Companies, threatened

                   (i)  claims,   complaints,   notices    or
                 requests for  information received by any of
                 the Principal  Companies  or  any  of  their
                 Subsidiaries    from    any     Governmental
                 Authority   with  respect   to  any  alleged
                 violation of any Environmental Laws, or

                   (ii)  complaints, notices or inquiries  to
                 any of  the Principal  Companies  or any  of
                 their  Subsidiaries  from  any  Governmental
                 Authority  alleging   liability  under   any
                 Environmental Laws;

                 (c) there   have   been   no   Releases  of
             Hazardous Materials at, on or under Property now or (to the best knowledge of the Principal Companies) previously owned or leased by any of the Principal Companies or any of their Subsidiaries, the costs to address which would reasonably be expected, individually or in the aggregate, to have a Materially Adverse Effect;

                 (d) each  of  the  Principal  Companies and
             each of their Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and required under Environmental Laws for their businesses;

                 (e) no Property now or, to the knowledge of
             the Principal Companies, previously owned or leased by any of the Principal Companies or any of their Subsidiaries, is listed or proposed for listing (with respect to owned Property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                 (f) there are no underground storage tanks,
             active or abandoned, including petroleum storage tanks, on or under any Property now owned or leased by any of the Principal Companies or any of their Subsidiaries;

                 (g) no Principal Company  and no Subsidiary
             of any Principal Company has transported or arranged for the transportation of any Hazardous Material to any location (i) which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or (ii) which is the subject of federal, state or local enforcement actions or other investigations which would reasonably be expected to lead to material claims against any Principal Company or any Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                 (h) there are  no polychlorinated biphenyls
             or asbestos present at any property now owned or leased by any of the Principal Companies or any of their Subsidiaries; and

                 (i) no conditions exist at, on or under any
             property now or previously owned or leased by any of the Principal Companies or any of their Subsidiaries which, with the passage of time, or the giving of notice, or both, would reasonably be expected to give rise to liability under any Environmental Laws, and have, individually or in the aggregate, a Materially Adverse Effect.

             SECTION 7.21. Licenses and Approvals.

                 (a) Each of the Transaction  Parties is  in
             compliance in all material respects with all Applicable Laws, including the Communications Act, and all other Applicable Laws relating to the transmission of radio, television, cable and microwave signals.

                 (b) Each of the Transaction Parties has all
             requisite  power  and  authority  and  necessary
             licenses and permits, including all FCC Licenses, to own and operate its Property

             (including all Broadcasting Stations owned or operated by it) and to carry on its businesses as now conducted.

                 (c) Set   forth  in  Section  7.21  of  the
             Disclosure Schedule is a true and complete description of all FCC Licenses material to the operation of any of the Broadcasting Stations of the Transaction Parties and the dates on which such FCC Licenses expire. Each such FCC License is validly issued and in full force and effect. Each Transaction Party has fulfilled and performed all of its obligations with respect to each such FCC License. No event has occurred which: (i) has resulted in, or after notice or lapse of time or both would result in, or would permit, revocation or termination of any such FCC License, or (ii) materially and adversely affects or in the future may materially adversely affect any of the rights of any Transaction Party thereunder. No license or franchise, other than the FCC
             Licenses described in Section 7.21 of the Disclosure Schedule, is material to the operation of any of the Broadcasting Stations of the Transaction Parties, or to the conduct of the business of GACC or any of its Subsidiaries. No FCC Licenses or other franchises or licenses require that any present employee of any Transaction Party remain an employee of such Transaction Party, or that any transfer of control of such Transaction Party must be approved by any Governmental Authority other than the FCC.

                 (d) No Transaction Party is a party  to and
             no Transaction Party has knowledge of any investigation, notice of violation, order or complaint issued by or before any Governmental Authority, including the FCC, or of any other proceedings (other than proceedings relating to the radio industry generally) which could in any manner threaten or adversely affect the validity or continued effectiveness of any of the FCC Licenses listed on Section 7.21 of the Disclosure Schedule. No Principal Company has reason to believe (other than in connection with there being no legal assurance thereof) that any of the FCC Licenses described in
             Section 7.21 of the Disclosure Schedule will not be renewed in the ordinary course. Each Transaction Party has filed all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its FCC Licenses or the activities of the Transaction Parties with respect thereto.

             SECTION 7.22. Transactions with Affiliates.

                 (a) Section   7.22(a)  of   the  Disclosure
             Schedule sets forth a true, correct and complete description of all (if any) Indebtedness (i) of any GABCO Subsidiary to any GACC Affiliate, and (ii) of GABCO to any GACC Affiliate.

                 (b) Section   7.22(b)  of   the  Disclosure
             Schedule sets forth a true, correct and complete description of all (if any) Contractual Obligations (other than contracts between GABCO or any GABCO Subsidiary and an Associated Person that would be permitted by
             Section 8.2.11(d)) between (i) any GABCO Subsidiary, on the one hand, and any GACC Affiliate, on the other hand, and (ii) GABCO, on the one hand, and any GACC Affiliate, on the other hand.

                 (c) Except as disclosed  in Section 7.22(a)
             or Section 7.22(b) of the Disclosure Schedule, as of the date of this Agreement, no Affiliate Transaction has been entered into, performed or completed since December 23, 1992 (other than Affiliate Transactions that would be permitted by Section 8.2.11(d)).

             SECTION 7.23. Representations in  Loan Documents
        and   Ancillary    Documents.       Each   of    the
        representations   and   warranties   made   by   the
        Principal Companies  in the Loan  Documents is  true
        and  correct.    Each  of  the  representations  and
        warranties made by the Principal Companies in the Ancillary Documents is true and correct, and each Principal Company makes to each Agent and each Lender each such representation and warranty made therein to the same extent and with the same effect as if such representation or warranty were set forth herein in full.


                            ARTICLE VIII

                              COVENANTS

             SECTION 8.1.  Certain   Affirmative   Covenants.
        Each Principal Company agrees with the Agents and the Lenders and warrants that, from and after the Effective Date (or in the case of Section 8.1.12, from and after March 31, 1994), and until all of
        the  Obligations  have  been  paid  in   full,  each
        Principal Company will, and will cause each of its Subsidiaries, to:

             SECTION 8.1.1.  Financial   Information,    etc.
        Furnish to  each Agent and each Lender copies of the
        following   financial   statements,    reports   and
        information:

                 (a) promptly  when  available  and  in  any
             event within ninety (90) days after the close of each Fiscal Year,

                   (i)  a  consolidated  balance sheet  as at
                 the close of  such Fiscal Year,  and related
                 consolidated    statements    of     income,
                 shareholders'  equity  and  cash  flows  for
                 such  Fiscal   Year,   of   GACC   and   its
                 Subsidiaries  (with  comparable  information
                 as at the close of  and for the prior Fiscal
                 Year), such statements for  such Fiscal Year
                 to  be audited  and accompanied  by an audit
                 report    issued    without    Impermissible
                 Qualification  by  the  Independent   Public
                 Accountant,

                   (ii)  consolidating balance  sheets as  at
                 the close of  such Fiscal Year, and  related
                 consolidating  statements of income for such
                 Fiscal   Year   (including   the    internal
                 earnings   report  of     each  Broadcasting
                 Station  of  the  Borrower  for such  Fiscal
                 Year), of  GACC and  its Subsidiaries  (with
                 comparable information  as at  the close  of
                 and for the prior Fiscal Year) certified  by
                 the   principal  accounting   or   financial
                 Authorized Officer of GACC,

                   (iii)  a      Compliance       Certificate
                 calculated as at  the close  of such  Fiscal
                 Year, and

                   (iv)  a   written    statement   of    the
                 Independent  Public Accountant  (A)  stating
                 that in making the  examination necessary to
                 make  the  audit  report  on  the  financial
                 statements  delivered  pursuant  to  clauses
                 (i) and  (ii), they obtained no knowledge of
                 any   default  by   GACC  or   any  of   its
                 Subsidiaries   in    the   performance    or
                 observance   of   any   of   the   covenants
                 contained in Article VIII, or, if such Independent Public Accountants shall have obtained knowledge of any such default, specifying all such defaults and the nature and status thereof and (B) setting forth in reasonable detail the calculations made to determine compliance with Sections 8.2.4, 8.2.5, 8.2.6, 8.2.8.

                 (b) promptly  when  available  and  in  any
             event within sixty (60) days after the close of each of the first three Fiscal Quarters of each Fiscal Year,

                   (i)  a  consolidated  balance sheet  as at
                 the close of  each such Fiscal  Quarter, and
                 related consolidated  statements of  income,
                 shareholders'  equity  and  cash  flows  for
                 such  Fiscal Quarter and  for the portion of
                 the Fiscal Year then  ended, of GACC and its
                 Subsidiaries  (with  comparable  information
                 as   at   the   close   of   and   for   the
                 corresponding  Fiscal  Quarter of  the prior
                 Fiscal   Year  and   for  the  corresponding
                 portion of such prior Fiscal Year),

                   (ii)  consolidating balance  sheets as  at
                 the  close   of  such  Fiscal  Quarter,  and
                 related consolidating  statements of  income
                 for such Fiscal  Quarter and for the portion
                 of  the  Fiscal  Year then  ended (including
                 the   internal   earnings  report   of  each
                 Broadcasting  Station  of the  Borrower  for
                 such  Fiscal  Quarter  and  portion of  such
                 Fiscal Year), of GACC  and its  Subsidiaries
                 (with   comparable  information  as  at  the
                 close of  and for  the corresponding  Fiscal
                 Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), and

                   (iii)  a      Compliance       Certificate
                 calculated as  at the close  of such  Fiscal
                 Quarter;

                 (c) promptly  upon receipt  thereof, copies
             of all detailed financial and management reports, if any, submitted to GACC or any of its Subsidiaries by any independent public accountant in connection with each annual or interim audit made by any such independent public accountant of the books of GACC or any of its Subsidiaries;

                 (d) promptly upon completion thereof and in
             any event not later than the first day of February of each Fiscal Year, a copy of the annual consolidated budget for such Fiscal Year and the annual budget for each Broadcasting Station for such Fiscal Year, including, in each case, budgeted results for each Fiscal Quarter and for the Fiscal Year as a whole, together with an explanation of any differences between the sum of the individual Broadcasting Station budgets and the consolidated totals, and upon the delivery of any financial statements relating to a period included in such budget, a summary comparing the actual financial performance of GACC and its Subsidiaries during such period to that provided for in such budget;

                 (e) promptly  upon  any  filing  thereof by
             GACC or any of its Subsidiaries with the SEC, any annual, periodic or special reports or registration statements which GACC or any of its Subsidiaries may file with the SEC or with any other securities exchange and copies of any financial statements which GACC or any of its Subsidiaries may file with any Governmental Authority;

                 (f) promptly    upon    the    release   or
             distribution thereof, copies of all press releases and other written statements made available generally by GACC or any of its Subsidiaries to stockholders of GACC or to one or more financial news services concerning material developments in the business of GACC or any of its Subsidiaries;

                 (g) promptly, such additional financial and
             other information with respect to GACC or any of its Subsidiaries as any Lender (through the Administrative Agent) may from time to time reasonably request.

             SECTION 8.1.2.  Maintenance     of     Corporate
        Existence, etc.   In  the case  of each  Transaction
        Party,   maintain   and   preserve   its   corporate
        existence, rights and franchises; continue to own and hold, legally and beneficially, free and clear of all Liens (except Liens permitted by Section 8.2.3), all of the outstanding shares of Capital Stock of each of its Subsidiaries; and take all reasonable steps to maintain its identity as a separate legal entity and to make it apparent to
        third   parties  that  it   is  a  corporation  with
        Property and liabilities distinct from  those of any
        Affiliate  of  such  Transaction   Party.    Without
        limiting the generality of the foregoing, each Transaction Party shall use its best efforts to:

                 (a) compensate  all consultants  and agents
             directly, from such Transaction Party's bank accounts, for services provided to such Transaction Party by such consultants and agents and, to the extent any employee, consultant or agent of a Transaction Party is also an employee, consultant or agent of an Affiliate, allocate the compensation of such employee, consultant or agent between such Transaction Party and such Affiliate on a basis which reflects the services rendered to such Transaction Party and such Affiliate;

                 (b) allocate  all  overhead  and  operating
             expenses for items shared between such Transaction Party and each Affiliate on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                 (c) maintain the books and records  of such
             Transaction Party complete and separate from those of any Affiliate;

                 (d) not  maintain  bank  accounts  or other
             depository accounts to which any Affiliate is an account party, into which any Affiliate makes deposits or from which any Affiliate has the power to make withdrawals;

                 (e) not permit any Affiliate  to pay any of
             the operating expenses of such Transaction Party (except pursuant to allocation arrangements reasonably satisfactory to the Required Lenders);

                 (f) refrain   from   filing   or  otherwise
             initiating or supporting the filing of a motion in any Bankruptcy or Insolvency Proceeding to substantively consolidate the Borrower with any Affiliate of the Borrower;

                 (g) remain solvent; and

                 (h) conduct all of its  business solely  in
             its own name.

             SECTION 8.1.3.  Foreign  Qualification.    Cause
        to be done at all times all things necessary to be duly qualified to do business and be in good
        standing   as   a   foreign   corporation  in   each
        jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify could reasonably be expected to have a Materially Adverse Effect.

             SECTION 8.1.4. Payment of Taxes, etc. Pay and discharge, as the same become due and payable, all federal, state and local taxes, assessments and other governmental charges or levies against or on any of its income, profits or Property, as well as all claims of any kind, including all claims for labor, materials and supplies, which, if unpaid, might become a Lien upon any of its Property, and will pay before they become delinquent (subject to any applicable subordination provisions) all other
        material  obligations  and   liabilities;  provided,
        however, that  the foregoing  shall not  require any
        of  the   Principal  Companies   or  any  of   their
        Subsidiaries  to  pay  or  discharge  any  such tax,
        assessment,  charge,  levy,  claim,   obligation  or
        liability  (a) which is  not yet due  and payable or
        (b) so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves
        in  accordance   with  GAAP  with  respect  thereto.
        Nothing  in  this  Section  8.1.4  shall  impair the
        absolute   and  unconditional   obligations  of  the
        Principal Companies to pay all the Obligations as and when due and payable.

             SECTION 8.1.5.  Maintenance     of     Property;
        Insurance.   Keep all of its Property that is useful
        and  necessary  in its  businesses  in  good working
        order  and   condition  (ordinary   wear  and   tear
        excepted) and maintain or cause to be maintained with insurance companies reasonably acceptable to the Managing Agents insurance with respect to its Property and businesses against such casualties and contingencies and of such types, including, without
        limitation,   replacement  cost   insurance  on  all
        Property   constituting  a  material   part  of  any
        Broadcasting Station operated by the Borrower or any of its Subsidiaries, and in such amounts and with such deductibles as are customary in the case of similar businesses; and, upon request of the
        Administrative   Agent   or  the   Required  Lenders
        (through the Administrative Agent), furnish to the Administrative Agent (in sufficient quantity for
        distribution   to   each   Lender)   at   reasonable
        intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of
        all  insurance   maintained  by     the  Transaction
        Parties in accordance with this Section 8.1.5.

             SECTION 8.1.6.  Notice  of Default,  Litigation,
        etc.     Upon  obtaining   knowledge  thereof,  give
        written   notice   (accompanied   by  a   reasonably
        detailed   explanation    with   respect    thereto)
        immediately to  each Lender  and the  Administrative
        Agent of:

                 (a) the occurrence of

                   (i)  any Default, and

                   (ii)  any  default  under  any   Ancillary
                 Document;

                 (b) any   litigation,    arbitration,    or
             governmental investigation or proceeding not previously disclosed by the Borrower to the Lenders which has been instituted or, to the best knowledge of the Borrower (after due inquiry), is threatened against any Principal Company or any of its Subsidiaries or to which any of their respective Property is subject which

                   (i)  if adversely  determined, could  have
                 a Materially Adverse Effect, or

                   (ii)  relates  to   this  Agreement,   any
                 other Loan Document, the Reorganization, or any Ancillary Document;

                 (c) any material  adverse development which
             shall occur in any litigation, arbitration, or governmental investigation or proceeding previously disclosed by the Principal Companies to the Lenders;

                 (d) any   development   in   the  business,
             operations, Property, financial condition or prospects of any Principal Company or any of its Subsidiaries which, in the reasonable judgment of the Borrower, could have a Materially Adverse Effect; and

                 (e) any       termination,       amendment,
             modification or supplement of any Governing Document of any Transaction Party or any Ancillary Document or any waiver under any
             Ancillary Document, or any notice, document, other Instrument, financial statement, proxy statement or other materials of any kind, delivered or received by any Transaction Party with respect to any Other Debt Document, which written notice shall include a copy (if in writing) or a description (if not in writing) of any such termination, modification, supplement, waiver, notice, document, Instrument, financial statement, proxy statement or other materials.

             SECTION  8.1.7. Notice of  Restricted  Payments.
        Without in any way limiting the obligations of the Principal Companies under any other provisions of this Agreement,

                 (a) deliver  to  the  Administrative Agent,
             simultaneously with its delivery thereof to any holder or holders of any Indebtedness under any Other Debt Document, or any Representative of any such holder or holders, copies of all offers to make and notices regarding any offer or intention to make any Restricted Payment in respect of any Indebtedness under any Other Debt Document; and

                 (b) not later than twenty  (20) days  prior
             to making any Restricted Payment (other than Restricted Payments permitted by clauses (a),
             (b)(i)(B),  (b)(ii)(B),  (b)(iii), (k),  and (m)
             of Section 8.2.8) or commencing any Affiliate Transaction, deliver to the Administrative Agent written notice of such proposed Restricted Payment or Affiliate Transaction describing the same in reasonable detail, specifying the proposed amount, payor and recipient of any funds pursuant thereto and including any calculations necessary to determine compliance with Section 8.2.8 of this Agreement.

             SECTION 8.1.8.  Performance  of  Loan  Documents
        and Ancillary Documents.

                 (a) Promptly and faithfully  perform all of
             its Obligations hereunder and  under each  other
             Loan Document executed by it.

                 (b) Promptly and faithfully  perform all of
             its obligations under each of the Ancillary Documents executed by it (subject to any applicable subordination provisions), without giving effect to any modification, amendment or waiver thereof, unless such modification, amendment or waiver has been consented to in writing by the Managing Agents and the Required Lenders.

             SECTION 8.1.9. Books and Records. Keep proper books and records reflecting all of its business affairs and transactions in accordance with GAAP and permit any Agent, any Lender or any of their respective representatives, at reasonable times and intervals during ordinary business hours, to visit
        any   of  its   offices   and  Properties,   discuss
        financial   matters   relating   to  the   Principal
        Companies and  their Subsidiaries  with its officers
        and   Independent   Public  Accountants   (and  each
        Principal    Company    hereby    authorizes    such
        Independent   Public  Accountants   to  discuss  its
        financial matters with any Agent, any Lender or any of their representatives) and examine and make abstracts or photocopies from any of its books or other corporate records, all at the Borrower's expense for any charges imposed by such accountants or for making such abstracts or photocopies.

             SECTION 8.1.10.  Compliance with Laws, etc.

                 (a) Obtain all such  Approvals and take all
             such other actions with respect to any Governmental Authority as may be required for the execution, delivery and performance of this Agreement, the other Loan Documents and the
             Ancillary Documents, and duly perform and comply with all of the terms and conditions of all Approvals so obtained;

                 (b) Comply in  all material  respects  with
             all Applicable Laws;

                 (c) (i)  Operate  its Broadcasting  Stations
             in accordance and in compliance in all material respects with the Communications Act,
             (ii) file in a timely manner all necessary applications for renewals of all FCC Licenses that are material to the operations of its Broadcasting Stations and (iii) use its best efforts to defend any proceedings which could result in the termination, forfeiture or non-renewal of any such FCC License;

                 (d) Promptly  furnish   or  cause   to   be
             furnished to the Administrative Agent:

                   (i)  a copy of any  order or notice of any
                 Communications  Regulatory  Authority  which
                 designates  any of  its FCC  Licenses  for a
                 hearing   or   which  refuses   renewal   or
                 extension thereof, or revokes or suspends its authority to operate a Broadcasting Station,

                   (ii)  a  copy of any competing application
                 filed   with   respect   to   any   of   its
                 franchises,    licenses    (including    FCC
                 Licenses),  rights,  permits,  consents   or
                 other authorizations pursuant to which it operates any Broadcasting Station;

                   (iii)  a copy  of any citation, notice  of
                 violation  or order to show  cause issued by
                 any Communications  Regulatory Authority  in
                 relation   to   any  of   its   Broadcasting
                 Stations, and

                   (iv)  a copy of any notice or  application
                 by   it   requesting  authority   to   cease
                 broadcasting on any Broadcasting Station or to cease operating any Broadcasting Station for any period in excess of five (5) days.

             SECTION 8.1.11. Provision     of      Additional
        Collateral;  MAI Appraisals.   From time  to time at
        its own cost and expense, promptly create or cause to be created in favor of the Collateral Agent for the benefit of the Secured Parties, as security for all the Obligations, perfected Liens (subject only to Liens permitted by this Agreement) with respect to all (if any) of its Property which is not then
        subject   to  a  perfected  Lien  in  favor  of  the
        Collateral Agent, to the extent the Managing Agents or the Required Lenders shall so request, all such Liens to be created under Security Instruments in form and substance satisfactory to the Managing Agents; deliver or cause to be delivered to the
        Collateral  Agent   (with  copies  to  the  Managing
        Agents)   all  such   instruments  (including  legal
        opinions, title insurance policies, Lien search results and releases and termination statements) as the Managing Agents or the Required Lenders shall reasonably request to evidence satisfaction of the
        obligations   created   by   this  Section   8.1.11;
        promptly provide such evidence as the Managing Agents or the Required Lenders shall request as to the perfection and priority of such Liens and any
        other  Liens   created  pursuant  to   any  of   the
        Collateral Documents; and deliver or cause to be delivered to the Collateral Agent (at the expense of the Borrower), with copies for each Lender, copies of appraisals of the value of the Mortgaged Properties as shall be required (in the judgment of
        the   Required   Lenders)   under   Applicable   Law
        (including  12 U.S.C. Section  93a, Title  XI of the
        Financial   Institution    Reform,   Recovery    and
        Enforcement  Act   of   1989  or   the   regulations
        promulgated    thereunder),   performed    by    MAI
        appraisers (Members of the American Institute of Real Estate Appraisers) selected by the Collateral Agent.

             SECTION 8.1.12. Cash                  Collateral
        Arrangements. In the case of the Borrower,

                 (a) cause  each deposit  account maintained
             by it with any financial institution other than Bank of Boston (other than any deposit account maintained by WGHP-TV) to be a Collection Deposit Account subject to and governed by a Lockbox Agreement duly executed by a Sub-Agent of the Collateral Agent;

                 (b) notify, direct and use its best efforts
             to cause each Person making payments to the Borrower (other than to WGHP-TV relating exclusively to its revenues) to make all such payments to a Collection Deposit Account;

                 (c) on  a daily basis,  whether or  not any
             Default is continuing, cause each Sub-Agent to transfer all available funds held in each Collection Deposit Account maintained with such Sub-Agent to the Concentration Account maintained  with  Bank of  Boston, as  agent for
             the Collateral Agent, all on the terms contained in the Concentration Account and Sub-Agency Agreement; and

                 (d) in  the  event  that  it  receives  any
             payments  or  remittances,  notwithstanding  the
             arrangement for payment directly into the Collection Deposit Accounts, hold such payments and remittances in trust for the benefit of the Collateral Agent and the Lenders, subject to the Lien granted by the Security Agreement, and cause such payments and remittances to be deposited into a Collection Deposit Account with a Sub-Agent, or the Concentration Account with Bank of Boston, as Agent for the Collateral Agent, as soon as practicable after the Borrower's receipt thereof.

        The  Borrower  shall  have  no  right  or  power  to
        withdraw any funds from any Collection Deposit Account. The covenants of the Borrower contained in this Section 8.1.12 shall terminate if the Total Debt to Consolidated Broadcast Cash Flow Ratio for any Reference Period is less than 5.00:1.0; provided, that no Defaults are continuing. Upon the occurrence of any Default at any time following such termination, or if the Total Debt to

        Consolidated Broadcast Cash Flow Ratio for any subsequent Reference Period is equal to or greater than 5.00:1.0, the covenants contained in this
        Section 8.1.12 may be reinstated at the direction of the Required Lenders. Upon such reinstatement the Borrower shall have a period of thirty (30) days to comply with such covenants.

             SECTION 8.1.13. Rate Protection Agreements.   In
        the case  of the Borrower,  at all times  during the
        period  commencing  ninety   (90)  days  after   the
        Effective  Date and ending three (3) years after the
        Effective   Date,   maintain   one   or  more   Rate
        Protection Agreements consisting of one or more interest rate caps or collars,

                 (a) with  an  aggregate  notional principal
             amount equal to at least 50% of the outstanding principal amount of the Loans then outstanding;

                 (b) with a Counterparty; and

                 (c) having   other   material   terms   and
             conditions which are reasonably acceptable to the Required Lenders and the Managing Agents.

             SECTION 8.1.14. ERISA Notices.

                 (a) Upon  the  request   of  the   Managing
             Agents, furnish or cause to be furnished to the Managing Agents a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Reports, Form 5500, with all required attachments, in respect of each Single Employer Plan; and

                 (b) Promptly  upon   receipt  or  dispatch,
             furnish to the Managing Agents any notice, report or demand sent or received in respect of any Single Employer Plan under Section 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of
             ERISA, or in respect of any Multiemployer Plan under Section 4041A, 4202, 4219, 4242 or 4245 of ERISA.

             SECTION 8.1.15. Environmental Compliance.

                 (a) Use and operate all  of its  Properties
             in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws;

                 (b) Provide written notice  to the Managing
             Agents   of   (i)   any    violation   of    any

             Environmental Law regarding any of its Property or any of its business operations, (ii) any known Release, or threat of Release, of any Hazardous Substances at, from or into any of its Property which it is required to report in writing to any Governmental Authority or which could have a Materially Adverse Effect, (iii) any written notice of violation of any Environmental Law or of any Release or threatened Release of any Hazardous Substance, including any notice or claim of liability or potential responsibility from any third party (including any Governmental Authority), and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) the operation of any of its Property, (B) contamination on, from or into any of its Property or (C) investigation or remediation of offsite locations at which it or any of its predecessors are alleged to have disposed of Hazardous Substances, or (D) any expense or loss incurred by any Governmental Authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which it may be liable or for which a Lien may be imposed on any of its Property;

                 (c) Cause   the   prompt   containment  and
             removal of any Hazardous Substances Released or disposed of on any of its Property, as necessary to comply with all Environmental Laws and to preserve the value of such Property; and

                 (d) After reasonable notice by the Managing
             Agents (which notice shall be given at the direction of the Required Lenders), whether or not a Default shall have occurred, permit any Agent, in its discretion for the purpose of assessing and ensuring the value of any Property of any Transaction Party, to obtain, at the expense of the Borrower, one or more environmental assessments or audits of any such Property prepared by a hydrologist or other qualified independent engineer, consultant or expert selected by such Agent to confirm (i) whether any Hazardous Substances are present in the soil or water at such Property and (ii) whether the use and operation of the Property complies with all Environmental Laws.

             SECTION 8.2.  Certain Negative Covenants.   Each
        Principal Company agrees with the Agents and the Lenders and warrants that, from and after the Effective Date, and until all the Obligations have been paid in full, each Principal Company will not,
        and   will   not  cause   or   permit  any   of  its
        Subsidiaries to:

             SECTION 8.2.1.  Limitation    on    Nature    of
        Business.

                 (a) At  any  time   undertake,  conduct  or
             transact, directly or indirectly, any business except the business in which it is presently engaged as described in Section 7.15(c) of the Disclosure Schedule, and any other businesses reasonably incidental or related thereto, or undertake, conduct or transact any business in a manner prohibited by Applicable Law. Neither GACC, GABCO nor GABCO Sub will undertake, conduct or transact, directly or indirectly, any material business except owning the Capital Stock of its direct Subsidiaries shown in the Pro-forma Capital Structure, and activities reasonably related thereto.

                 (b) In the case of the Principal Companies,
             (i) permit any Subsidiary identified as "Inactive" in Section 7.15(b) of the Disclosure Schedule to conduct or engage in any business or operations of any kind, to own any Property other than its nominal capitalization and rights under immaterial agreements or contracts that do not require any payments by such Subsidiaries, to incur or assume or permit to exist any Indebtedness or to make or permit to exist any Investment (other than Investments in nominal aggregate amounts) or (ii) create or acquire any new direct or indirect Subsidiary (other than pursuant to an Acquisition permitted by clause (c) of Section 8.2.9).

                 (c) With  respect to  the Borrower  and any
             Broadcasting Station owned by the Borrower,

                   (i)  enter  into  any  so  called
                 "local  market  agreements" or  any
                 other  arrangements with  any other
                 Broadcasting  Station  (other  than
                 another Broadcasting  Station owned
                 by   the   Borrower)  whereby   the
                 parties    agree    to     function
                 cooperatively    in     terms    of
                 programming,   advertising,  sales,
                 management,  consulting  or similar
                 services,   except  for   any  such
                 agreements or arrangements existing
                 on the date  of this Agreement  and
                 described in Section  8.2.1 of  the
                 Disclosure Schedule; or

                   (ii)  enter  into  any  so-called
                 "time brokerage  agreements" or any
                 other  agreements  or  arrangements
                 under   which    any   Broadcasting
                 Station owned by the Borrower shall
                 (A)  sell  broadcast  time  to  any
                 other  Broadcasting Station  (other
                 than  another  Broadcasting Station
                 owned   by   the  Borrower)   which
                 programs  such  broadcast time  and
                 sells     its     own    commercial
                 advertising   announcements  during
                 such broadcast time or (B) purchase
                 broadcast time on  any other  radio
                 or  television station  (other than
                 another Broadcasting  Station owned
                 by the Borrower) for the purpose of
                 programming such broadcast time and
                 selling        its       commercial
                 advertisements  during  such  time,
                 except (A)  any such  agreement  or
                 arrangement existing on the date of
                 this  Agreement  and  described  in
                 Section  8.2.1  of  the  Disclosure
                 Schedule  and   (B)  Permitted  LMA
                 Transactions; or

                   (iii)  otherwise  enter into  any
                 oral or written agreement  with any
                 other Person pursuant to  which any
                 employee or any  Property owned  by
                 any    Transaction  Party  would be
                 used  by or  shared with  any other
                 Person.

             SECTION 8.2.2.  Indebtedness.    Create,  incur,
        assume, or suffer to exist or otherwise become or be liable in respect of any Indebtedness, except:

                 (a) Indebtedness in  respect of  the  Loans
             and the other Obligations;

                 (b) Permitted Indebtedness;

                 (c) Indebtedness  of  GACC  under  GACC 14%
             Notes in the maximum aggregate principal amount of $72,500,000 plus the aggregate principal amount of GACC 14% PIK Notes issued in compliance with clause (g) of Section 8.2.8, less, in each case, any repayments, prepayments, redemptions, repurchases, defeasances or cancellations of such Indebtedness, plus, in each case, all accrued unpaid interest on such Indebtedness at a rate not in excess of fourteen percent (14%) per annum;

                 (d) Indebtedness  of GACC  under Securities
             issued by GACC (other than in connection with a Bankruptcy or Insolvency Proceeding), all Net Debt Proceeds of which are used exclusively to repay, prepay or redeem all Indebtedness under the GACC 14% Notes and the GACC 14% Note Indenture, in the maximum aggregate principal amount equal to such principal amount on the date of issuance thereof (which principal amount shall not exceed the aggregate outstanding Indebtedness under the GACC 14% Notes and the GACC 14% Note Indenture at the time of such refinancing), less any repayments, prepayments, redemptions, repurchases, defeasances or cancellations of such Indebtedness, plus all accrued unpaid interest thereon; provided, however, that the Managing Agents and the Required Lenders are satisfied on the date of issuance of such Securities and at all times thereafter that (i) all Indebtedness in respect of such Securities is expressly subordinated in right of payment and exercise of remedies to the prior payment in full of all Senior Debt (as defined in the GABCO 13% Note Exchange Agreement as in effect on the Effective Date), on terms reasonably satisfactory to the Managing Agents and the Required Lenders, (ii) the stated maturity date of such Indebtedness is not earlier than the stated maturity of the GACC 14% Notes on the Effective Date, (iii) all mandatory repayment, prepayment, redemption, repurchase, defeasance, sinking fund and similar obligations in respect of such Indebtedness do not exceed similar such obligations in respect of the GACC 14% Notes and the GACC 14% Note Indenture as in effect on the Effective Date, (iv) the contract interest rate payable on such Indebtedness is less than the contract interest rate payable on the GACC 14% Notes, as in effect on the Effective Date,
             (v) the covenants, events of default and other provisions contained in the Securities or other Instruments governing such Indebtedness, individually and taken as a whole, are not more restrictive or burdensome than those contained in the GACC 14% Notes and the GACC 14% Note Indenture, as in effect on the Effective Date, and (vi) such Indebtedness is not secured by any Property of GACC or any of its Subsidiaries, except the Capital Stock of GABCO, and no Subsidiary of GACC has any
             Contingent   Obligation   in  respect   of  such
             Indebtedness;

                 (e) Indebtedness of GABCO  under GABCO  13%
             Notes in the maximum aggregate principal amount of $111,500,000 plus the aggregate principal amount of GABCO 13% PIK Notes issued in compliance with clause (c) of Section 8.2.8, less, in each case, any repayments, prepayments, repurchases, redemptions, defeasances or cancellations of such Indebtedness, plus, in each case, all accrued unpaid interest on such Indebtedness at a rate not in excess of thirteen percent (13%) per annum for amounts not due and payable and not in excess of fourteen percent (14%) per annum on amounts due and payable;

                 (f) Indebtedness  of  GABCO  or  GACC under
             Securities issued by GABCO or GACC (other than in connection with a Bankruptcy or Insolvency Proceeding), all Net Debt Proceeds of which are used exclusively to repay, prepay or redeem all Indebtedness under the GABCO 13% Notes and the GABCO 13% Note Exchange Agreement, in the maximum aggregate principal amount equal to such principal amount on the date of issuance thereof (which principal amount shall not exceed the aggregate outstanding Indebtedness under the GABCO 13% Notes and the GABCO 13% Note Exchange Agreement at the time of such refinancing), less any repayments, prepayments, redemptions, repurchases, defeasances or cancellations of such Indebtedness, plus all accrued unpaid interest thereon; provided, however that the Managing Agents and the Required Lenders are satisfied on the date of issuance of such Securities and at all times thereafter that (i) all such Indebtedness shall be expressly subordinated in right of payment and exercise of remedies to the prior payment in full of all Senior Debt (as such term is defined in the GABCO 13% Note Exchange Agreement, as in effect on the Effective Date) on terms no less favorable to the holders of such Senior Debt than the subordination provisions contained in the GABCO 13% Note
             Exchange Agreement, as in effect on the Effective Date, (ii) the stated maturity date of such Indebtedness is not earlier than one
             (1) year after the Maturity Date, (iii) all "put" rights, and all mandatory repayment, prepayment, redemption, repurchase, defeasance, sinking fund and similar obligations in respect of such Indebtedness shall not exceed similar such rights and obligations under the GABCO 13% Notes and the GABCO 13% Note Exchange Agreement as in effect on the Effective Date, (iv) the contract and default interest rates payable on such Indebtedness are not greater than the corresponding contract and default interest rates payable on the GABCO 13% Notes, (v) the covenants, events of default and other provisions contained in the Securities or other Instruments governing such Indebtedness, individually and taken as a whole, are not more restrictive or burdensome than those contained in the GABCO 13% Notes and the GABCO 13% Note Exchange Agreement, as in effect on the Effective Date and (vi) such Indebtedness is not secured by any Property of GACC or any of its Subsidiaries, except the Capital Stock of GABCO Sub (if such Securities are issued by GABCO) or the Capital Stock of GABCO (if such Securities are issued by GACC), and neither

             GACC  nor any  of  its Subsidiaries  (other than
             the   issuer  of   such   Securities)   has  any
             Contingent   Obligation   in  respect   of  such
             Indebtedness;

                 (g) Indebtedness of the  Borrower under the
             WGHP Loan Agreement, in the maximum aggregate principal amount of $17,500,000, less any
             repayments,      prepayments,       redemptions,
             repurchases, defeasances or cancellations of such Indebtedness, plus all accrued unpaid interest thereon at a rate not to exceed at any time or for any period 9 1/2% per annum for amounts not due and payable and 10 1/2% per annum for amounts due and payable;

                 (h) Indebtedness of  the Borrower  that  is
             incurred at any time after the Effective Date and is not otherwise permitted by any of the other clauses of this Section 8.2.2, provided, that the Managing Agents and the Required Lenders are satisfied on the date of incurrence of such Indebtedness and at all times thereafter that (i) all such Indebtedness is expressly subordinated, upon written terms and conditions completely satisfactory in form and substance to the Managing Agents and the
             Required Lenders, in right of payment and exercise of remedies to the prior payment in full of all the Obligations (and any obligations refinancing or refunding the Obligations), (ii) the aggregate amount of all such Indebtedness does not at any time exceed $10,000,000, (iii) none of such Indebtedness is secured by any Lien on any Property (including any Capital Stock) of GACC or any of its Subsidiaries, and neither GACC nor any of its Subsidiaries (other than the Borrower) has any Contingent Obligation in respect of such Indebtedness, (iv) each of the Special Covenant Conditions is satisfied on and as of the date of incurrence of such Indebtedness, (v) all mandatory payment, prepayment, redemption, repurchase, defeasance, sinking fund and similar obligations, all interest rates and payment dates, and all covenants, conditions, events of default and other provisions in respect of such Indebtedness are satisfactory in form and substance to the Managing Agents and the Required Lenders, and (vi) the proceeds of all such Indebtedness are used by the Borrower for general working capital purposes;

                 (i) Indebtedness of any  Subsidiary of GACC
             to GACC under the Tax Sharing Agreement;

                 (j) intercompany Indebtedness in respect of
             Investments permitted  by clause  (c) or (d)  of
             Section 8.2.7;

                 (k) Indebtedness of the  Borrower under any
             Rate Protection Agreements; and

                 (l) Indebtedness  of any  Principal Company
             or any of its Subsidiaries consisting of dividends declared but not paid, to the extent that such dividends are permitted by clause (a) of Section 8.2.8.

             SECTION 8.2.3.  Liens.   Create, incur,  assume,
        or  suffer  to  exist  any  Lien  upon  any  of  its
        Property    (including   Capital    Stock   of   any
        Subsidiary),   whether   now   owned  or   hereafter
        acquired, except:

                 (a) Liens in favor of the  Collateral Agent
             securing the Loans and other Obligations;

                 (b) Permitted Liens;

                 (c) Liens  on the  Capital  Stock  of GABCO
             securing Indebtedness of GACC that is permitted by clause (c), (d) or (f) of Section 8.2.2;

                 (d) Liens on the Capital Stock of GABCO Sub
             securing   Indebtedness   of   GABCO   that   is
             permitted  by  clause  (e)  or  (f)  of  Section
             8.2.2; and

                 (e) Liens on the  WGHP-TV Operating  Assets
             securing Indebtedness of the Borrower permitted by clause (g) of Section 8.2.2.

             SECTION 8.2.4.  Financial Covenants.

                 (a) Bank  Debt  to  Consolidated  Broadcast
             Cash Flow Ratio. Permit the Bank Debt to Consolidated Broadcast Cash Flow Ratio (as hereinafter defined) for any Reference Period ending in any period identified below to be greater than the ratio specified below opposite such period:

                                        Maximum  Bank   Debt
        to
                                      Consolidated
        Broadcast
                  Period                 Cash Flow  Ratio


             12/31/93 to 9/30/94             3.75:1.0
             10/01/94 to 9/30/95             3.25:1.0
             10/01/95 to 9/30/96             2.75:1.0
             10/01/96 to 9/30/97             2.25:1.0
             10/01/97 to 9/30/98             1.75:1.0
             Thereafter                      1.50:1.0


             "Bank Debt to Consolidated  Broadcast Cash  Flow

             Ratio" means, in relation to any Reference Period, the ratio of (i) the outstanding principal amount of the Loans at the end of such Reference Period, to (ii) the Consolidated Broadcast Cash Flow of GACC and its Subsidiaries for such Reference Period. For purposes of determining the Bank Debt to Consolidated Broadcast Cash Flow Ratio for any period, the Consolidated Broadcast Cash Flow of GACC and its Subsidiaries for such period shall exclude all such Consolidated Broadcast Cash Flow for such period attributable to WGHP-TV.

                 (b) Total  Debt  to  Consolidated Broadcast
             Cash Flow Ratio. Permit the Total Debt to Consolidated Broadcast Cash Flow Ratio (as hereinafter defined) for any Reference Period ending in any period identified below to be greater than the ratio specified below opposite such period:

                                       Maximum  Total   Debt
        to
                                      Consolidated
        Broadcast
                  Period                  Cash  Flow  Ratio


             12/31/93 to 9/30/94             7.00:1.0
             10/01/94 to 9/30/95             6.50:1.0
             10/01/95 to 9/30/96             6.00:1.0
             10/01/96 to 9/30/97             5.25:1.0
             10/01/97 to 9/30 98             4.75:1.0
             Thereafter                      4.25:1.0

             "Total Debt to Consolidated Broadcast Cash Flow Ratio" means, in relation to any Reference Period, the ratio of (i) the Consolidated Funded Debt of GACC and its Subsidiaries at the end of such Reference Period, to (ii) the Consolidated Broadcast Cash Flow of GACC and its Subsidiaries for such Reference Period.

                 (c) Consolidated  Operating  Cash  Flow  to
             Total Cash Interest Ratio. Permit the Consolidated Operating Cash Flow to Total Cash Interest Ratio for any Reference Period ending in any period identified below to be less than the ratio specified below opposite such period:

                                         M  i  n  i  m  u  m
        Consolidated
                                         Operating Cash Flow
                                            to Total Cash
                 Period                     Interest  Ratio


             12/31/93 to 12/31/95             2.00:1.0
             Thereafter                       1.50:1.0

             "Consolidated Operating Cash Flow to Total Cash Interest Ratio" means, in relation to any
             Reference Period, the ratio of (i) the Consolidated Operating Cash Flow of GACC and its Subsidiaries for such Reference Period, to
             (ii) the Consolidated Cash Interest Charges of GACC and its Subsidiaries for such Reference Period.

                 (d) Fixed Charge  Coverage Ratio.    Permit
             the  Fixed   Charge  Coverage   Ratio  for   any
             Reference Period to be less than 1.00:1.0.

             "Fixed   Charge   Coverage  Ratio"   means,   in
             relation to any Reference Period, the ratio of

                     (i)   the  sum of (A)  the Consolidated
                 Operating  Cash   Flow  of   GACC  and   its
                 Subsidiaries    for such  Reference  Period,
                 plus (B) the aggregate amount of federal, state and local income taxes paid by GACC and its Subsidiaries for such Reference Period,

             to

                     (ii)   the sum  of (A) the Cash
                 Debt  Service  of   GACC  and   its
                 Subsidiaries  for  such   Reference
                 Period,  plus (B)  the Consolidated
                 Capital  Expenditures  of GACC  and
                 its Subsidiaries for such Reference
                 Period,  plus   (C)  the  aggregate
                 amount of federal, state  and local
                 income taxes paid  by GACC and  its
                 Subsidiaries  for   such  Reference
                 Period.

             SECTION 8.2.5.  Capital Expenditures.  Make  any
        Consolidated     Capital    Expenditures,     except
        Consolidated Capital Expenditures made during any Fiscal Year which do not exceed the Base Capex
        Amount (as  defined  below)  for such  Fiscal  Year,
        plus  (provided  that  no  Events   of  Default  are
        continuing)  the  Carry-Forward  Capex   Amount  (as
        defined below) for such Fiscal Year.

             As used in this Section 8.2.5:

             "Base Capex Amount" for any Fiscal Year means $6,000,000, provided that (i) if the Consolidated Broadcast Cash Flow of GACC and its Subsidiaries for the 1993, 1994 or 1995 Fiscal Year equals or exceeds $68,700,000, $72,100,000 or $75,700,000, respectively, then the Base Capex Amount shall be $7,000,000 for the immediately following Fiscal Year, and (ii) if the Total Debt to Consolidated Broadcast Cash Flow Ratio for any Fiscal Year is less than 5.0 to 1.0, then the Base Capex Amount shall be $8,000,000 for the immediately following Fiscal Year.

             "Carry-Forward   Capex  Amount"   for  the  1994
        Fiscal Year means $0, and for the 1995 Fiscal Year and each Fiscal Year thereafter means the excess (if any) of the aggregate Base Capex Amount for the Antecedent Fiscal Years (as defined below) over the actual Consolidated Capital Expenditures of GACC and its Subsidiaries for such Antecedent Fiscal Years.

             "Antecedent  Fiscal Years" means (i) in relation
        to the 1995 Fiscal Year, the 1994 Fiscal Year, (ii) in relation to the 1996 Fiscal Year, the 1994 and 1995 Fiscal Years, (iii) in relation to the 1997
        and  1998  Fiscal   Years,  the  three   immediately
        preceding Fiscal Years.

             SECTION 8.2.6. Consolidated Corporate Overhead. Permit the Consolidated Corporate Overhead of GACC
        and   its     Subsidiaries   for  any   Fiscal  Year
        identified below to exceed the amount specified below opposite such Fiscal Year:

                                          M a x i m u m
        Consolidated
                     Fiscal Year           Corporate
        Overhead

                       1994                 $4,500,000
                       1995                 $4,750,000
                       1996                 $5,000,000
                       1997                 $5,250,000
                       1998                 $5,500,000

             SECTION 8.2.7.  Investments.      Make,   incur,
        assume, or suffer to exist any Investment in any other Person, except:

                 (a) Permitted Investments;

                 (b) Investments   in   Associated   Persons
             permitted by Section 8.2.11;

                 (c) Investments in the form of intercompany
             loans or advances by (i) GACC to GABCO  or GABCO
             Sub, (ii) GABCO  to GACC or  GABCO Sub and (iii)
             GABCO Sub to GACC, GABCO or LSI;

                 (d) Investments in the form of intercompany
             loans or advances by the Borrower and LSI to GABCO Sub, provided that such loans or advances are permitted by clause (b) of Section 8.2.8;

                 (e) Investments (i)  by GACC  in  Permitted
             Capital Stock of GABCO, (ii) by GABCO in Permitted Capital Stock of GABCO Sub and (iii) by GABCO Sub in Permitted Capital Stock of the

             Borrower and LSI, provided that no Default shall result from any such Investment;

                 (f) Investments in an Acquired Station made
             with Reserved Net Disposition Proceeds, provided that the Acquisition of such Acquired Station is permitted by clause (c) of Section 8.2.9.

             SECTION  8.2.8.  Restricted  Payments.   Make or
        make any offer to make any Restricted Payments, except:

                 (a) the  declaration  and  payment  of cash
             dividends by (i) any Subsidiary of the Borrower to the Borrower, (ii) GABCO Sub to GABCO and
             (iii) GABCO to GACC;

                 (b) payments  by the  Borrower and  LSI  of
             cash   dividends  and   intercompany  loans  and
             advances to GABCO Sub in amounts (and only in such amounts) necessary:

               (i)  to permit  GABCO to  make (and  GABCO
             shall  use all proceeds  of such payments to
             make):

                   (A)        Restricted    Payments
                 permitted by clauses  (c) and  (f);
                 and

                   (B)    payments  to  satisfy  its
                 obligations  in   respect  of  live
                 action   residual    payments   and
                 participations related to  programs
                 sold  to  Worldvision  Enterprises,
                 which  payments, in  the aggregate,
                 shall not exceed $3,500,000;

               (ii)  to  permit  GACC  to make  (and GACC
             shall use  all proceeds of  such payments to
             make)  Restricted   Payments  permitted   by
             clauses (f), (g) and (j).

               (iii)  to permit  GABCO and  GACC to  make
             (and  GABCO and GACC  shall use all proceeds
             of  such  payments  to   make)  payments  to
             satisfy (A)  obligations of  GABCO and  GACC
             in   respect  of   sublease  shortfalls  and
             executive    compensation    and   severance
             arrangements  for   former  employees,   (B)
             obligations of  GABCO in  respect of GABCO's
             interests  in Theme  Park Partnership, which
             payments described  in clauses (A) and  (B),
             in   the   aggregate,   shall   not   exceed
             $2,200,000  during  the  1994  Fiscal  Year,
             $1,900,000  during  the  1995  Fiscal  Year,
             $900,000   during  the   1996  Fiscal  Year,
             $800,000 during  the 1997  Fiscal Year,  and

             $800,000  during  the  1998 Fiscal  Year and
             (C)  obligations  constituting  Consolidated
             Corporate  Overhead, in  an aggregate amount
             for any  Fiscal Year  not in  excess of  the
             maximum  amount permitted  by Section 8.2.6,
             less the  aggregate amount  paid or  accrued
             for   such   Fiscal   Year  in   respect  of
             Consolidated  Corporate   Overhead  of   the
             Borrower and its Subsidiaries.

             provided that no such payments by the Borrower or LSI of such cash dividends or intercompany loans or advances shall be permitted unless:

                     (x)  at   the   time   of   the
                 declaration and payment of any such
                 dividends,  and  at  the   time  of
                 payment  of  any   such  loans   or
                 advances,  and after  giving effect
                 thereto,   each   of  the   Special
                 Covenant  Conditions is  satisfied;
                 and

                     (y)  all   proceeds   of   such
                 payments by  the Borrower  and  LSI
                 are used  and applied substantially
                 contemporaneously  with the  making
                 of  such payments for the purposes,
                 and   only    for   the   purposes,
                 described in clauses (i),  (ii) and
                 (iii)   above,  and   the  Managing
                 Agents have  received such evidence
                 as   they  shall   have  reasonably
                 requested   from    the   Principal
                 Companies    of   such    use   and
                 application;

             (c) payments by GABCO of (i) accrued unpaid interest on GABCO 13% Notes (A) from the Effective Date to May 15, 1995, in cash at the annual rate of eleven percent (11%) and in the form of GABCO 13% PIK Notes at the annual rate of two percent (2%), and (B) after May 15, 1995, in cash at the annual rate of thirteen percent (13%), (ii) accrued unpaid interest on amounts due and payable under the GABCO 13% Notes and the GABCO 13% Note Exchange Agreement at the annual default rate not to exceed fourteen
        percent     (14%),     (iii) scheduled     mandatory
        prepayments of  GABCO 13% Notes required  by Section
        5.1 of the GABCO 13% Note Exchange Agreement, (iv) fees, costs and expenses of holders of GABCO 13% Notes payable by GABCO under the GABCO 13% Note Exchange Agreement; provided that such payments
        referred  to  in  clauses   (i)  through  (iv)   are
        required   by   the   interest  payment,   scheduled
        prepayment and  fees, costs and expenses provisions,
        and   are   not   prohibited   by   the   applicable
        subordination provisions, of the GABCO 13% Note Exchange Agreement, as in effect on the Effective

        Date or as amended from time to time in compliance with this Agreement and (v) the amounts described in clauses (B), (C) and (D) of Section 6.1.1(c)(i);

             (d) payments   and   prepayments  by   GABCO  of
        Indebtedness under the GABCO 13% Notes and the GABCO 13% Note Exchange Agreement with Net Debt Proceeds from the issuance by GACC or GABCO of Indebtedness permitted by clause (f) of Section
        8.2.2;   provided   that   (i)   such  payments   or
        prepayments       are       made       substantially
        contemporaneously with the receipt by GACC or GABCO of such Net Debt Proceeds, and (ii) such payments are not prohibited by the applicable subordination provisions contained in the GABCO 13% Note Exchange Agreement, as in effect on the Effective Date or as amended from time to time in compliance with this Agreement;

             (e) payments   and   prepayments  by   GABCO  of
        Indebtedness  under  the  GABCO 13%  Notes  and  the
        GABCO  13%   Note   Exchange  Agreement   with   Net
        Securities Proceeds from the issuance by GACC of Permitted Capital Stock; provided that (i) such
        payments  or  prepayments  are   made  substantially
        contemporaneously with the receipt by GACC of such Net Securities Proceeds, and (ii) such payments are
        not  prohibited  by  the   applicable  subordination
        provisions  of   the   GABCO   13%   Note   Exchange
        Agreement, as in effect on the Effective Date or as amended from time to time in compliance with this Agreement;

             (f) payments by GACC or GABCO (whichever of such Persons issued the Securities governing the Indebtedness permitted by clause (f) of Section 8.2.2) of (i) accrued unpaid interest, at the non-default rate permitted by clause (f) of Section
        8.2.2,   and   scheduled  mandatory   prepayment  or
        amortization  obligations,  in amounts  permitted by
        clause  (f)   of  Section   8.2.2,  in   respect  of
        principal of Indebtedness permitted by clause (f) of Section 8.2.2, (ii) accrued unpaid interest on
        amounts  due   and  payable  under  the  Instruments
        governing the Indebtedness permitted by clause (f) of Section 8.2.2, at the default rate permitted by clause (f) of Section 8.2.2, and (iii) fees, costs and expenses of holders of Indebtedness permitted by clause (f) of Section 8.2.2 payable by GACC or
        GABCO,   as   applicable,   under  the   Instruments
        governing such Indebtedness; provided that such payments are required by the interest payment,
        scheduled  prepayment  or  amortization   and  fees,
        costs   and  expenses   provisions,   and  are   not
        prohibited   by    the   applicable    subordination
        provisions, contained in the Instruments governing or relating to such Indebtedness as in effect on the date of issuance of such Indebtedness or as amended from time to time in compliance with this

        Agreement;

             (g) payments by GACC of accrued unpaid interest on GACC 14% Notes (i) from the Effective Date until (but not including) December 31, 1996, (A) in the form of GACC 14% PIK Notes and (B) if any holder of GACC 14% Notes would be entitled to interest on any interest payment date in an amount that is not an integral multiple of $100, in the form of cash in an amount equal to the excess of the amount of such interest over the highest integral multiple of $100 included in the amount of such interest, provided that the amount of such cash interest payments to all holders of GACC 14% Notes shall not exceed $175,000 during any Fiscal Year and (ii) from and after December 31, 1996, in cash, in each case at the annual rate of fourteen percent (14%); provided that such payments are required by the interest payment provisions of the GACC 14% Note Indenture, as in effect on the Effective Date or as amended
        from   time  to   time  in   compliance  with   this
        Agreement;

             (h) payments by GACC of Indebtedness under the GACC 14% Notes and the GACC 14% Note Indenture with Net Debt Proceeds from the issuance by GACC of Indebtedness permitted by clause (d) of Section 8.2.2; provided that (i) such payments are made substantially contemporaneously with the receipt by GACC of such Net Debt Proceeds, and (ii) each of the Special Covenant Conditions is satisfied at the time of such payment;

             (i) payments   and   redemptions  by   GACC   of
        Indebtedness under the GACC 14% Notes and the GACC 14% Note Indenture with Net Securities Proceeds from the issuance by GACC of Permitted Capital
        Stock;  provided   that   (i)   such   payments   or
        redemptions       are       made       substantially
        contemporaneously with the receipt by GACC of such Net Securities Proceeds, and (ii) each of the Special Covenant Conditions is satisfied at the time of such payment;

             (j) payments   by   GACC   of   accrued   unpaid
        interest,  at a  rate  permitted  by clause  (d)  of
        Section   8.2.2   in   respect   of   principal   of
        Indebtedness permitted by clause (d) of Section 8.2.2; provided that such payments are required by
        the  interest  payment   provisions,  and  are   not
        prohibited   by    the   applicable    subordination
        provisions, contained in the Instruments governing or relating to such Indebtedness, as in effect on the date of issuance of such Indebtedness or as amended from time to time in compliance with this Agreement;

             (k) payments by the Borrower of (i) accrued unpaid interest on outstanding Indebtedness under the WGHP Loan Agreement, at a rate permitted by clause (g) of Section 8.2.2, (ii) principal on
        outstanding   Indebtedness   under  the   WGHP  Loan
        Agreement, out of excess cash flow of WGHP-TV and with net proceeds of sales of WGHP Operating Assets and (iii) agents fees to the agent for the lenders under the WGHP Loan Agreement, but only if such agent is not AFC or one of its Affiliates, in an aggregate amount not to exceed $20,000 in any
        Fiscal   Year;  provided  that   such  payments  are
        required   by   the   interest  payment,   mandatory
        prepayment and required fee provisions of the WGHP Loan Agreement, and are not prohibited by the applicable subordination provisions contained in the WGHP Subordination Agreement, each as in effect on the Effective Date or as amended from time to time in compliance with this Agreement;

             (l) payments by any Subsidiary of GACC to GACC in respect of Indebtedness of such Subsidiary to GACC under the Tax Sharing Agreement; and

             (m) Restricted Payments to Associated Persons, to the extent permitted by Section 8.2.11.

             SECTION 8.2.9.  Mergers;  Acquisitions; Sales of
        Property.   Consolidate  or merge  with any  Person,
        engage in any Sale of any Broadcasting Station or all or any substantial part of its Property (either in a single transaction or a series of related
        transactions)  to   any   Person,  engage   in   any
        Acquisition of any Broadcasting Station or any other Person, or sell and thereafter lease back all or any part of its Property except

                 (a) any Permitted Disposition;

                 (b) any  Sale   by  the  Borrower  of   the
             operating assets, including all FCC Licenses, of any Broadcasting Station; provided, that:

                   (i)   the    sole   consideration
                 payable  to  or  receivable  by the
                 Borrower  in  connection with  such
                 Sale consists  of cash  payable  at
                 the  closing  of  such  Sale  in an
                 amount not less than the fair value
                 of  the  Property  subject  to such
                 Sale;

                   (ii) the operating  cash flow  of
                 such  Broadcasting Station  for the
                 most  recently  completed Reference
                 Period for which the  Lenders shall
                 have    received   the    financial
                 statements   required   by  Section
                 8.1.1(b),   plus    the   aggregate
                 operating cash  flow of  all  other
                 Broadcasting  Stations sold  by the

                 Borrower   during  such   Reference
                 Period,   shall   not  exceed   ten
                 percent  (10%) of  the Consolidated
                 Operating Cash Flow of GACC and its
                 Subsidiaries  for  such   Reference
                 Period (computed  without regard to
                 such Sale);

                   (iii) on  and as  of the  date of
                 such  Sale,  each  of  the  Special
                 Covenant  Conditions  is satisfied;
                 and

                   (iv)  the  Borrower shall  either
                 (A)  prepay  Loans  with   all  Net
                 Disposition  Proceeds of  such Sale
                 on the  date  of such  Sale or  (B)
                 have demonstrated to the reasonable
                 satisfaction of the Managing Agents
                 and  the  Required  Lenders  on  or
                 prior to the date of such Sale that
                 all  Net  Disposition  Proceeds  of
                 such  Sale not used to prepay Loans
                 on the date of such Sale ("Reserved
                 Net Disposition Proceeds")  will be
                 used in an Acquisition permitted by
                 clause (c), and shall pledge to the
                 Collateral  Agent  on  the  date of
                 such  Sale,  as  security  for  the
                 obligations,  pursuant  to  a  cash
                 collateral pledge agreement in form
                 and  substance satisfactory  to the
                 Collateral Agent,  all Reserved Net
                 Disposition Proceeds  of such Sale.
                 All  such Reserved  Net Disposition
                 Proceeds  shall  be  held   by  the
                 Collateral  Agent  in pledge  until
                 such  time  as   the  Borrower   is
                 prepared     to    complete     the
                 Acquisition   of   a   Broadcasting
                 Station in compliance with  all the
                 conditions set forth in clause (c),
                 at which time the  Collateral Agent
                 shall release to  the Borrower  all
                 Reserved  Net Disposition  Proceeds
                 required   by   the   Borrower   to
                 complete such  Acquisition, and the
                 Borrower shall  immediately use all
                 such  proceeds   to  complete  such
                 Acquisition.

             Any excess Reserved Net Disposition Proceeds shall be used to prepay Loans in accordance with Section 3.3.2(b). Upon the failure of the Borrower to satisfy any of the conditions set forth in clause (c), all Reserved Net Disposition Proceeds shall be used to prepay Loans in accordance with Section 3.3.2(b); and

                 (c) any  Acquisition by  the Borrower  of a
             Broadcasting   Station    with   Reserved    Net
             Disposition Proceeds, provided, that

                   (i)   the  Borrower   shall  have
                 demonstrated   to  the   reasonable
                 satisfaction of the Managing Agents
                 and the Required  Lenders that  the
                 Broadcasting Station to be acquired
                 (the   "Acquired   Station")   will
                 generate   operating   cash    flow
                 approximately  equal   to  (A)  the
                 historical  operating cash  flow of
                 the  Broadcasting Station  the Sale
                 of which has produced such Reserved
                 Net Disposition Proceeds (the "Sold
                 Station")   multiplied  by   (B)  a
                 fraction  having  as its  numerator
                 the  cash  purchase  price  of  the
                 Acquired Station and having  as its
                 denominator the total amount of Net
                 Disposition Proceeds  received from
                 the Sale of the Sold Station;

                   (ii)  the   Borrower  shall  have
                 entered  into  a  binding  purchase
                 agreement  for  the Acquisition  of
                 the Acquired  Station within ninety
                 (90)  days  after the  Sale  of the
                 Sold Station;

                   (iii)  the   Acquisition  of  the
                 Acquired  Station   is  consummated
                 within two hundred  ten (210)  days
                 after the date the binding purchase
                 agreement for  such Acquisition has
                 been entered into by the Borrower;

                   (iv) all  of the Property  of the
                 Acquired  Station  shall  be  owned
                 exclusively  by  the  Borrower  and
                 shall be pledged to  the Collateral
                 Agent  for  the   benefit  of   the
                 Secured Parties as security for all
                 the   Obligations,    pursuant   to
                 Security  Instruments  satisfactory
                 to  the  Managing  Agents,  and all
                 filings,   recordings   and   other
                 actions necessary in the reasonable
                 judgment of the Managing  Agents to
                 create in favor  of the  Collateral
                 Agent a first-priority Lien  on all
                 such   Property  shall   have  been
                 taken; and

                   (v) on and as of the date of such
                 Acquisition,  each  of the  Special
                 Covenant   Conditions    has   been
                 satisfied.

             SECTION 8.2.10. Modification, etc. of Certain Agreements and Governing Documents. Consent to or enter into or permit any amendment, supplement or other modification of any Ancillary Document or any Governing Document of any Transaction Party;

             SECTION 8.2.11. Transactions  with   Affiliates.
        Enter into any transaction or agreement with any Associated Person, or permit any GABCO Subsidiary to enter into, engage in, enter into any commitment
        with   respect   to,  or   perform   any,  Affiliate
        Transaction, except:

             (a) the incurrence of Indebtedness  by any GABCO
        Subsidiary to GACC under the Tax Sharing Agreement and the payment of any such Indebtedness by such GABCO Subsidiary;

             (b) Investments permitted by clauses (b), (c) and (d) of Section 8.2.7;

             (c) loans  or   advances  to  employees  of  any
        Transaction  Party   in  the   ordinary  course   of
        business for travel expenses, drawing accounts or other similar business related expenses;

             (d) the sale by the Borrower of advertising time to an Associated Person that is not resold by
        such   Associated  Person,  or  the  purchase  by  a
        Transaction Party of insurance from an Associated Person that is an insurance carrier or through an Associated Person that is an insurance agency, in each case in the ordinary course of business, provided that the terms of each such sale of advertising time or purchase of insurance is no less favorable to the Borrower or such Transaction Parry, as the case may be, than would be the case if such sale or purchase had been entered into with a Person that is not an Associated Person; and

             (e) any other agreements or transactions with an Associated Person that would not otherwise be permitted by any of the other provisions of this
        Section 8.2.11, provided, that (i) the terms of such agreement or transaction are no less favorable to the Principal Companies and their Subsidiaries
        than   would  be  the  case  if  such  agreement  or
        transaction had been entered into with a Person that is not an Associated Person, and (ii) the potential aggregate value payable or receivable by the Transaction Parties in connection with all such
        transactions  during  any  Fiscal  Year  shall   not
        exceed $1,000,000.

             SECTION 8.2.12.  Capital  Stock.   Issue,  sell,
        transfer, pledge, mortgage, assign or dispose of any shares of any Capital Stock of any Principal Company or any Subsidiary of any Principal Company, except (a) the pledge of Capital Stock of the

        Borrower and LSI to the Collateral Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement, (b) the pledge of Capital Stock of GABCO for the benefit of the holders of the GACC 14% Notes pursuant to the GACC Pledge Agreement,
        (c) the pledge of Capital Stock of GABCO Sub for the benefit of the holders of the GABCO 13% Notes pursuant to the GABCO Pledge Agreement, (d) the issuance by GACC of shares of its Permitted Capital Stock, provided that no Default is continuing at the time of such issuance or would result from such issuance, and (e) the issuance by GABCO, GABCO Sub, the Borrower or LSI of such Person's Permitted Capital Stock pursuant to Investments permitted by clause (e) of Section 8.2.7; or

             SECTION   8.2.13.  Restrictive  or  Inconsistent
        Agreements.   Enter  into  or  become bound  by  any
        Contractual Obligation:

             (a) (other than the Loan Documents and the Other Debt Documents (as in effect on the Effective Date or as amended from time to time in compliance
        with    this   Agreement))    which,   directly   or
        indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or otherwise
        imposes   any   materially  adverse   or  burdensome
        condition  upon,  the  declaration  or  payment   of
        dividends,  the  incurrence  of   Indebtedness,  the
        granting of Liens,  the making of loans  or advances
        to  any  other  Principal  Company  or   Transaction
        Party, or the amendment or modification of any of the Loan Documents; or

             (b) containing   any  provision  that  would  be
        violated  or  breached   by  any  Loan  or   by  the
        performance  by any  of the  Transaction Parties  of
        their  obligations   hereunder  or  under  any  Loan
        Document.

             SECTION 8.2.14.  Fiscal   Year.     Change   its
        Fiscal Year.

             SECTION 8.2.15. Change of Location, Name or Deposit Accounts. Change (a) the location of its
        principal   place   of  business,   chief  executive
        office, major executive office, chief place of business or records concerning its business and financial affairs, or (b) its name or the name under or by which it conducts its business, or (c) with respect to the Borrower or LSI, open any new account for the deposit of funds, in each case, without first giving the Collateral Agent written notice thereof and having taken any and all action required by the Collateral Agent to maintain and preserve the Liens in favor of the Collateral Agent provided under the Collateral Documents.

             SECTION 8.2.16.  ERISA Compliance.

             (a) Permit any Single  Employer Plan to incur an
        "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived;

             (b) Fail to contribute to any Single Employer Plan to an extent which, or terminate any Single Employer Plan in a manner which, could result in the imposition of a Lien on the Property of any of
        the   Principal   Companies   or   any   of    their
        Subsidiaries; or

             (c) Permit  or   take  any  action  which  would
        result in the aggregate benefit liabilities (within the meaning of Section 4001 of ERISA) of any Single Employer Plan exceeding the value of the current assets of such Plan.

             SECTION    8.3.  No   Claims    Against    GABCO
        Subsidiaries.   GABCO and, upon its execution of the
        Accession Agreement, GACC acknowledge and agree with the Borrower, the Agents and the Lenders as follows:

             (a) The  obligations of GACC  under the GACC 14%
        Note Indenture and the GACC 14% Notes, and of GABCO under the GABCO 13% Note Exchange Agreement and the GABCO 13% Notes are obligations of GACC and GABCO
        only,  and no GABCO   Subsidiary  has any Contingent
        Obligation with respect thereto or with respect to any other Indebtedness of GACC or GABCO.

             (b) The GABCO Subsidiaries have no obligation to pay dividends to or to make Investments in GACC
        or  GABCO   for  the  purpose  of   funding  payment
        obligations of GACC or GABCO to the holders of GACC 14% Notes or GABCO 13% Notes or otherwise.


                             ARTICLE IX

                          EVENTS OF DEFAULT

             SECTION 9.1.  Events  of  Default.    The   term
        "Event of Default" shall mean any of the events set forth in this Section occurring or existing at any time on or after the Effective Date (or, with respect to any of the events described in Section 9.1.7, occurring at any time after the date of this Agreement).

             SECTION 9.1.1.  Non-Payment   of    Obligations.
        The Borrower (or, with respect to clause (c), any Transaction Party) shall default

             (a) in the  payment  or  prepayment  under  this
        Agreement or  any Note when due  of any principal of
        the  Loans,   and   such  default   shall   continue
        unremedied for a period of one (1) Business Day;

             (b) in the payment or prepayment when due under this Agreement or any Note of any interest on any Loan or any Fees payable under Section 3.5, and such default shall continue unremedied for a period of three (3) Business Days; or

             (c) in   the   payment   when  due   under  this
        Agreement or any of the other Loan Documents of any other amount (other than an amount referred to in clause (a) or (b)), and such default shall continue unremedied for a period of five (5) Business Days.

             SECTION 9.1.2.  Non-Performance    of    Certain
        Obligations.   The Principal Companies shall default
        in the due performance or observance of any of its obligations under Section 8.1.2, 8.1.7, 8.1.12 or
        Section   8.2   (including  Section   8.2.1  through
        8.2.16, inclusive).

             SECTION 9.1.3.  Non-Performance     of     Other
        Obligations.   Any Transaction  Party shall  default
        in the  due performance   and observance  of any  of
        its obligations in any of the Loan Documents (other than those obligations specified in Section 9.1.1
        or   9.1.2)   and   such   default  shall   continue
        unremedied  for   fifteen  (15)  days  after  notice
        thereof shall have been given to the Borrower by the Administrative Agent.

             SECTION 9.1.4.  Breach   of   Warranty.      Any
        representation or warranty of any Transaction Party under any Loan Document is or shall be incorrect in any material respect when made or deemed made.

             SECTION 9.1.5.  Default    Under    Other   Debt
        Documents.    Any  of  the  following  events  shall
        occur:

             (a) any Transaction Party shall fail to pay any principal, interest or other amounts due in respect of any Indebtedness under any Other Debt Document;

             (b) any   Indebtedness  under   any  Other  Debt
        Document is accelerated or otherwise becomes due and payable prior to its scheduled payment date;

             (c) any default or event of default occurs under any Other Debt Document;

             (d) any  holder  or   holders  of  any   of  the
        Indebtedness under any Other Debt Document, or any Representative of any such holder or holders, shall exercise, purport to exercise, give any notice of its intention to exercise or become entitled by the terms of any Other Debt Document to exercise (i) any right to accelerate Indebtedness outstanding under any Other Debt Document, (ii) any right to
        require  any  Restricted  Payment  to   be  made  in
        respect of such Indebtedness, or (iii) any other remedies under any Other Debt Document; or

             (e) any Transaction Party shall make, offer to make or become obligated to make or offer to make,
        any   Restricted   Payment   in   respect   of   any
        Indebtedness under  any Other  Debt Document  (other
        than   Restricted   Payments   permitted   by   this
        Agreement   and  other   than   offers  to   make  a
        Restricted  Payment   where  the   making  of   such
        Restricted  Payment   is  contingent   on  all   the
        Obligations  first   having  been   paid  in   full)
        including  any  optional  prepayment   of  principal
        under any Other Debt Document, any payment required by the GACC 14% Indenture or the GABCO 13% Note Exchange Agreement upon a change in control, or any payment required by the GABCO 13% Note Exchange Agreement out of excess cash flow or upon a sale of assets;

             SECTION 9.1.6.  Default       Under        Other
        Instruments.   Any Principal  Company or  any of its
        Subsidiaries shall fail  to make any payment  of any
        Indebtedness   (other  than   the  Obligations)  the
        outstanding   principal  amount   of  which  exceeds
        $500,000,  or shall fail  to perform  or observe the
        terms   of   any   Instrument   relating   to   such
        Indebtedness,  and  such failure  shall  permit  any
        holder  of   such  Indebtedness   to  declare   such
        Indebtedness to be immediately due and payable or to otherwise be accelerated, or any Lien on any Property of any Principal Company or any such Subsidiary securing any such Indebtedness shall be foreclosed upon.

             SECTION 9.1.7.  Bankruptcy,   Insolvency,   etc.
        Any Principal Company or any Subsidiary of any Principal Company shall

             (a) generally fail to pay its debts as they become due, or admit in writing its inability to pay its debts as they become due;

             (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for any Principal Company or any such Subsidiary or any Property of any thereof, or
        make  a  general   assignment  for  the  benefit  of
        creditors;

             (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the involuntary appointment of a trustee, receiver, sequestrator or other custodian for any Principal Company or any such Subsidiary or for a substantial part of the Property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within thirty days;

             (d) permit or  suffer to  exist the  involuntary
        commencement   of,  or   voluntarily  commence,  any
        bankruptcy,  reorganization,  debt  arrangement,  or
        other   case   or   proceeding   (other   than   the
        Reorganization   Cases)  under   any  bankruptcy  or
        insolvency  laws, or permit  or suffer  to exist the
        involuntary   commencement   of,    or   voluntarily
        commence,    any   dissolution,    winding   up   or
        liquidation proceeding (except for the voluntary dissolution, not under bankruptcy or insolvency law, of any such Person that is not a Transaction Party), in each case, by or against any Principal Company or any such Subsidiary, provided that if not commenced by any Principal Company or any such Subsidiary, such proceeding shall be consented to or acquiesced in by any Principal Company or any such Subsidiary, or shall result in the entry of an order for relief or shall remain undismissed for thirty (30) days;

             (e) with   respect  to  any  Transaction  Party,
        permit  or suffer to  exist the  commencement of any
        case,   proceeding  or  other   action  seeking  the
        issuance of a warrant of attachment, execution, distraint or similar process against all or any material part of its Property (except for any such attachment or similar process that would constitute a Permitted Lien); or

             (f) take any corporate action authorizing, or in furtherance of, any of the foregoing.

             SECTION 9.1.8.  Judgments.    A  final  judgment
        which, with other such outstanding final judgments against any of the Principal Companies and any of
        their   Subsidiaries,   exceeds   an  aggregate   of
        $500,000 (net of actual insurance coverage with respect thereto), shall be rendered against any
        Principal   Company   or  any   Subsidiary   of  any
        Principal Company and, within thirty (30) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged.

             SECTION 9.1.9.  ERISA.    Any of  the  following
        events shall occur:

             (a) any Single Employer Plan shall fail to maintain the minimum funding standard required by
        Section 412 of the Code for any plan year, or a waiver of such standard or the extension of any amortization period is sought or granted under
        Section 412(d) or (e) of the Code;

             (b) any Plan is or shall have been terminated or the subject of termination proceedings under ERISA, or an event shall have occurred entitling the PBGC to terminate a Plan under Section 4042(a) of ERISA; or

             (c) any Principal Company, any Subsidiary of any Principal Company or any ERISA Affiliate shall have incurred or become likely to incur liability
        to  or  an   account  of  a  termination  of   or  a
        withdrawal from a Plan under Section 4062, 4063, 4064, 4201, 4204 or 515 of ERISA;

        and there shall result from any such event or events either (i) the provision of security to induce the issuance of a waiver or extension of any funding requirement under Section 412 of ERISA, or
        (ii) liability, or a material risk of incurring liability, to the PBGC or a Plan or a trustee appointed under Section 4042 or 4049 of ERISA in excess of $500,000.

             SECTION 9.1.10.  Broadcasting Stations.   Any of
        the following events shall occur with respect to any Broadcasting Station or FCC License material to the operations of the Borrower:

             (a) the  commencement   by  any   Communications
        Regulatory Authority of any proceedings to suspend, revoke, terminate, require the divestiture of or
        adversely  modify   any  such  FCC   License,  which
        proceedings are not dismissed or discharged within thirty (30) days;

             (b) on-the-air  broadcasting operations  of  any
        Broadcasting   Station(s)  owned   by  the  Borrower
        accounting for, in the aggregate, ten percent (10%) or more of the consolidated net operating revenues
        of  the  Borrower  and  its   Subsidiaries  (i)  are
        interrupted at any time for more than 120 hours during any period of 20 consecutive days (the last day of such period being hereinafter referred to as the "Interruption Determination Date"), and (ii) the Borrower shall not have satisfied the Required Lenders by the 30th day following the Interruption Determination Date that the Borrower will receive
        proceeds   of   business    interruption   insurance
        sufficient to cover the aggregate lost operating revenues resulting from such interruption;

             (c) the   entry  of   any  order   by   the  FCC
        suspending, revoking, terminating, requiring the divestiture of or adversely modifying any such FCC
        License;

             (d) any loss, revocation or failure to timely file for renewal of any such FCC License; or

             (e) any   designation  of   an  application  for
        renewal of any such FCC License for an evidentiary hearing.

             SECTION 9.1.11.  Impairment  of  Security,  etc.

        Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective, or cease to be the legally valid, binding and enforceable obligation of any Transaction Party thereto; or any Transaction Party or any other Person shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligations shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions permitted by the Loan Documents.

             SECTION 9.1.12. Change of Control.   At any time
        after the Effective Date, any of the following shall occur:

             (a) AFC shall cease to own and control, both legally and beneficially, with the power to vote, at least that number of shares of Class A Common Stock equal to the greater of (i) the number of shares of Class A Common Stock so owned by AFC on the Effective Date (after giving effect to the Reorganization) minus the number of shares of Class A Common Stock equal to eight percent (8%) of the shares of Class A Common Stock outstanding on the
        Effective   Date  (after   giving   effect  to   the
        Reorganization) and (ii) the number of shares of Class A Common Stock equal to twenty-five percent
        (25%)   of  the  shares  of  Class  A  Common  Stock
        outstanding on the Effective Date (after giving effect to the Reorganization) (in each case, with
        appropriate   proportional   adjustments   for   any
        dividend payable in shares of Class A Common Stock, any stock split or other subdivision of shares of Class A Common Stock or any reverse stock split or other combination of shares of Class A Common Stock);

             (b) GACC shall cease to own and control, both legally and beneficially, with the power to vote, one hundred percent (100%) of the Capital Stock of GABCO of every class;

             (c) GABCO shall cease to own and control, both legally and beneficially, with the power to vote, one hundred percent (100%) of the Capital Stock of GABCO Sub of every class;

             (d) GABCO Sub shall cease to own and control, both legally and beneficially, with the power to vote, one hundred percent (100%) of the Capital
        Stock of the Borrower of every class; or

             (e) any Person  or Persons and any Affiliates of
        any such Person  or Persons acting in  concert shall
        at   any   time   own   or   control,   legally   or
        beneficially, directly or indirectly, a number of outstanding shares of Class A Common Stock of GACC in excess of the number of outstanding shares of such class owned legally and beneficially by AFC at such time; any Person or Persons and any Affiliates of any such Person or Persons acting in concert (other than AFC) shall possess, through ownership of Capital Stock, contract, proxy or otherwise, the power to elect or cause the election of a majority of the members of the Board of Directors of GACC; or a majority of the members of the Board of Directors of GACC shall not have been nominated or otherwise approved by AFC.

             SECTION 9.1.13.  Materially   Adverse    Effect.
        Any  event or events  shall have  occurred since the
        Effective  Date   which,  individually  or   in  the
        aggregate, have had or are reasonably likely to have, a Materially Adverse Effect.


               SECTION 9.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (e) of Section 9.1.7 shall occur, the outstanding principal amount of all Loans and the outstanding amount of all other Obligations shall automatically be and become immediately due and payable, all without notice, demand, presentment or other action of any kind.

               SECTION 9.3. Action if Other Event of Default. If any Event of Default (other than an Event of Default described in
          Section 9.2) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall, upon notice or demand, declare all or any portion of the outstanding principal amount of the Loans and the outstanding amount of all other Obligations to be immediately due and payable, whereupon such Loans and other Obligations shall be and become immediately due and payable, in each case without further notice, demand, presentment or other action of any kind.

               SECTION 9.4. Commitment Termination Event. If any Commitment Termination Event shall occur, the Commitments shall automatically terminate, all without notice, demand, presentment or other action of any kind.


                                    ARTICLE X

                THE ADMINISTRATIVE AGENT, THE MANAGING AGENTS AND
                               THE COLLATERAL AGENT

               SECTION 10.1. Actions. Each Lender and the holder of each Note hereby authorizes the Administrative Agent, each Managing Agent and the Collateral Agent to act on behalf of such Lender or holder under this Agreement and the other Loan Documents and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent, either Managing Agent or the Collateral Agent, as the case may be (with respect to which the

          Administrative Agent, either Managing Agent or the Collateral Agent, as the case may be, agrees that it will, subject to the next three sentences of this Section, comply in good faith except to the extent that it is advised by counsel that such compliance would be contrary to any Applicable
          Law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent, each Managing Agent or the Collateral Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender agrees (which agreement shall survive any termination of this Agreement) to indemnify each Agent, promptly upon demand, Ratably at the time such demand is transmitted, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (collectively, "Indemnified Costs") which may at any time be imposed on, incurred by, or asserted against such Agent, in any way relating to or arising out of this Agreement or any of the other Loan Documents, including the reimbursement of any Agent for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel, amounts paid in settlement and court costs) incurred by such Agent hereunder or in connection herewith or in enforcing the obligations of the Transaction Parties under this Agreement or any of the other Loan Documents, in all cases as to which such Agent is not reimbursed by the Principal Companies; except for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which (a) a court of competent jurisdiction has found, in a final nonappealable order, resulted directly and primarily by reason of such Agent's gross negligence or willful misconduct or (b) have been reimbursed by the Principal Companies pursuant to Section 12.4. No Agent shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless indemnified to its satisfaction by the Lenders against any Indemnified Costs. If any indemnity in favor of any Agent shall become impaired, such Agent may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. Any of the Agents may delegate their duties hereunder to Affiliates, agents or attorneys-in-fact selected in good faith by the delegating Agent.

               SECTION 10.2.  Exculpation.        Notwithstanding    any
          provision to the contrary elsewhere in this Agreement or any of the other Loan Documents, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Neither the Agents nor any of their respective directors, officers, employees or agents (collectively, the "Related Parties") shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor shall any Agent or any of the Related Parties be responsible for any recitals or representations or warranties herein or therein, or for the effectiveness, enforceability, validity, or due execution of this Agreement or any other Loan Document, nor shall any Agent or any of the Related Parties be obligated to make any inquiry respecting the performance by the Transaction Parties of their obligations hereunder or thereunder, or to inspect the Properties, books or records of the Transaction Parties. The Agents shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which it believes to be genuine and to have been presented by a proper Person. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, to the extent this Agreement requires a higher percentage, such higher percentage), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Obligations. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, to the extent this Agreement requires a higher percentage, such higher percentage) as it deems appropriate.

               SECTION 10.3.  Successor.    Subject  to the  appointment
          and acceptance of a successor as provided below, the Administrative Agent, each Managing Agent and the Collateral Agent may resign as such at any time upon at least thirty
          (30) days' prior notice to the Borrower and all Lenders and any such Agent may be removed at any time with reasonable cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders may, upon consultation with the Borrower, appoint another Lender which is a commercial banking institution or trust institution having a combined capital and surplus of at least $500,000,000 as a successor Administrative Agent, Managing Agent or Collateral Agent, as the case may be. If the Required Lenders do not make such appointment within ten days, the resigning or removed Administrative Agent, Managing Agent or Collateral Agent, as the case may be, shall, upon consultation with the Borrower, appoint a new Administrative Agent, Managing Agent or Collateral Agent, as the case may be, from among the Lenders which are commercial banking or trust institutions having a combined capital and surplus of at least $500,000,000 or, if no Lender accepts such appointment, from among all other commercial banking institutions or trust institutions having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent, Managing Agent or Collateral Agent, as the case may be, such successor Administrative Agent, Managing Agent or Collateral Agent shall thereupon become the Administrative Agent, Managing Agent or Collateral Agent hereunder and under the applicable Loan Documents and shall be entitled to receive from the prior Administrative Agent, Managing Agent or Collateral Agent, as the case may be, such documents of transfer and assignment as it may reasonably request, and the resigning or removed Administrative Agent, Managing Agent or Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.

               SECTION 10.4.  Collateral  Documents,  etc.   Each Lender
          hereby authorizes the Collateral Agent to enter into the applicable Collateral Documents and the Administrative Agent and each Managing Agent to enter into any other Loan Documents and each thereof to take all action contemplated thereby. Each Lender agrees that no Lender shall have any right individually to seek to realize upon any security granted by or guaranty provided by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Lenders, the Collateral Agent, the Managing Agents and the Administrative Agent upon the terms of the Collateral Documents.

               SECTION 10.5. Loans by Agents. Any Lender which may at any time be acting as Administrative Agent, Managing Agent or Collateral Agent and as a Lender hereunder, shall have the same rights and powers with respect to any Loans made by it and any Notes held by it as any Lender and may exercise the same as if it were not the Administrative Agent, Managing Agent or Collateral Agent, and the term "Lender" and, when appropriate, "holder", shall include any Lender who is then an Agent.

               SECTION 10.6.  Credit    Decisions.        Each    Lender
          acknowledges that it has, independently of the Administrative Agent, each Managing Agent, the Collateral Agent and each other Lender, and based on the financial information referred to in Sections 7.4 and 7.5 and such other documents, information, and investigations as it has deemed appropriate, made its own credit decision to make its Commitment and its
          Loan. Each Lender also acknowledges that it will, independently of the Administrative Agent, each Managing Agent, the Collateral Agent and each other Lender, and based on such documents, information, and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, the Collateral Documents, the Notes or the other Loan Documents.

               SECTION 10.7. Notices, etc. to the Administrative Agent. The Administrative Agent will distribute to each Lender each Instrument received for such Lender's account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.


                                    ARTICLE XI

                       ADDITIONAL LENDERS AND PARTICIPANTS

               SECTION 11.1.  Participations by Lenders.

               SECTION 11.1.1 Participations. During the period commencing with the date of this Agreement and ending ninety
          (90) days after the Effective Date (the "Initial Syndication Period"), the Managing Agents may, for their benefit as Lenders and for the benefit of any other Lender that informs the Managing Agents of its desire to sell participating interests hereunder during such period, sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender under this Agreement and under the other Loan Documents (which sales shall be, as nearly as practicable, and permitting customary rounding of such sales and resulting retained interests, on a pro rata basis as to the Loans, Notes, Commitments and other interests of all such Lenders). After the expiration of the Initial Syndication Period, any Lender may, in the ordinary course of its business and in accordance with Applicable Law, sell to one or more Participants participating interests in any Loan owing to such Lender, any Note held by such Lender, or any other interest of such Lender under this Agreement and under the other Loan Documents. In the event of any such sale by a
          Lender of participating interests to a Participant, such Lender's Obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents and such Lender shall retain the sole right to enforce the Obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement. It is understood that nothing in the prior sentence or elsewhere in this Section 11.1.1 shall prohibit a Lender from agreeing with any Participant that such Lender will not take any action that would require approval of all of the Lenders under Section 12.14 without the consent of such Participant. Each Lender hereby agrees that it will not agree with any Participant that it will not take any action without such Participant's consent unless such action would require approval of all Lenders under Section 12.14.

               SECTION 11.1.2. Participant's Right of Setoff in Certain Cases. The Borrower agrees that each Participant shall be deemed to have all rights of set-off and bankers' lien provided by Applicable Law in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed, for the benefit of the Lenders and holders of Notes, in the agreement pursuant to which it shall have acquired its participating interest to purchase from the

          Lenders and holders of Notes such participations in the Notes held by them as shall be necessary to cause such Participant to share the amount recovered in exercising such right of set-off or bankers' lien pro rata in accordance with the aggregate unpaid principal and interest on the Loans held by each of them.

               SECTION  11.1.3.  Rights of  Participants.  The  Borrower
          also agrees that each Participant shall be entitled to the benefits of Sections 3.7, 4.5, 4.8 and 12.4 with respect to its participation in the Loans outstanding from time to time and all amounts to which any Participant is entitled thereunder shall be paid by the Borrower directly to the Lender; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

               SECTION 11.2.  Assignments by Lenders.

               SECTION    11.2.1.  Assignments.  During    the   Initial
          Syndication Period, the Managing Agents may, for their benefit as Lenders and the benefit of any other Lender that informs the Managing Agents of its desire to assign its rights and obligations under this Agreement and the other Loan Documents during such period, assign and transfer to any one or more additional banks or financial institutions ("Purchasing Lender"), all or any part of such Assigning Lender's rights and obligations (including Commitments) under this Agreement and the Notes (which assignments and transfers shall be, as nearly as practicable, and permitting customary rounding of such assignments and transfers, on a pro rata basis as to the rights and obligations of all such Lenders). After the Initial Syndication Period, any Lender (any such Lender (including the Managing Agents, as Lenders, being referred to herein as an "Assigning Lender"), may, in the ordinary course of its business and in accordance with Applicable Law, sell to any other Lender or any Affiliate of such Assigning Lender and, with the consent of the Managing Agents (such consent not to be unreasonably withheld), to one or more other Purchasing Lenders all or any part of its rights and obligations under this Agreement and the Notes. Any such assignment and transfer ("Assignment") shall be made pursuant to an Assignment and Acceptance Agreement, substantially in the form of Exhibit R attached hereto (an "Assignment and Acceptance Agreement"), executed by such Purchasing Lender and such Assigning Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register (as hereinafter defined); provided, however, that (a) the aggregate amount of Loans of the Assigning Lender being assigned pursuant to any such Assignment after the Initial Syndication Period shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000 (or, if less, the entire remaining amount of such Lender's Loan), and (b) each such Assignment shall be of a constant, and not a varying, percentage of all of the Assigning Lender's rights and obligations under this Agreement. From and after the effective date specified in each Assignment and Acceptance Agreement, which effective date must be at least five (5) Business Days after the execution and delivery of such Assignment and Acceptance Agreement to the Administrative Agent and (if required) the acceptance of such Assignment and Acceptance Agreement by the Administrative Agent (the "Transfer Effective Date"): (i) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder with respect to the Loans as set forth therein, and
          (ii) the Assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment of the entire remaining amount of an Assigning Lender's Loans, such Assigning Lender shall cease to be a party hereto).

               SECTION  11.2.2.  Effect  of  Assignment  and  Acceptance
          Agreement. Each Assignment and Acceptance Agreement duly executed and delivered in compliance with the foregoing provisions of Section 11.2.1 shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender hereunder and the resulting adjustment of Percentages.

               SECTION 11.2.3. Delivery of New Notes By Borrower Following Assignment. In the case of any Assignment under
          Section 11.2.1 after the Effective Date, within five (5) Business Days after the Transfer Effective Date determined pursuant to the applicable Assignment and Acceptance Agreement and Section 11.2.1, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, against surrender of the Note of the Assigning Lender to the Administrative Agent, a new Note to the order of the Purchasing Lender in an amount equal to the Loans assigned to it pursuant to such Assignment and Acceptance Agreement and, if the Assigning Lender has retained Loans hereunder, a new Note to the order of the Assigning Lender in a principal amount equal to the Loans retained by it hereunder. Such new Notes shall be dated the Transfer Effective Date (or such other date as may be agreed to by the Borrower, the Administrative Agent, the Assigning Lender and the Purchasing Lender) and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the Assigning Lender shall be returned by the Administrative Agent to the Borrower marked "cancelled."

               SECTION  11.2.4.  Administrative Agent's  Maintenance  of
          Register. The Administrative Agent shall maintain at its address a copy of each Assignment and Acceptance Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Managing Agent, the Collateral Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               SECTION 11.2.5. Actions of Administrative Agent; Fees. Upon its receipt of an Assignment and Acceptance
          Agreement executed by an Assigning Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Administrative Agent), together with (in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof) payment by the Purchasing Lender to the Administrative Agent for the account of the Administrative Agent of a registration and processing fee of $2,500, the Administrative Agent shall (a) promptly accept such Assignment and Acceptance Agreement, (b) on the Transfer Effective Date determined pursuant thereto and Section 11.2.1 record the information contained therein in the Register and (c) give notice of such acceptance and recordation to each of the Lenders and the Borrower.

               SECTION 11.2.6. Assigning Lender, Purchasing Lender, and Other Parties, Confirmations and Agreements. By executing and delivering an Assignment and Acceptance Agreement, the Assigning Lender thereunder and the Purchasing Lender thereunder shall confirm to and agree with each other and the other parties hereto as follows: (a) other than as provided in such Assignment and Acceptance Agreement, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Loan Documents or any other Instrument furnished pursuant hereto;
          (b) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Principal Companies or the performance or observance by any of the Principal Companies of any of their Obligations under this Agreement, any of the other Loan Documents or any other Instrument furnished pursuant hereto; (c) such Purchasing Lender confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement; (d) such Purchasing Lender will, independently and without reliance upon any of the Agents, such Assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such Purchasing Lender appoints and authorizes the Managing Agents and the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement or any of the other Loan Documents as are delegated to the Managing Agents and the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; (f) such Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement or any of the other Loan Documents are required to be performed by it as a Lender; and (g) such Purchasing Lender
          (i) consents in all respects to the provisions of the Collateral Documents, (ii) agrees to be bound by the terms of the Collateral Documents and (iii) authorizes the Collateral Agent as Collateral Agent to act on its behalf under the Collateral Documents and to exercise such powers under the Collateral Documents as are delegated to the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

               SECTION 11.3.  Disclosure of  Information.  The Principal
          Companies   authorize  each   Lender  to  disclose     to  any
          Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the Principal Companies which has been delivered to such Lender by or on behalf of the Principal Companies or any Agent pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Principal Companies or any Agent in connection with such Lender's credit evaluation of the Principal Companies prior to becoming a party to this Agreement; provided, that, prior to any such disclosure, the Transferee or prospective Transferee shall agree to be bound by the provisions of
          Section 12.14.

               SECTION 11.4. Assistance. In order to facilitate the addition of Purchasing Lenders and Participants hereto, the Principal Companies agree to cooperate fully and promptly with each Assigning Lender, each Purchasing Lender and the
          Managing Agents in connection therewith and to provide all reasonable assistance requested by each Assigning Lender, each Purchasing Lender or the Managing Agents relating thereto, including, without limitation:

                    (a) the furnishing promptly of such written materials and financial information regarding the Principal Companies and their Subsidiaries as each such Assigning Lender, Purchasing Lender or the Managing Agents may reasonably request;

                    (b) the prompt execution of such documents as each such Assigning Lender, Purchasing Lender or the Managing Agents may reasonably request with respect thereto; and

                    (c) the participation by officers of the Principal Companies and their Subsidiaries in a meeting or teleconference call with prospective Purchasing Lenders or prospective Participants, upon the request of each such Assigning Lender, Purchasing Lender or the Managing Agents.

               SECTION 11.5. Taxes. If any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the

          United States or any state thereof, the Assigning Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (a) to represent to the Assigning Lender (for the benefit of the Assigning Lender, the Agents and the Borrower) that under Applicable Law no taxes will be required to be withheld by the Administrative Agent, the Borrower or the Assigning Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the Assigning Lender (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent and the Borrower) either U.S. Internal Revenue Service Form 4224, U.S. Internal Revenue Service Form 1001 or U.S. Internal Revenue Service Form W-8 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the Assigning Lender, the Administrative Agent and the Borrower) to provide the Assigning Lender (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with Applicable Laws of the U.S. and amendments duly executed and completed by such Transferee, and to comply from time to time with Applicable Law with regard to such withholding tax exemption.

               SECTION 11.6. Federal Reserve Bank. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable law.


                                   ARTICLE XII

                                  MISCELLANEOUS

               SECTION 12.1. Waivers, Amendments, etc. The provisions of this Agreement and the other Loan Documents may from time to time be amended, modified or waived, and any Collateral may be released, if such amendment, modification, waiver or release is consented to in writing by the Required Lenders and, in the case of any amendment or modification, the Principal Companies party to the relevant Loan Document; provided, however, that no such amendment, modification, waiver or release:

               (a) which would modify any requirement hereunder that any particular action be taken by all the Lenders shall be effective unless consented to by each Lender;

               (b) which would modify this Section, change the definition of "Required Lenders" or "Commitment Termination Event", release any Guaranty, waive any condition precedent contained in Section 6.1.1, increase the aggregate amount of the Commitments above $220,000,000, or extend the Commitments beyond March 15, 1994, shall be effective unless consented to by each Lender;

               (c)  which  would   release  any   substantial  (in   the
          reasonable judgment of the Managing Agents) part of the Collateral shall be effective unless consented to by each Lender, unless either (i) such release is in connection with the Sale of such Collateral, and substantially all Net Disposition Proceeds of such Sale are used to prepay principal of the Loans, (ii) such release is of Collateral consisting of WGHP-TV Operating Assets in connection with the Sale of such WGHP-TV Operating Assets, and substantially all net cash proceeds of such Sale are used to prepay any combination of principal of the WGHP Loan or principal of the Loans, (iii) such release is of Collateral consisting of cash and substantially all of such cash is used to prepay principal of the Loans, or (iv) such release is in connection with the Sale of such Collateral and substantially all the Net Disposition Proceeds of such Sale are not used to prepay principal of the Loans, provided that the aggregate amount of Net Disposition Proceeds not used to prepay principal of the Loans in all such Sales does not exceed $20,000,000 on a cumulative basis;

               (d) which would increase the Commitment or the Percentage of any Lender, reduce any Fees described in
          Section 3.5 payable to any Lender, extend the due date for, or reduce (other than by application of prepayments) the amount of, any Installment payable to any Lender, or any interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) of any Lender shall be made without the consent of each such Lender affected thereby; or

               (e) which would adversely affect the interests, rights or obligations of the Administrative Agent, either Managing Agent or the Collateral Agent in its capacity as the Administrative Agent, the Managing Agent or the Collateral Agent, as the case may be, or would amend the provisions of
          Section 3.1 or 3.6 relating to the transfer of funds between the Administrative Agent and the Lenders (including the types of funds or the method of such transfer), shall be made without the consent of the Administrative Agent, each Managing Agent or the Collateral Agent, as the case may be;

          The provisions of this Section 12.1 are subject to the provisions of Section 12.15. No failure or delay on the part of the Administrative Agent, either Managing Agent, the Collateral Agent, any Lender, or the holder of any Note in exercising any power or right under this Agreement, the Collateral Documents, the Notes or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower or any other Transaction Party in any case shall entitle it to any notice or demand in similar or other circumstances, unless otherwise required by the Loan Documents. The remedies herein provided are cumulative and not exclusive of any remedies provided in any of the other Loan Documents or at law or in equity.

               No waiver or approval by the Administrative Agent, either Managing Agent, the Collateral Agent, any Lender, or the holder of any Note under this Agreement, the Collateral Documents, the Notes or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

               SECTION 12.2. Notices. All notices and other communications provided to any party hereto under this Agreement, the Collateral Documents, the Notes or any other Loan Document shall (except as otherwise specifically provided herein or therein) be in writing or by facsimile transmission and addressed or delivered to it at its address designated for notices set forth below its signature hereto in the case of the Principal Companies, and in the case of the Administrative Agent, the Collateral Agent, each Managing Agent and each Lender at the address specified on Schedule I or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, and any notice, if transmitted by facsimile transmission, shall be deemed given when received.

               SECTION 12.3. Costs and Expenses. Each Principal Company agrees to pay all reasonable out-of-pocket expenses incurred by the Agents in connection with the structuring, preparation, negotiation, review, execution and delivery of this Agreement and each other Loan Document and Ancillary Document, including schedules and exhibits, and any amendments, consents or waivers to this Agreement, the other Loan Documents or related documents as may from time to time hereafter be required or requested (whether or not any of the same become effective), including reasonable (a) costs and expenses of syndication and (b) fees and expenses of counsel (including all local and special counsel) for the Agents from time to time incurred in connection therewith, whether or not the transactions contemplated hereby or thereby are consummated, and to pay all reasonable expenses of the Agents (including reasonable fees and expenses of counsel to the Agents) incurred in connection with the preparation and review of the form of any Instrument relevant to this
          Agreement, the consideration of legal questions relevant hereto and thereto, and the consideration and/or conduct of any proposed or actual restructuring or "workout" of any Obligations. The Borrower also agrees to reimburse each Agent and each Lender upon demand for all stamp or other taxes payable in connection with the execution, delivery or enforcement of this Agreement or any Instrument related hereto and for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by such Agent or such Lender in enforcing the Obligations of the Principal Companies and the other Transaction Parties under this Agreement or any other Loan Document and the consideration and/or conduct of any proposed or actual restructuring or "workout" of any Obligations.

               SECTION 12.4.  Indemnification.  In consideration  of the
          execution and delivery of this Agreement by each Lender and the extension of the Commitments, each Principal Company hereby indemnifies, exonerates and holds each of the Agents and each of the Lenders and each of their respective shareholders, officers, directors, employees, agents subsidiaries and Affiliates (collectively the "Indemnified Parties" and, individually, an "Indemnified Party") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, damages, and expenses actually incurred in connection therewith or any of the transactions contemplated hereby (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable fees and disbursements of counsel, amounts paid in settlement and court costs (the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to, or as a direct or indirect result of:

               (a)  any  transaction  described in  or  contemplated  by
          Section 6.1 or financed or to be financed in whole or in part or directly or indirectly with the proceeds of any Loan;

               (b) the entering into or performance of this Agreement or any of the other Loan Documents by any of the Indemnified Parties or any of the Principal Companies; and

               (c) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, any real property owned or operated by any of the Principal Companies or any of their Subsidiaries of any
          Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under Environmental Law), regardless of whether or not caused by, or within the control of, any of the Principal Companies or any of their Subsidiaries;

          except for any portion of such Indemnified Liabilities which a court of competent jurisdiction has found, in a final, nonappealable order, resulted solely by reason of such Indemnified Party's gross negligence or willful misconduct or breach by such Indemnified Party of its obligations under the Loan Documents. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each of the Principal Companies hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law, except as aforesaid to the extent not payable by reason of the Indemnified Party's gross negligence or willful misconduct or breach of such obligations.

               SECTION 12.5. Survival. The obligations of the Principal Companies under Sections 3.7, 4.5, 4.8, 12.3, and
          12.4 and the obligations of the Lenders under Section 10.1 shall in each case survive any termination of this Agreement and the repayment of the Obligations. The representations and warranties made by the Transaction Parties in this Agreement and in each other Loan Document, and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith, shall survive the execution and delivery of this Agreement and each Loan Document and the making of the Loans.

               SECTION 12.6. Severability. Any provision of this Agreement, the Notes or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, the Notes or such other or enforceability of any such provision in any other jurisdiction.

               SECTION 12.7. Headings. The various headings of this Agreement and of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such Loan Document or any provisions hereof or thereof.

               SECTION 12.8. Counterparts; Entire Agreement. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, the Notes, the other Loan Documents, and any Assignment and Acceptance Agreement constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

               SECTION 12.9. CHOICE OF LAW. THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE COMMONWEALTH OF MASSACHUSETTS AND SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

               SECTION 12.10. SERVICE OF PROCESS. EACH PRINCIPAL COMPANY BY ITS EXECUTION HEREOF (A) HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER
          HEREOF OR THEREOF, AND (B) HEREBY, WAIVES TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. EACH PRINCIPAL COMPANY HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY CHAPTER 223A OF THE GENERAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, AND AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED IN OR PURSUANT TO

          SECTION 12.2 IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE.

               SECTION 12.11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

               (a) no Principal Company may assign or transfer its rights or obligations hereunder without the prior written consent of all Lenders; and

               (b) the rights of sale, assignment, participation and transfer by the Lenders are subject to Article XI.

               SECTION 12.12. Other Transactions; Consent to Relationships. Nothing contained herein shall preclude the Administrative Agent, the Managing Agents, the Collateral
          Agent or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any Loan Document, with any of the Principal Companies or any of their Affiliates in which such Principal Company or such Affiliate is not restricted hereby from engaging with any other Person.

               SECTION 12.13.  Further   Assurances.      Each  of   the
          Principal Companies hereby agrees that it will, from time to time at its own expense, promptly execute and deliver all further Instruments, and take all further action, that may be necessary or appropriate, or that the Administrative Agent, either Managing Agent, the Collateral Agent or the Required Lenders may reasonably request, in order to perfect or protect any Lien granted or purported to be granted under the Collateral Documents, to enable the Lenders, the Administrative Agent, either Managing Agent or the Collateral Agent to exercise and enforce their rights under this Agreement and the other Loan Documents and otherwise to carry out the intent of this Agreement and the other Loan Documents.

               SECTION 12.14. Confidentiality. Each Lender shall, for a period of two (2) years, hold all non-public information obtained pursuant to the requirements of this Agreement, which has been identified in writing as confidential by any Principal Company, in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, provided that in any event it is understood and agreed that each Lender may make disclosure of such information (a) at any time after an Event of Default, (b) to its examiners, Affiliates, outside auditors, counsel, and other professional advisors in connection with this Agreement, (c) as reasonably required by any bona fide prospective Participant or Purchasing Lender or actual Participant or Purchasing Lender in connection with the contemplated transfer of any Commitment, Loan or Note or any participation therein or (d) as required or requested by any Governmental Authority or pursuant to legal process; provided, further, that,

                      (i) unless prohibited by any Applicable Law, each Lender shall notify the Borrower promptly of any request by any Governmental Authority (other than any such request in connection with an examination of the financial condition of such Lender by such Governmental Authority) for disclosure of any such non-public information and shall exercise its reasonable efforts to permit the Principal Companies, if practical, to respond to such notice prior to disclosure of such information; and

                     (ii) in no event shall any Lender be obligated or required to return any materials furnished by the Principal Companies.

               SECTION 12.15. Release of Collateral, Subordination of Liens. Each Lender hereby authorizes the Collateral Agent to execute and deliver, on behalf of all Lenders and without any further consent or other action by the Lenders, (a) such releases, termination statements and other documents as are necessary or appropriate to release Collateral from the Lien of the Collateral Documents in connection with any Sale permitted by this Agreement or in connection with any release of Collateral permitted by this Agreement or any of the Collateral Documents, and (b) the WGHP Subordination Agreement, providing for the subordination of the Liens granted to the Collateral Agent in the WGHP-TV Operating Assets to the Liens granted to or for the benefit of the WGHP Lender in the WGHP-TV Operating Assets.

               SECTION 12.16. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE MANAGING AGENTS, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND THE LENDERS AND EACH PRINCIPAL COMPANY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF YOU OR ANY PRINCIPAL COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PRINCIPAL COMPANY ACKNOWLEDGES THAT THE PROVISIONS OF THIS
          SECTION 12.16 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE MANAGING AGENTS, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND THE LENDERS ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER PRESENT OR FUTURE LOAN DOCUMENT. ANY OF THE MANAGING AGENTS, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT OR THE LENDERS OR ANY PRINCIPAL COMPANY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS
          SECTION 12.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE MANAGING AGENTS, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND THE LENDERS AND EACH PRINCIPAL COMPANY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

               SECTION 12.17. Amendment and Restatement of Original Loan Agreement. This Agreement represents an amendment and restatement of the Loan Agreement, dated as of August 20,

          1993, among the Borrower, GABCO, the financial institutions party thereto as lenders, Bank of Boston, as administrative agent, Continental, as collateral agent, Bank of Boston and Continental as managing agents, and Bank of Boston, Continental and The Chase Manhattan Bank, N.A., as co-agents.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.


                                   GREAT AMERICAN TELEVISION AND
                                    RADIO COMPANY, INC.


                                   By:
                                       Its:

                                   Address:  One East Fourth Street
                                             Cincinnati, Ohio 45202
                                   Fax:  (513) 721-8413
                                   Attention:  Gregory C. Thomas


                                   GREAT AMERICAN BROADCASTING
                                    COMPANY


                                   By:
                                       Its:

                                   Address:  One East Fourth Street
                                             Cincinnati, Ohio 45202
                                   Fax: (513) 721-8413
                                   Attention: Gregory C. Thomas


                                   CONTINENTAL BANK, N.A. as
                                    Collateral Agent, as Managing
                                    Agent, as Co-Agent and as one
                                    of the Lenders


                                   By:
                                       Its:


                                   THE FIRST NATIONAL BANK OF
                                    BOSTON, as Administrative
                                    Agent, as Managing Agent, as
                                    Co-Agent and as one of the
                                    Lenders


                                   By:
                                       Its:

                                   THE CHASE MANHATTAN BANK, N.A.,
                                    as Co-Agent and as one of the
                                    Lenders


                                   By:
                                       Its:


                                   THE BANK OF NEW YORK, as one of
                                    the Lenders


                                   By:
                                       Its:


                                   BANK OF MONTREAL, as one of the
                                    Lenders


                                   By:
                                       Its:


                                   NATIONAL WESTMINSTER BANK USA,
                                    as one of the Lenders


                                   By:
                                       Its:


                                   CHEMICAL BANK, as one of the
                                    Lenders


                                   By:
                                       Its:


                                   BANQUE PARIBAS, as one of the
                                    Lenders


                                   By:
                                       Its:


                                   By:
                                       Its:
                                   STAR BANK, N.A., as one of the
                                    Lenders


                                   By:
                                       Its:

                                   THE PROVIDENT BANK, as one of the
                                    Lenders


                                   By:
                                       Its: